UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

AMENDMENT NO. 1

Tier ii offering

Offering Statement UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

CLEAN ENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Date: December 19, 2019

Nevada	3990	20-2675800
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

2990 Redhill Ave,

Costa Mesa, California 92626

Telephone: (949) 273-4990

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

www.cetyinc.com/

www.heatrecoverysolutions.com

THIS OFFERING CIRCULAR SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

An Offering Circular pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. The securities referenced herein may not be sold, nor may offers to buy be accepted, before the Offering Circular filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of the securities referenced herein in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The issuer of the securities referenced herein may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED September 27, 2019

UP TO A MAXIMUM OF $10,000,000 OR 300,000,000 SHARES OF COMMON STOCK

MINIMUM INDIVIDUAL INVESTMENT: None

This is a public offering of the securities of Clean Energy Technologies, Inc. (the “Company”). The Company is offering, on a best-efforts, self-underwritten basis, a number of shares of our common stock, par value $.001 per share (the “Common Stock”) at a fixed priced per share between $0.025 and $0.10 with no minimum amount to be sold and up to a maximum of 300,000,000 shares (the “Shares”) to be sold not to exceeding $10,000,000 in gross proceeds (the “Offering”).

These securities are speculative and involve a high degree of risk. You should purchase shares of Common Stock only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 9, of this Offering Circular.

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best effort’s basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit all proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Shares by the Company.

Sale of the Shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F). This Offering will terminate if the Maximum Offering is reached, or if it is not reached, 365 days from the commencement of the Offering (the “Termination Date”)

This Offering will be conducted on a “best-efforts” basis, which means our Chief Executive Officer and directors will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our officer and directors will not receive any commission or any other remuneration for these sales. In offering the Shares on our behalf, our officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded on the OTCQB Market under the symbol “CETY.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 9 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)(3)	$
Underwriting Discounts and Commissions (4)	$
Proceeds to Company (5)	$

(1) We are offering shares on a continuous basis. See “Plan of Distribution.”

(2) This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best effort’s basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See: “Plan of Distribution - Procedures for Subscribing.”

(3) The Company will provide final pricing information after qualification by the Commission in a final or supplemental offering circular before or at the time of sale of our Common Stock. The Company reserves the right to change the fixed price per share to the public and file a post-qualification amendment to the Offering Circular.

(4) We are offering these securities without an underwriter; however, we may retain crowdfunding sites, brokers, dealers, or underwriters upon filing a post-qualifying amendment to the Offering Circular.

(5) Excludes estimated total offering expenses, including underwriting discount and commissions. Such expenses are estimated to be between $50,000 and $100,000 assuming the maximum offering amount is sold, and we do not use an underwriter or placement agent

Our Board of Directors used its business judgment in setting a value of between $0.025 and $0.10 per share to the Company as consideration for the stock to be issued under the Offering.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

The date of this Offering Circular is December 19, 2019.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, the term “CETY,” “we,” “us,” “our” or “the Company” refers to Clean Energy Technologies, Inc. The term ‘‘fiscal year’’ refers to our fiscal year ending December 31, 2018. The term ‘‘Common Stock’’ refers to shares of the Company’s common stock, par value $.001 per share.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Description of Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	Our independent accountants have issued a going concern opinion,

●	Intense competition, which may reduce our sales, operating profits, or both,

●	Our ability to obtain future financing,

●	Our ability to execute our strategic plan,

●	Dilution due to exercise of Convertible notes

●	We are in default of our agreements with General Electric and Cybernaut Zfounder Ventures ,

●	Our products may be displaced by newer technology,

●	Majority ownership by our principal shareholders, directors and executive officers,

●	Concentration of customers,

●	We are a Penny Stock and lack of liquidity in trading our common stock,

●	Failure to maintain effective internal controls,

●	Our highly competitive market,

●	Limited human resources and ability manage our growth, and

●	Dependence on our management, senior professionals and other key personnel.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

Background

Mission Statement

Our goal is to become a leading provider of renewable and energy efficiency products and solutions by helping commercial companies and municipalities eliminate energy waste, reduce emissions, lower cost and generate incremental revenue.

Industrial facilities, power plants, high rise buildings and waste to energy plants currently waste heat and energy during their production processes. Our Clean Cycle TM generators are used in commercial and industrial heat generators to boost their overall energy efficiency. Our products save fuel, reduce pollution, require little maintenance and provide an attractive return on investment.

Our principal product is the Clean Cycle TM heat generator acquired from General Electric International, offered through our wholly owned subsidiary Heat Recovery Solutions, (HRS).

Our plan is to raise additional working capital so that we can expand our global sales and marketing efforts in order to provide additional funds require to bid on and install Clean CycleTM heat generators in existing installations and new development projects. In addition, we need working capital to provide our customers with project financing and our operations, engineering and repayment of debt. See “Use of Proceeds.”.

We plan to use additional cash flow generated from our new projects and this financing to expand our business lines into the design engineering and project management services for biomass and cogeneration plants and development of the next generation of heat generators and other clean energy product solutions.

Overview

We design, produce and market clean energy products and integrated solutions focused on energy efficiency and renewables. Our initial principal product is the Clean CycleTM heat generator, offered through our wholly owned subsidiary Heat Recovery Solutions, (HRS). The Clean CycleTM generator captures waste heat from a variety of sources and turns it into electricity. By using our Clean CycleTM generator commercial and industrial heat generators boost their overall energy efficiency and the savings created provide our customers with a fast return on their investment. The Clean CycleTM generator saves fuel, reduces pollution and requires little maintenance. We also use our Clean CycleTM generator to manufacture Biomass Power Plants and Co-generation Distribution Power Plants that produce clean energy.

Clean Cycle II Heat Generator	Containerized Clean Cycle II Heat Generator

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Over 123 Clean CycleTM generators are installed to date with 88 units used in biomass/landfill projects, 4 with diesel electric generators, 3 with turbine electric generators and 26 in industrial electric production applications.

We compete based on efficiency, maintenance and our customer’s return on investment. We have a proprietary magnetic bearing technology with several global patents that we acquired from General Electric International. We believe that the magnetic turbine technology is more efficient than our competitor’s turbines which allows our systems to generate more electricity at lower heat ranges. Because our generator is magnetic, it requires less maintenance than our competitors who use oil, gearbox and rubber seals in their turbines. We have the advantage of selling a system that was originally manufactured and sold by General Electric International so our Clean CycleTM generator has a substantial market base and we believe has a reputation as one of the defacto standards in the market.

The Clean CycleTM generator is delivered on a turnkey basis and does not require major planning for design, manufacturing and installation. In addition to attractive returns on capital investment, we believe that the ease of installation distinguishes our Clean Cycle™ generators by significantly reducing installation time, improving delivery times and lowering costs.

A Complete ORC System

We estimate that one clean system using our Clean CycleTM generator can generate 1 GWh of electricity per year from waste heat and avoid more than 350 metric tons of CO2 per year which we estimate is the annual equivalent of the CO2 emissions of approximately 200 cars.

Our financial status creates doubt about whether we will continue as a going concern. The Company had a total stockholder’s deficit of $4,795,694 and a working capital deficit of $6,170,618 and a net loss of $2,810,017 for the year ended December 31, 2018. The company also had an accumulated deficit of $11,599,735 as of December 31, 2018 and used $1,442,899 in net cash from operating activities for the year ended December 31, 2018. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern.

Company Information

We were incorporated in California in July 1995 under the name Probe Manufacturing Industries, Inc. We redomiciled to Nevada in April 2005 under the name Probe Manufacturing, Inc. We manufactured electronics and provided services to original equipment manufacturers (OEMs) of industrial, automotive, semiconductor, medical, communication, military, and high technology products. On September 11, 2015 Clean Energy HRS, or “CE HRS”, our wholly owned subsidiary acquired the assets of Heat Recovery Solutions from General Electric International. In November 2015, we changed our name to Clean Energy Technologies, Inc.

Our principal executive offices are located at 2990 Redhill Avenue, Costa Mesa, CA 92626. Our telephone number is (949) 273-4990. Our common stock is listed on the OTCQB Markets under the symbol “CETY.”

Our internet website address is www.cetyinc.com and our subsidiary’s web site is www.heatrecoverysolutions.com The information contained on our websites are not incorporated by reference into this document, and you should not consider any information contained on, or that can be accessed through, our website as part of this document.

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The Offering

Common Stock offered by the Company	Up to a maximum 300,000,000 shares of common stock.

Offering price per share	A fixed price per share between $.025 and $.10 per share per share with no minimum amount to be sold but not to exceed $10,000,000 in gross proceeds. A final fixed strike price will be determined upon qualification or in a final or supplemental offering circular at the time of sale of our Common Stock.

Common Stock outstanding before the Offering	753,907,656 shares. We also have additional convertible notes, warrants and convertible preferred shares convertible into shares, please see below:

Outstanding Common Stock fully diluted.	1,387,940,995 shares on a fully diluted basis.

Common stock outstanding after the Offering of Our Common Stock	1,053,907,656, 953,907,656, and 883,907,656 shares of Common Stock, respectively, assuming we sell all of our Common Stock at offering prices of $.025 per share, $.05 per share and $.10 per share.

Minimum number of shares to be offered.	None.

Market for the common shares	Our common shares trade in the OTCQB Market under the ticker symbol CETY. The average trading price per share is $0.023 for the last 5 trading days prior to the date of this Offering Circular.

Use of Proceeds	We intend to use the net proceeds from this offering to repay outstanding debt, fund the expansion of our sales and marketing activities, with the balance added to working capital which may include the funding of strategic acquisitions. We have not yet identified any acquisition candidates.

Dividend Policy	We do not anticipate paying any cash dividends on our Common Stock at any time in the foreseeable future.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) Three-Hundred-Sixty-Five days after this Offering Circular becomes qualified with the Securities and Exchange Commission, (ii) the date on which all the shares registered hereunder have been sold or (iii) at any earlier time and for any reason we may also terminate the offering.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be between $50,000 and $100,000 assuming the maximum offering amount is sold and we do not use an underwriter or placement agent.

Risk Factors	You should carefully read and consider the information set forth under the heading “Risk Factors” and all other information set forth in this Offering Circular before deciding to invest in our Common Stock.

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Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

Our independent accountants have issued a going concern opinion and if we cannot obtain additional financing and/or reduce our operating costs sufficiently, we may have to curtail operations and may ultimately cease to exist,

We face intense competition, which may reduce our sales, operating profits, or both,

Our ability to obtain future financing,

Our ability to execute our strategic plan,

Dilution due to exercise of convertible notes,

We are in default of our agreements with General Electric and Cybernaut Zfounder Ventures,

Our products may be displaced by newer technology;

Our principal shareholders, directors and executive officers, in the aggregate, beneficially own more than 50% of our outstanding common stock and these shareholders, if acting together, will be able to exert substantial influence over all matters requiring approval of our shareholders;

The majority of our sales come from a small number of customers with whom we do not have long term contracts; if we lose any of these customers, our sales could decline significantly;

Shares of our common stock are subject to the penny stock restrictions which creates a lack of liquidity and make trading difficult or impossible;

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected;

We have limited human resources and we may be unable to manage our growth with our limited resources effectively; and

We depend on our management, senior professionals and other key personnel.

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RISK FACTORS

Risks Relating to Our Company and Our Industry

OUR INDEPENDENT ACCOUNTANTS HAVE ISSUED A GOING CONCERN OPINION AND IF WE CANNOT OBTAIN ADDITIONAL FINANCING AND/OR REDUCE OUR OPERATING COSTS SUFFICIENTLY, WE MAY HAVE TO CURTAIL OPERATIONS AND MAY ULTIMATELY CEASE TO EXIST.

Our financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had a total stockholder’s deficit of $4,795,694 and a working capital deficit of $6,170,618 and a net loss of $2,810,017 for the year ended December 31, 2018. The company also had an accumulated deficit of $11,599,735 as of December 31, 2018 and used $1,442,899 in net cash from operating activities for the year ended December 31, 2018. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern. There can be no assurance that the Company will achieve its goals and reach profitable operations and is still dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) to generate positive cash flow from operations.

WE HAVE AN ACCUMULATED DEFICIT AND MAY INCUR ADDITIONAL LOSSES; THEREFORE, WE MAY NOT BE ABLE TO OBTAIN THE ADDITIONAL FINANCING NEEDED FOR WORKING CAPITAL, CAPITAL EXPENDITURES AND TO MEET OUR DEBT SERVICE OBLIGATIONS.

As of December 31, 2018, we had current liabilities of $7,613,813. Our debt could limit our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, or other purposes in the future, as needed; to plan for, or react to, changes in technology and in our business and competition; and to react in the event of an economic downturn.

We may not be able to meet our debt service obligations. If we are unable to generate sufficient cash flow or obtain funds for required payments, or if we fail to comply with covenants in our revolving lines of credit, we will be in default.

WE ARE IN DEFAULT IN OUR OBLIGATIONS TO OUR MAJOR CREDITORS

We are currently in default on the payment of $1,200,000, and $195,361 in accrued interest. This is the balance of the purchase price pursuant to our asset purchase agreement with General Electric International, due to a combination of our inability to raise sufficient capital as expected and our belief that we are entitled to a reduction in purchase price we paid as reflected in the principal amount of the outstanding note. In addition, we are in default in the amount of $972,233 in accrued transitional fees, we may use some of the proceeds to settle this obligation.

We are also in default of $187,285 payments of principal and interest on our notes payable to Cybernaut Zfounder Ventures.

We are in discussions with both General Electric International and Cybernaut Zfounder Ventures. We intend to pay the some or all of our obligation to Zfounder Ventures through the proceeds of this Offering.

IF DEMAND FOR THE PRODUCTS AND SERVICES THAT THE COMPANY OFFERS SLOWS, OUR BUSINESS WOULD BE MATERIALLY AFFECTED.

Demand for products which it intends to sell depends on many factors, including:

●	the economy, and in periods of rapidly declining economic conditions, customers may defer purchases or may choose alternate products; the cost of oil, gas and solar energy;
●	the competitive environment in the heat to power sectors may force us to reduce prices below our desired pricing level or increase promotional spending;

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●	our ability to maintain efficient, timely and cost-effective production and delivery of the products and services; and,

●	All of these factors could result in immediate and longer-term declines in the demand for the products and services that we offer, which could adversely affect our sales, cash flows and overall financial condition.

We operate in a highly competitive market. If we do not compete effectively, our prospects, operating results, and financial condition could be adversely affected.

The markets for our products and services are highly competitive, with companies offering a variety of competitive products and services. We expect competition in our markets to intensify in the future as new and existing competitors introduce new or enhanced products and services that are potentially more competitive than our products and services. We believe many of our competitors and potential competitors have significant competitive advantages, including longer operating histories, ability to leverage their sales efforts and marketing expenditures across a broader portfolio of products and services, larger and broader customer bases, more established relationships with a larger number of suppliers, contract manufacturers, and channel partners, greater brand recognition, and greater financial, research and development, marketing, distribution, and other resources than we do and the ability to offer financing for projects. Our competitors and potential competitors may also be able to develop products or services that are equal or superior to ours, achieve greater market acceptance of their products and services, and increase sales by utilizing different distribution channels than we do. Some of our competitors may aggressively discount their products and services in order to gain market share, which could result in pricing pressures, reduced profit margins, lost market share, or a failure to grow market share for us. If we are not able to compete effectively against our current or potential competitors, our prospects, operating results, and financial condition could be adversely affected.

WE MAY LOSE OUT TO LARGER AND BETTER-ESTABLISHED COMPETITORS.

The alternative power industry is intensely competitive. Most of our competitors have significantly greater financial, technical, marketing and distribution resources as well as greater experience in the industry than we have. Our products may not be competitive with other technologies, both existing at the current time and in the future. If this happens, our sales and revenues will decline, or fail to develop at all. In addition, our current and potential competitors may establish cooperative relationships with larger companies to gain access to greater development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share.

OUR INTERNATIONAL OPERATIONS SUBJECT US TO RISKS, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

Our international operations are exposed to the following risks, several of which are out of our control:

political and economic instability, international terrorism and anti-American sentiment, particularly in emerging markets;

●	preference for locally branded products, and laws and business practices favoring local competition;
●	unusual or burdensome foreign laws or regulations, and unexpected changes to those laws or regulations;
●	|import and export license requirements, tariffs, taxes and other barriers;
●	costs of customizing products for foreign countries;
●	increased difficulty in managing inventory;
●	less effective protection of intellectual property; and
●	difficulties and costs of staffing and managing foreign operations.

Any or all of these factors could adversely affect our ability to execute any geographic expansion strategies or have a material adverse effect on our business and results of operations.

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OUR PRODUCTS MAY BE DISPLACED BY NEWER TECHNOLOGY.

The alternative power industry is undergoing rapid and significant technological change. Third parties may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our technology obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes. We may not have the resources to do this.

WE MUST HIRE QUALIFIED ENGINEERING, DEVELOPMENT AND PROFESSIONAL SERVICES PERSONNEL.

We cannot be certain that we can attract or retain a sufficient number of highly qualified mechanical engineers, industrial technology and manufacturing process developers and professional services personnel. To deploy our products quickly and efficiently, and effectively maintain and enhance them, we will require an increasing number of technology developers. We expect customers that license our technology will typically engage our professional engineering staff to assist with support, training, consulting and implementation. We believe that growth in sales depends on our ability to provide our customers with these services and to attract and educate third-party consultants to provide similar services. As a result, we plan to hire professional services personnel to meet these needs. New technical and professional services personnel will require training and education and it will take time for them to reach full productivity. To meet our needs for engineers and professional services personnel, we also may use costlier third-party contractors and consultants to supplement our own staff. Competition for qualified personnel is intense, particularly because our technology is specialized and only a limited number of individuals have acquired the needed skills. Additionally, we will rely on third-party implementation providers for these services. Our business may be harmed if we are unable to establish and maintain relationships with third-party implementation providers.

WE MAY BE ADVERSELY AFFECTED BY SHORTAGES OF REQUIRED COMPONENTS. IN ADDITION, WE DEPEND ON A LIMITED NUMBER OF SUPPLIERS TO PROCURE OUR PARTS FOR PRODUCTION WHICH IF AVAILABILITY OF PRODUCTS BECOMES COMPROMISED IT COULD ADD TO OUR COST OF GOODS SOLD AND AFFECT OUR REVENUE GROWTH.

At various times, there have been shortages of some of the components that we use, as a result of strong demand for those components or problems experienced by suppliers. These unanticipated component shortages have resulted in curtailed production or delays in production, which prevented us from making scheduled shipments to customers in the past and may do so in the future. Our inability to make scheduled shipments could cause us to experience a reduction in our sales and an increase in our costs and could adversely affect our relationship with existing customers as well as prospective customers. Component shortages may also increase our cost of goods sold because we may be required to pay higher prices for components in short supply and redesign or reconfigure products to accommodate substitute components.

OUR PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS, IN THE AGGREGATE, BENEFICIALLY OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK AND THESE SHAREHOLDERS, IF ACTING TOGETHER, WILL BE ABLE TO EXERT SUBSTANTIAL INFLUENCE OVER ALL MATTERS REQUIRING APPROVAL OF OUR SHAREHOLDERS.

Our principal shareholders, directors and executive officers in the aggregate, beneficially own more than 50% our outstanding common stock on a fully diluted basis. These shareholders, if acting together, will be able to exert substantial influence over all matters requiring approval of our shareholders, including amendments to our Articles of Incorporation, fundamental corporate transactions such as mergers, acquisitions, the sale of the company, and other matters involving the direction of our business and affairs and specifically the ability to determine the members of our board of directors. (See “Security Ownership of Certain Beneficial Owners and Management”).

IF WE LOSE KEY SENIOR MANAGEMENT PERSONNEL OUR BUSINESS COULD BE NEGATIVELY AFFECTED. FURTHER, WE WILL NEED TO RECRUIT AND RETAIN ADDITIONAL SKILLED MANAGEMENT PERSONNEL AND IF WE ARE NOT ABLE TO DO SO, OUR BUSINESS AND OUR ABILITY TO CONTINUE TO GROW COULD BE HARMED.

Our success depends to a large extent upon the continued services of our executive officers. We could be seriously harmed by the loss of any of our executive officers. In order to manage our growth, we will need to recruit and retain additional skilled management personnel and if we are not able to do so, our business and our ability to continue to grow could be harmed. We are presently dependent to a great extent upon the experience, abilities and continued services of Kambiz Mahdi, our Chief Executive Officer. The loss of his services would delay our business operations substantially. Although a number of companies in our industry have implemented workforce reductions, there remains substantial competition for highly skilled employees.

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WE ARE SUBJECT TO ENVIRONMENTAL COMPLIANCE RISKS AND UNEXPECTED COSTS THAT WE MAY INCUR WITH RESPECT TO ENVIRONMENTAL MATTERS MAY RESULT IN ADDITIONAL LOSS CONTINGENCIES, THE QUANTIFICATION OF WHICH CANNOT BE DETERMINED AT THIS TIME.

We are subject to various federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, discharge and disposal of hazardous substances in the ordinary course of our manufacturing process. If more stringent compliance or cleanup standards under environmental laws or regulations are imposed, or the results of future testing and analyses at our current or former operating facilities indicate that we are responsible for the release of hazardous substances, we may be subject to additional remediation liability. Further, additional environmental matters may arise in the future at sites where no problem is currently known or at sites that we may acquire in the future. Currently unexpected costs that we may incur with respect to environmental matters may result in additional loss contingencies, the quantification of which cannot be determined at this time.

OUR SALES AND CONTRACT FULFILLMENT CYCLES CAN BE LONG, UNPREDICTABLE AND VARY SEASONALLY, WHICH CAN CAUSE SIGNIFICANT VARIATION IN REVENUES AND PROFITABILITY IN A PARTICULAR QUARTER.

The timing of our sales and related customer contract fulfillment is difficult to predict. Many of our customers are large enterprises, whose purchasing decisions, budget cycles and constraints and evaluation processes are unpredictable and out of our control. Further, the timing of our sales is difficult to predict. The length of our sales cycle, from initial evaluation to payment for our products and services, can range from several months to well over a year and can vary substantially from customer to customer. Our sales efforts involve significant investment in resources in field sales, marketing and educating our customers about the use, technical capabilities and benefits of our products and services. Customers often undertake a prolonged evaluation process. As a result, it is difficult to predict exactly when, or even if, we will make a sale to a potential customer or if we can increase sales to our existing customers. Large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. In addition, the fulfillment of our customer contracts is partially dependent on other factors related to our customers’ businesses that are not in our control. as with the sales cycle, this can also cause revenues and earnings to fluctuate from quarter to quarter. If our sales and/or contract fulfillment cycles lengthen or our substantial upfront investments do not result in sufficient revenue to justify our investments, our operating results could be adversely affected.

We have experienced seasonal and end-of-quarter concentration of our transactions and variations in the number and size of transactions that close in a particular quarter, which impacts our ability to grow revenue over the long term and plan and manage cash flows and other aspects of our business and cost structure. Our transactions vary by quarter, with the fourth quarter typically being our largest. If expectations for our business turn out to be inaccurate, our revenue growth may be adversely affected over time and we may not be able to adjust our cost structure on a timely basis and our cash flows may suffer.

OUR OPERATING MARGINS MAY DECLINE AS A RESULT OF INCREASING PRODUCT COSTS.

Our business is subject to significant pressure on pricing and costs caused by many factors, including competition, the cost of components used in our products, labor costs, constrained sourcing capacity, inflationary pressure, pressure from customers to reduce the prices we charge for our products and services, and changes in consumer demand. Costs for the raw materials used in the manufacture of our products are affected by, among other things, energy prices, consumer demand, fluctuations in commodity prices and currency, and other factors that are generally unpredictable and beyond our control. Increases in the cost of raw materials used to manufacture our products or in the cost of labor and other costs of doing business in the United States and internationally could have an adverse effect on, among other things, the cost of our products, gross margins, operating results, financial condition, and cash flows.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL REQUIRED TO GROW OUR BUSINESS, AND WE MAY NOT BE ABLE TO RAISE CAPITAL ON TERMS ACCEPTABLE TO US OR AT ALL.

Growing and operating our business will require significant cash outlays and capital expenditures and commitments. We have utilized cash on hand and cash generated from operations as sources of liquidity. If cash on hand and cash generated from operations are not sufficient to meet our cash requirements, we will need to seek additional capital, potentially through equity or debt financing, to fund our growth. Our ability to access the credit and capital markets in the future as a source of liquidity, and the borrowing costs associated with such financing, are dependent upon market conditions.

12

In addition, any equity securities we issue, including any preferred stock, may be on terms that are dilutive or potentially dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the offering price per share of our Common Stock. The holders of any equity securities we issue, including any preferred stock, may also have rights, preferences or privileges which are senior to those of existing holders of Common Stock. If new sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans based on available funding, if any, which would harm our ability to grow our business.

NATURAL DISASTERS AND OTHER CATASTROPHIC EVENTS BEYOND OUR CONTROL COULD ADVERSELY AFFECT OUR BUSINESS OPERATIONS AND FINANCIAL PERFORMANCE.

The occurrence of one or more natural disasters, such as fires, hurricanes, tornados, tsunamis, floods and earthquakes; geo-political events, such as civil unrest in a country in which our suppliers are located or terrorist or military activities disrupting transportation, communication or utility systems; or other highly disruptive events, such as nuclear accidents, pandemics, unusual weather conditions or cyber-attacks, could adversely affect our operations and financial performance. Such events could result, among other things, in operational disruptions, physical damage to or destruction or disruption of one or more of our properties or properties used by third parties in connection with the supply of products or services to us, the lack of an adequate workforce in parts or all of our operations and communications and transportation disruptions. These factors could also cause consumer confidence and spending to decrease or result in increased volatility in the United States and global financial markets and economy. Such occurrences could have a material adverse effect on us and could also have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage.

WE HAVE ISSUED A SUBSTANTIAL AMOUNT OF CONVERTIBLE SECURITIES WHICH IF CONVERTED WILL SUBSTANTIALLY DILUTE ALL OF OUR STOCKHOLDERS.

We have issued a substantial amount of convertible securities which, if converted, would result in substantial dilution to our stockholders. As of the date of this Offing Circular we have outstanding the convertible notes, warrants and preferred stock as set forth below:

Convertible Notes - and Approximate common share equivalents	448,006,839
Convertible Preferred series D and approximate common share equivalents	11,776,500
Warrants a and Common Stock equivalent’s	174,250,000
Total Convertible Common Stock equivalents	634,033,339

MGW Investments I Limited (“MGWI”) holds two notes, the interest and principal of which may be converted into shares of our common stock at a fixed conversion price of $.003 per share which, at the time of this Offering Circular, equal approximately 59,700,333 shares and 360,141,667 shares respectively, or an aggregate of 419,842,000 shares. In addition, MGWI holds a warrant to purchase 168,000,000 shares of our common stock. Calvin Pang, our director, is a beneficial owner of the securities held by MGWI. We have also issued warrants to purchase 6,250,000 shares of our common stock to other investors and convertible notes to other investors convertible into an additional 28,164,839 shares.

OUR ISSUANCE OF ADDITIONAL CAPITAL STOCK IN CONNECTION WITH FINANCINGS, ACQUISITIONS, INVESTMENTS, OUR EQUITY INCENTIVE PLANS, OR OTHERWISE WILL DILUTE ALL OTHER STOCKHOLDERS.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors, and consultants under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products, or technologies, and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.

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WE MAY MAKE ACQUISITIONS THAT ARE DILUTIVE TO EXISTING STOCKHOLDERS. IN ADDITION, OUR LIMITED EXPERIENCE IN ACQUIRING OTHER BUSINESSES, PRODUCT LINES AND TECHNOLOGIES MAY MAKE IT DIFFICULT FOR US TO OVERCOME PROBLEMS ENCOUNTERED IN CONNECTION WITH ANY ACQUISITIONS WE MAY UNDERTAKE.

We intend to evaluate and explore strategic opportunities as they arise, including business combinations, strategic partnerships, and the purchase, licensing or sale of assets. In connection with any such future transaction, we could issue dilutive equity securities, incur substantial debt, reduce our cash reserves or assume contingent liabilities.

Our experience in acquiring other businesses, product lines and technologies is limited. Our inability to overcome problems encountered in connection with any acquisitions could divert the attention of management, utilize scarce corporate resources and otherwise harm our business. Any potential future acquisitions also involve numerous risks, including:

●	problems assimilating the purchased operations, technologies or products;
●	costs associated with the acquisition;
●	adverse effects on existing business relationships with suppliers and customers;
●	risks associated with entering markets in which we have no or limited prior experience;
●	potential loss of key employees of purchased organizations; and
●	potential litigation arising from the acquired company’s operations before the acquisition.

Furthermore, acquisitions may require material charges and could result in adverse tax consequences, substantial depreciation, deferred compensation charges, in-process research and development charges, the amortization of amounts related to deferred compensation and identifiable purchased intangible assets or impairment of goodwill, any of which could negatively affect our results of operations.

WE MAY BE SUBJECT TO GOVERNMENT LAWS AND REGULATIONS PARTICULAR TO OUR OPERATIONS WITH WHICH WE MAY BE UNABLE TO COMPLY.

We may not be able to comply with all current and future government regulations which are applicable to our business. Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen’s compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

COMPLIANCE WITH CHANGING REGULATION OF CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE WILL RESULT IN ADDITIONAL EXPENSES.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

OUR REVENUE GROWTH RATE DEPENDS PRIMARILY ON OUR ABILITY TO EXECUTE OUR BUSINESS PLAN.

We may not be able to identify and maintain the necessary relationships within our industry. Our ability to execute our business plan also depends on other factors, including the ability to:

1. Negotiate and maintain contracts and agreements with acceptable terms;

2. Hire and train qualified personnel;

3. Maintain marketing and development costs at affordable rates; and,

4. Maintain an affordable labor force.

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WE HAVE BROAD DISCRETION IN THE USE OF THE NET PROCEEDS FROM THIS OFFERING AND MAY NOT USE THEM EFFECTIVELY.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the market price of our shares of common stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause the price of our shares of common stock to decline.

RISKS ABOUT OUR STOCK

OUR COMMON STOCK MAY BE DEEMED A “PENNY STOCK,” WHICH WOULD MAKE IT MORE DIFFICULT FOR OUR INVESTORS TO SELL THEIR SHARES.

Our common stock is currently subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or another national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenues of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in these securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK, WHICH MAY HAVE A DILUTIVE EFFECT ON OUR STOCKHOLDERS.

Our Certificate of Incorporation authorizes the issuance of 2,000,000,000 shares of common stock of which 753,907,656 are issued and outstanding and 20,000,000 shares of preferred stock, of which 7,500 shares are issued and 6,500 shares are outstanding as of December 11, 2019. The future issuance of our common stock may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

OUR BOARD OF DIRECTORS HAS AUTHORIZED A REVERSE STOCK SPLIT OF UP TO 50 SHARES OF OUR COMMON STOCK INTO ONE SHARE OF OUR COMMON STOCK WHICH MAY HAVE A DILUTIVE EFFECT ON OUR STOCKHOLDERS.

If implemented by our Board of Directors, a reverse stock split will reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, which will also have the effect of increasing the number of authorized but unissued shares. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing shareholders. The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

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OUR SECURITIES ARE THINLY TRADED WHICH DOES NOT PROVIDE LIQUIDITY FOR OUR INVESTORS.

Our securities are quoted on the OTCQB Market. The OTCQB Market is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the OTCQB Market are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB Market. Quotes for stocks included on the OTCQB Market are not listed in newspapers. Therefore, prices for securities traded solely on the OTCQB Market may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

Investors must contact a broker-dealer to trade on the OTCQB Market. As a result, you may not be able to buy or sell our securities at the times that you may wish. Furthermore, when investors place market orders to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

THE MARKET PRICE AND TRADING VOLUME OF SHARES OF OUR COMMON STOCK MAY BE VOLATILE.

The market price of our common stock could fluctuate significantly for many reasons, including for reasons unrelated to our specific performance, such as reports by industry analysts, investor perceptions, or negative announcements by customers, or competitors regarding their own performance, as well as general economic and industry conditions. In addition, when the market price of a company’s shares drops significantly, stockholders could institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

IF WE FAIL TO MAINTAIN EFFECTIVE INTERNAL CONTROLS OVER FINANCIAL REPORTING, THE PRICE OF OUR COMMON STOCK MAY BE ADVERSELY AFFECTED.

As a public reporting company, we are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting and may require attestation of this assessment by our independent registered public accountants. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants.

COMPLIANCE WITH CHANGING REGULATION OF CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE WILL RESULT IN ADDITIONAL EXPENSES.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE; THEREFORE, YOU MAY NEVER SEE A RETURN ON YOUR INVESTMENT.

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors.

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OUR OPERATING RESULTS AND SHARE PRICE MAY BE VOLATILE AND THE MARKET PRICE OF OUR COMMON STOCK AFTER THIS OFFERING MAY DROP BELOW THE PRICE YOU PAY.

Our quarterly operating results have in the past fluctuated and are likely to do so in the future. As a result, the trading price of the shares of our common stock following this offering is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this Offering Circular, these factors include:

●	the success of competitive products or technologies;
●	actual or anticipated changes in our growth rate relative to our competitors;
●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;
●	regulatory or legal developments in the United States and other countries;
●	the recruitment or departure of key personnel;
●	the level of expenses;
●	changes in our backlog in a given period;
●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
●	variations in our financial results or those of companies that are perceived to be similar to us;
●	fluctuations in the valuation of companies perceived by investors to be comparable to us;
●	inconsistent trading volume levels of our shares;
●	announcement or expectation of additional financing efforts;
●	sales of our common stock by us, our insiders or our other stockholders;
●	market conditions in the clean energy sector; and
●	general economic, industry and market conditions.

These and other factors, many of which are beyond our control, may cause our operating results and the market price and demand for our shares to fluctuate substantially. While we believe that operating results for any particular quarter are not necessarily a meaningful indication of future results, fluctuations in our quarterly operating results could limit or prevent investors from readily selling their shares and may otherwise negatively affect the market price and liquidity of our shares. In addition, the stock market in general, and companies in our markets in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. The realization of any of these risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of the shares of our common stock.

WE MAY BE SUBJECT TO SECURITIES LITIGATION, WHICH IS EXPENSIVE AND COULD DIVERT MANAGEMENT ATTENTION.

The market price of the shares of our common stock may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

IF YOU PURCHASE SHARES OF COMMON STOCK IN THIS OFFERING, YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION IN THE BOOK VALUE OF THE SHARES OF OUR COMMON STOCK.

The proposed initial public offering price of the shares of our common stock is substantially higher than the net tangible book value per share of our common stock after giving effect to the Offering. Investors purchasing shares of common stock in this Offering will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution. :

Further, because we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of equity or equity-linked securities, together with the exercise of outstanding options and any additional shares issued in connection with acquisitions, if any, may result in further dilution to investors. See Dilution.

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Risks Relating to this Offering

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Clean Energy Technologies, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

OUR CHIEF EXECUTIVE OFFICER AND OUR DIRECTORS HAVE LIMITED EXPERIENCE CONDUCTING A BEST EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED. AS A RESULT, WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND OUR INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Our Chief Executive Officer and directors have limited experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer, and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

WE ARE SELLING THE SHARES OF THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, and a direct public offering that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer and directors, who will receive no commissions. There is no guarantee that they will be able to sell any of the shares. Unless he is successful in selling the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan or employ broker dealers to assist us with the Offering in which case we could incur additional costs and issue additional securities convertible into our Common Stock as commissions.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten and direct public offering basis: no minimum number of shares must be sold in order for the offering to proceed. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the maximum offering of $10,000,000 is raised in this offering. There is no assurance that we will raise the full $10,000,000 maximum as anticipated.

$10,000,000 (100%) Gross Offering Proceeds:
Next 12 months
Planned Actions	Estimated Cost to Complete
Global Sales & Marketing	$1,400,000
Growth Capital, Supply Chain	3,000,000
Research and Development	1,000,000
Project Financing	2,000,000
Debt Restructuring	2,000,000
Equipment	500,000
Offering Expenses	100,000
TOTAL	$10,000,000

$7,500,000 (75%) Gross Offering Proceeds:
Next 12 months
Planned Actions	Estimated Cost to Complete
Global Sales & Marketing	$1,050,000
Working Capital	2,250,000
Research and Development	750,000
Project Financing	1,500,000
Debt Repayment or Restructuring	1,500,000
Equipment	375,000
Offering Expenses	75,000
TOTAL	$7,500,000

$5,000,000 (50%) Gross Offering Proceeds:
Next 12 months
Planned Actions	Estimated Cost to Complete
Global Sales & Marketing	$700,000
Working Capital	1,500,000
Research and Development	500,000
Project Financing	1,000,000
Debt Repayment or Restructuring	875,000
Equipment	375,000
Offering Expenses	50,000
TOTAL	$5,000,000

$2,500,000 (25%) Gross Offering Proceeds:
Next 12 months
Planned Actions	Estimated Cost to Complete
Global Sales & Marketing	$350,000
Working Capital	750,000
Research and Development	500,000
Project Financing	500,000
Debt Repayment or Restructuring	-
Equipment	350,000
Offering Expenses	50,000
TOTAL	$2,500,000

The above figures represent estimated costs for the next 12 months. In the event that the Company’s revenues are not sufficient to cover operating costs, including the salaries of management, the Company will use a portion of the proceeds to pay salaries of its officers. The Company will not use any of the proceeds to retire any debt to MGWI. however, it plans to use a portion of the proceeds to repay or restructure the terms of its other existing debt obligations to creditors of the Company. The Company intends to use a portion of the proceeds to finance certain equipment purchased by our customers in order to provide similar options provided by some of its competitors. Our working capital consists of funds that are required to fund anticipated new orders for the Company’s equipment such as raw materials and components, additional engineering, sales and support personnel and for other general working capital purposes.

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CAPITALIZATION

As of September 30, 2019

Cash and cash equivalents	$179,855
Stockholders’/members’ equity:
Preferred stock, $0.001 par value; 20,000,000 shares authorized, 7,500ssued and 6,500 outstanding	$650,000
Common stock, $0.001 par value; 2,000,000,000 authorized, 580,157,656 shares issued and outstanding,	$748,659
Shares to be issued	$5,000
Additional paid-in capital	$7,484,581
Accumulated earnings	$(13,886,994)
Total stockholders’ equity	$(4,998,754)
Total capitalization	$(4,818,899)

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Dilution

Each $.01 increase (decrease) in the assumed initial public offering price of  $0.05 per share, would increase (decrease) each of cash, additional paid-in capital, total stockholders’ (deficit) equity and total capitalization by approximately $3,000,000 million, assuming that the number of shares offered by us, as set forth on the cover page of this Offering Circular, remains the same, and after deducting estimated offering expenses payable by us. Similarly, each increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease) the pro forma as-adjusted amount of each of cash, additional paid-in capital, total stockholders’ (deficit) equity and total capitalization by approximately $50,000, assuming that the assumed initial public offering price remains the same, and after deducting the estimated offering expenses payable by us.

Percentage of funding	100%	100%	100%	75%	75%	75%
Offering price	$0.025	$0.050	$0.100	$0.025	$0.050	$0.100
Offering shares 25,000,000 if 100%	300,000,000	200,000,000	100,000,000	225,000,000	200,000,000	100,000,000
Total Gross Proceeds	$7,500,000	$10,000,000	$10,000,000	$5,625,000	$10,000,000	$10,000,000
Total Shares outstanding Prior to the Offering (Note 3)	753,907,656	753,907,656	753,907,656	753,907,656	753,907,656	753,907,656
Net Tangible Book value as of June 30, 2019 before the offering	$(4,998,754)	$(4,998,754)	$(4,998,754)	$(4,998,754)	$(4,998,754)	$(4,998,754)
Net Tangible Book value per share as of June 30, 2019 before the offering	$(0.0066)	$(0.0066)	$(0.0066)	$(0.0066)	$(0.0066)	$(0.0066)
Proforma outstanding Shares after offering	1,053,907,656	953,907,656	853,907,656	978,907,656	953,907,656	853,907,656
Offering Expense	$100,000	$100,000	$100,000	$75,000	$75,000	$75,000
Proceed from the offering (net of expenses)	$7,400,000	$9,900,000	$9,900,000	$5,550,000	$9,925,000	$9,925,000
Proforma Net Tangible book value after offering	$2,401,246	$4,901,246	$4,901,246	$551,246	$4,926,246	$4,926,246
Increase in book value	$7,400,000	$9,900,000	$9,900,000	$5,550,000	$9,925,000	$9,925,000
Proforma Net tangible book value per share after offering	$0.00228	$0.00514	$0.00574	$0.00056	$0.00516	$0.00577
Increase in book value per share	$0.00891	$0.01177	$0.01237	$0.00719	$0.01179	$0.01240
Initial public offering price	$0.0250	$0.0500	$0.1000	$0.0250	$0.0500	$0.1000
Proforma per share after offering	$0.0023	$0.0051	$0.0057	$0.0006	$0.0052	$0.0058
Dilution per share to new investors	$0.0227	$0.0449	$0.0943	$0.0244	$0.0448	$0.0942
Parent dilution	91%	90%	94%	98%	90%	94%

Percentage of funding	50%	50%	50%	25%	25%	25%
Offering price	$0.025	$0.050	$0.100	$0.025	$0.050	$0.100
Offering shares 25,000,000 if 100%	150,000,000	150,000,000	100,000,000	75,000,000	75,000,000	75,000,000
Total Gross Proceeds	$3,750,000	$7,500,000	$10,000,000	$1,875,000	$3,750,000	$7,500,000
Total Shares outstanding Prior to the Offering (Note 3)	753,907,656	753,907,656	753,907,656	753,907,656	753,907,656	753,907,656
Net Tangible Book value as of June 30, 2019 before the offering	$(4,998,754)	$(4,998,754)	$(4,998,754)	$(4,998,754)	$(4,998,754)	$(4,998,754)
Net Tangible Book value per share as of June 30, 2019 before the offering	$(0.0066)	$(0.0066)	$(0.0066)	$(0.0066)	$(0.0066)	$(0.0066)
Proforma outstanding Shares after offering	903,907,656	903,907,656	853,907,656	828,907,656	828,907,656	828,907,656
Offering Expense	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000
Proceed from the offering (net of expenses)	$3,700,000	$7,450,000	$9,950,000	$1,825,000	$3,700,000	$7,450,000
Proforma Net Tangible book value after offering	$(1,298,754)	$2,451,246	$4,951,246	$(3,173,754)	$(1,298,754)	$2,451,246
Increase in book value	$3,700,000	$7,450,000	$9,950,000	$1,825,000	$3,700,000	$7,450,000
Proforma Net tangible book value per share after offering	$(0.00144)	$0.00271	$0.00580	$(0.00383)	$(0.00157)	$0.00296
Increase in book value per share	$0.00519	$0.00934	$0.01243	$0.00280	$0.00506	$0.00959
Initial public offering price	$0.0250	$0.0500	$0.1000	$0.0250	$0.0500	$0.1000
Proforma per share after offering	$(0.0014)	$0.0027	$0.0058	$(0.0038)	$(0.0016)	$0.0030
Dilution per share to new investors	$0.0264	$0.0473	$0.0942	$0.0288	$0.0516	$0.0970
Parent dilution	106%	95%	94%	115%	103%	97%

1) Offering price of $025, $.5 and $.1 for the range of the percent of funding. Please see the table blow for a comparison with the effective cash cost to officers, directors promoters or affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

2) Total Shares outstanding Prior to the Offering which does not include the shares issuable; disclosed in the table below. The shares issuable in the table below are included in the fully diluted figures discussed on page 21.

3) On September 19, 2019 we entered into a stock purchase agreement for 250,000 units to an accredited investor a private sale. Each unit consist of one share of common stock and one warrant to purchase one share of common stock exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement. The shares were included in the shares to be issued as of September 30, 2019 and were subsequently issued on October 15, 2019.

On December 5, 2019 we issued 5,000,000 units to an accredited investor a private sale. Each unit consist of one share of common stock and one warrant to purchase one share of common stock exercisable at $.04 per share.

The following table reflects effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

	Amount of Convertible instrument plus accrued interest	Number of Shares issued	Number of Common Shares issuable	Total consideration or value	Average price per common share equivalent
Share issued for compensation to Kambiz Mahdi		20,000,000		262,000	$0.013
Shares sold to MGW Investment I Limited		168,000,000		1,999,200	$0.0119
Convertible note for $153,112 held by MGW Investment I, Limited convertible at $.003	$179,101		59,700,333	179,101	$0.003
Convertible note for 939,500 held by MGW Investment I, Limited convertible at $.003	$1,080,425		360,141,667	1,080,425	$0.003
Warrants held by MGW Investment I Limited convertible into 168,000,000 at $.04 and Expire May 31, 2020			168,000,000	6,720,000	$0.040

Total	$1,259,526	188,000,000	587,842,000	$10,240,726

21

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

FORWARD-LOOKING STATEMENTS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) contains forward-looking statements that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements. You can identify forward-looking statements by the use of the words may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, intends, potential, proposed, or continue or the negative of those terms. These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements. Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Description of the Company

We were incorporated in California in July 1995 under the name Probe Manufacturing Industries, Inc. We redomiciled to Nevada in April 2005 under the name Probe Manufacturing, Inc. We provided contract manufacturing electronics services to original equipment manufacturers (OEMs) of industrial, automotive, semiconductor, medical, communication, military, and high technology products.

With the vision to combat climate change and creating a better, cleaner and environmentally sustainable future, we formed Clean Energy HRS, LLC a wholly owned subsidiary of Clean Energy Technologies, Inc. and acquired the assets of Heat Recovery Solutions from General Electric International on September 11, 2015. In November 2015, we changed our name to Clean Energy Technologies, Inc. Our principal executive offices are located at 2990 Redhill Avenue, Costa Mesa, CA 92626. We have 12 full time employees. All employees and overhead are shared between Clean Energy Technologies, Inc. (which still provides the contract electronic manufacturing services) and Clean Energy HRS, LLC.

Clean Energy Technologies, Inc. established a new company CETY Europe, SRL (Cety Europe) as a wholly owned subsidiary. Cety Europe is a Sales and Service Center in Silea (Treviso), Italy established in 2017. The service center became operational in November 2018. Their offices are located at Alzaia Sul Sile, 26D, 31057 Silea (TV) and the have 1 full time employee.

The Company has three reportable segments: Clean Energy HRS (HRS), Cety Europe and the legacy electronic contract manufacturing services (Electronic Assembly) division.

Business Overview

General

The Company’s business and operating results are directly affected by changes in overall customer demand, operational costs and performance and leverage of our fixed cost and selling, general and administrative (“SG&A”) infrastructure.

Product sales fluctuate in response to several factors including many that are beyond the Company’s control, such as general economic conditions, interest rates, government regulations, consumer spending, labor availability, and our customers’ production rates and inventory levels. Product sales consist of demand from customers in many different markets with different levels of cyclicality and seasonality.

Operating performance is dependent on the Company’s ability to manage changes in input costs for items such as raw materials, labor, and overhead operating costs. Performance is also affected by manufacturing efficiencies, including items such as on time delivery, quality, scrap, and productivity. Market factors of supply and demand can impact operating costs

Clean Energy HRS (HRS)

We design, build and deliver power from industrial heating systems and biomass sources to produce environmentally friendly energy at competitive prices using our Clean CycleTM heat generators acquired from General Electric International. Our initial principal product is the Clean CycleTM heat generator, offered through our wholly owned subsidiary Heat Recovery Solutions, (HRS). The Clean CycleTM generator captures waste heat from a variety of sources and turns it into electricity. By using our Clean CycleTM generator commercial and industrial heat generators boost their overall energy efficiency and the savings created provide our customers with a fast return on their investment. The Clean CycleTM saves fuel, reduces pollution and requires very little maintenance. Please see a more detailed discussion of the products and services in the Clean Energy HRS Products and services overview business overview below.

Cety Europe

CETY Europe Sales and Service Center is the Sales, warranty and service company for CETY’s Clean Cycle™ Heat Recovery Solutions (HRS) and includes a 24/7 Call Center, support Field Service Personnel, including remote access to the Waste Heat Generators and inventory spare parts to support the currently commissioned 65 Clean CycleTM installations in Europe. The service center also provides support services for new European sales. CETY has identified substantial unmet market needs in many European countries including the United Kingdom, Germany, Italy, Ukraine, Croatia, Slovakia, Slovenia, Austria, Belarus and the Czech Republic. Cety Europe will sell and distribute the Clean CycleTM Waste Heat Generators and replacement parts from the Clean Energy HRS line of products. The CETY Europe Sales and Service Center will be well suited to handle any warranty and/or service issues, as well as sell and distribute the Clean energy HRS line of products. Cety Europe has 1 employee.

Electronic Assembly

The Electronic assembly business was our core legacy business until we acquired the Heat Recovery Solutions technology and business assets from GE. We consolidated the Probe Manufacturing (Electronic Assembly), now named Clean Energy Technologies, Inc with the Clean Energy HRS, LLC. in order to support a few legacy electronics assembly customers and support the electronics manufacturing portion of our newly acquired technology from General Electric by Clean Energy HRS, LLC. Although this is not our core focus nor do we intend to grow this segment, we still derive a revenue stream to help offset a portion of the overhead. This segment provides contract manufacturing services of electronic printed circuit board assemblies to customers in the medical and aerospace industries. The services provided are contract in nature and are built the customers specification. They supply the design and component specifications. We purchase the components and solder the components to the bare printed circuit boards.

22

Summary of Operating Results for the Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had a total stockholder’s deficit of $4,795,694 and a working capital deficit of $6,170,618 and a net loss of $2,810,017 for the year ended December 31, 2018. The company also had an accumulated deficit of $11,599,735 as of December 31, 2018 and used $1,442,899 in net cash from operating activities for the year ended December 31, 2018. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern. There can be no assurance that the Company will achieve its goals and reach profitable operations and is still dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) to generate positive cash flow from operations.

For the year ended December 31, 2018, we had a net loss of $2,810,017 compared to a net loss of $2,214,854 for the same period in 2017. The increase in the net loss in 2018 was mainly due to the Interest expense of 862,537 and financing fees of $542,419 associated with the convertible debt and lines of credit. For the year ended December 31, 2018, our revenue was $1,331,171 compared to $957,633 for the same period in 2017. For the year ended December 31, 2018, our cost of goods sold was 61% compared to 57% for the same period in 2017, mainly due to the increase in material cost. For the twelve months ended December 31, 2018, our gross margin was 39% compared to 43% for the same period in 2017. For the twelve months ended December 31, 2018, our operating expense was $2,044,392 compared to $1,616,735 for the same period in 2017 mainly due to the increase in share-based expense. For the year ended December 31, 2018, we had a net loss from operations of $1,523,710 compared to $1,203,854 for the same period in 2017. Our total stockholder’s equity decreased by $682,512 resulting in shareholder deficit of $4,795,694 as of December 31, 2018. As of December 31, 2018, we had a working capital deficit of $6,170,618 compared to working capital deficit of $5,547,652 as of December 31,2017.

Cash and Cash Equivalents

We maintain the majority of its cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per commercial bank. For purposes of the statement of cashflows we consider all cash and highly liquid investments with initial maturities of one year or less to be cash equivalents.

Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets, the collection of accounts receivable and valuation of inventory and reserves.

Accounts Receivable

We grant credit to our customers located within the United States of America; and do not require collateral. Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by us. Reserves for un-collectable amounts are provided, based on past experience and a specific analysis of the accounts. Although we expect to collect amounts due, actual collections may differ from the estimated amounts. As of December 31, 2018, we had a reserve for potentially un-collectable accounts of $57,000. Five (5) customers accounted for approximately 98% of accounts receivable at December 31, 2018. Our trade accounts primarily represent unsecured receivables. Historically, our bad debt write-offs related to these trade accounts have been insignificant.

Inventory

Inventories are valued at the lower of weighted average cost or market value. Our industry experiences changes in technology, changes in market value and availability of raw materials, as well as changing customer demand. We make provisions for estimated excess and obsolete inventories based on regular audits and cycle counts of our on-hand inventory levels and forecasted customer demands and at times additional provisions are made. Any inventory write offs are charged to the reserve account. As of December 31, 2018, we had a reserve for potentially obsolete inventory of $250,000.

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Property and Equipment

Property and equipment are stated at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets. We follow the practice of capitalizing property and equipment purchased over $5,000. The cost of ordinary maintenance and repairs is charged to operations. Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets:

Furniture and fixtures	3 to 7 years
Equipment	7 to 10 years
Leasehold improvements	7 years (life of the lease)

Long –Lived Assets

Our management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment if any, is measured based on fair value and is charged to operations in the period in which long-lived assets impairment is determined by management. There can be no assurance however, that market conditions will not change or demand for our services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). In accordance with ASC 606, the company applies the following methodology to recognize revenue:

1)	Identify the contract with a customer.
2)	Identify the performance obligations in the contract.
3)	Determine the transaction price.
4)	Allocate the transaction price to the performance obligations in the contract.
5)	Recognize revenue when (or as) the entity satisfies a performance obligation.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures” for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

● Level 1: Quoted prices in active markets for identical assets or liabilities.

● Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

● Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company’s derivative liabilities have been valued as Level 3 instruments

24

The carrying amounts of the Company’s financial instruments as of December 31 2017 and 2018, reflect:

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability – December 31, 2017	$–	$–	$244,496	$244,496

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability – December 31, 2018	$–	$–	$245,988	$245,988

Other Comprehensive Income

We have no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Net Profit (Loss) per Common Share

Basic profit / (loss) per share is computed on the basis of the weighted average number of common shares outstanding. At December 31, 2018, we had outstanding common shares of 555,657,656 used in the calculation of basic earnings per share. Basic Weighted average common shares and equivalents at December 31, 2018 and 2017 were 513,193,874 and 206,238,776, respectively. In addition, we had convertible notes, convertible into additional common shares. Fully diluted weighted average common shares and equivalents were withheld from the calculation as they were considered anti-dilutive.

Research and Development

We have suspended all research and development to focus on the expansion of our existing product line and we had no expenses in Research and Development costs during the years ended December 31, 2017 and 2018.

Segment Information

Please see Note 2 in the footnotes to the financial statement for a discussion on our segment information.

Share Based Compensation

For a discussion on share-based compensation and recently issued accounting pronouncements relating to share based compensation, see Note 2, Basis of Presentation and Summary of Significant Accounting Policies, to our accompanying audited financial statements.

Income Taxes

For a discussion income taxes and recently issued accounting pronouncements relating to share based compensation, see Note 2, Basis of Presentation and Summary of Significant Accounting Policies, to our accompanying financial statements.

RELATED PARTY TRANSACTIONS

Kambiz Mahdi, our Chief Executive Officer, owns Billet Electronics, which is distributor of electronic components. From time to time, we purchase parts from Billet Electronics. In addition, Billet was a supplier of parts and had dealings with current and former customers of the Company prior to joining the company. Our Board of Directors has approved the transactions between Billet Electronics and the Company.

On June 15, 2017 Meddy Sahebi Chairman of our Board of Directors advanced the Company $5,000. There were no specified terms for repayment of this loan other than that it was to be repaid within a reasonable time. As of December 31, 2017, the outstanding balance was $5,000. Mr. Sahebi resigned from the board of directors on February 8, 2018.

25

Pursuant to our 2017 Stock Compensation Program, effective July 1, 2017, we made the following stock option grants to members of our Board of Directors: (a) we issued to each of our non-employee members of our Board of Directors first joining the Board in October 2015 and who had not received any compensation for serving as directors of the Company (five persons) options to purchase 150,000 shares of our common stock with an exercise price of $.03 per share, the last sale price of our common stock on June 29, 2017 and (b) we issued to each of our non-employee members of our Board of Directors currently serving on the Board (six persons) options to purchase 300,000 shares of our common stock with an exercise price of $.03 per share. On the non-employee board members resigned, as disclosed in our 8K filed on February 15, 2018. As a result, all remaining stock options were cancelled.

On February 13, 2018 the Corporation and Confections Ventures Limited. (“CVL”) entered into a Convertible Note Purchase Agreement (the “Convertible Note Purchase Agreement,” together with the Stock Purchase Agreement and the transactions contemplated thereunder, the “Financing”) pursuant to which the Corporation issued to CVL a convertible promissory Note (the “CVL Note”) in the principal amount of $939,500 with an interest rate of 10% per annum interest rate and a maturity date of February 13, 2020. The CVL Note is convertible into shares of Common Stock at $0.003 per share, as adjusted as provided therein. As a result, we recognized a beneficial conversion feature of $532,383, which is amortized over the life of the note. This note was assigned to MGW Investments and they agreed not to convert the $939,500 note in to shares in excess of the 800,000,000 Authorized limit until we have increased the Authorized shares to the Board approved limit of 2 billion shares.

On February 8, 2018 the Corporation entered a Convertible Promissory Note in the principal amount of $153,123, due October 8, 2018, with an interest rate of 12% per annum payable to MGWI (the “MGWI Note”). The MGWI Note is convertible into shares of the Corporation’s common stock at the lower of: (i) a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of a Conversion Notice; or (ii) 0.003. As a result of the closing of the transactions contemplated by the Stock Purchase Agreement and Convertible Note Purchase Agreement, the MGWI Note must be redeemed by the Corporation in an amount that will permit CVL and MGWI and their affiliates to hold 65% of the issued and outstanding Common Stock of the Corporation on a fully diluted basis. The proceeds from the MGWI Note were used to redeem the convertible note of the Corporation to JSJ Investments, Inc. in the principal amount of $103,000 with an interest rate of 12% per annum, due April 25, 2018. At December 31, 2018 the holder of this note beneficially owned 70% of the company and this note is not convertible if the holder holds more than 9.99%, as a result, we did not recognize a derivative liability or a beneficial conversion feature.

On June 21, 2018 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $250,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of June 21, 2019. On May 28, 2019 this note was paid in full.

On September 21, 2018 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $100,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of September 21, 2019. On May 28, 2019 this note was paid in full.

On February 15, 2018 we issued 9,200,000 @ .0053 as additional compensation in the amount of $48,760.

On October 18, 2018 we entered into a 1 year employment agreement with Kambiz Mahdi our CEO, as part of the agreement Mr. Mahdi was to be issued 20,000,000 shares of our common stock, as additional compensation. As a result; for the year ended December 31, 2018 we accrued for and subsequently on February 13, 2019, issued 20,000,000 shares @ $.0131 to Mr. Mahdi in the amount of $262,000.

On January 10, 2019 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $25,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of January 10, 2020. On May 28, 2019 this note was paid in full.

On May 31, 2019, we entered into a subscription agreement pursuant to which the Company agreed to sell 168,000,000 units (each a “Unit” and together the “Units”) to MGW Investment I Limited MGWI for an aggregate purchase price of $1,999,200, or $.0119 per Unit, with each unit consisting of one share of common stock, par value $.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of common stock. The Common Stock will be issued to MGWI at such time as the Company increases the number of shares of its authorized Common Stock. The Warrant is exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement.

26

Results for the Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

Net Sales

For the year ended December 31, 2018, our total revenue was $1,331,171 compared to $957,633 for the same period in 2017. The Company has three reportable segments: Clean Energy HRS (HRS), Cety Europe and the legacy electronic contract manufacturing services division (Electronic Assembly).

Segment breakdown

For the year ended December 31, 2018, our revenue from Electronic Assembly was $567,417 compared to $581,191 for the same period in 2017, which remained relatively unchanged.

For the year ended December 31, 2018, our revenue from HRS was $752,783 compared to $376,442 for the same period in 2017. The increase in revenue from the HRS segment was mainly due to an increase in volume and not price. In 2018 we shipped 2 units and in 2017 we shipped 1 unit.

For the year ended December 31, 2018, our revenue from Cety Europe was $10,971 compared to $0 for the same period in 2017. The increase in revenue was due to the fact that this segment became operational in the 4th quarter of 2018

Gross Profit

For the year ended December 31, 2018, our gross profits increased to $520,682 from $412,881 for the same period in 2017. Our gross profits could vary from period to period and is affected by a number of factors, including product mix, production efficiencies, component availability and costs, pricing, competition, customer requirements and unanticipated restructuring or inventory charges and potential scrap of materials.

Segment breakdown

For the year ended December 31, 2018, our gross profit from Electronic Assembly was $56,231 compared to $70,949 for the same period in 2017. This decrease from the Electronic Assembly Segment was mainly due to the slightly higher cost of material in 2018 and slightly lower sales in 2018.

For the year ended December 31, 2018, our gross profit from HRS was $457,978 compared to $341,932 for the same period in 2017. The increase from the HRS segment was mainly due to an increase in sales volume and not price. In 2018 we shipped 2 units and in 2017 we shipped 1 unit.

For the year ended December 31, 2018, our gross profit from Cety Europe was $6,473 compared to $0 for the same period in 2017. The increase in revenue was due to the fact that this segment became operational in the 4th quarter of 2018.

Selling, General and Administrative (SG&A) Expenses

For the year ended December 31, 2018, our SG&A expense was $449,549 compared to $375,808 for the same period in 2017. This increase was mainly due to travel and startup costs associated the Cety Europe faciality and the impairment of our accounts receivable of $50,000

Salaries Expense

For the year ended December 31, 2018, our Salaries expense was $740,146 compared to $783,656 for the same period in 2017. The decrease was mainly due to the reduction in our employee base

Facility Lease Expense

For the year ended December 31, 2018, our Facility Lease expense was $280,239 compared to $268,551 for the same period in 2017. This increase was due to the increase in our Costa Mesa facility and the increase in the lease expense for Cety Europe

Professional fees Expense

For the year ended December 31, 2018, our Professional fees expense was $142,234 compared to $139,322 for the same period in 2017. The increase in our legal fees related to the transaction with the Confections Ventures Limited and MGW Investments transaction

Consulting Expense

For the year ended December 31, 2018, our Consulting expense was $79,084 compared to $46,938 for the same period in 2017. This increase was due to the increase in our use of consultants versus permeant in house employees.

Share Based Expense

For the year ended December 31, 2018, our share-based expense was $353,140 compared to $2,460 for the same period in 2017. This was mainly due the shares granted and accrued for as additional compensation to Kambiz Mahdi our CEO in the amount of $310,760. Additional shares were issued to others for consulting services in the amount of $42,380.

Net (Loss) from operations

For the year ended December 31, 2018, our net loss from operations was $1,523,710 compared to net loss from operations of $1,203,854 for the same period in 2017. This increase was primarily due to the increase in our share-based expense.

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Change in Derivative Liability

For the year ended December 31, 2018, we had a gain on derivative liability of $116,259 compared to $142,326 for the same period in 2017.

Financing Fees

For the year ended December 31, 2018 our financing fees expense was $542,419 compared to $708,714 for the same period in 2017, due to the issuance of convertible notes and the related conversions.

Gain on Disposition of Assets

For the year ended December 31, 2018 we recognized a gain on disposition of assets in the amount of $2,389 compared to $0 for the year ended December 31, 2017.

Interest Expense

For the year ended December 31, 2018 interest expense was $862,537 compared to $444,612 for the same period in 2017. The increase was mainly due to the amortization of the debt discount for the beneficial conversion feature recognized on the following note:

On February 13, 2018 the Corporation and Confections Ventures Limited. (“CVL”) entered into a Convertible Note Purchase Agreement (the “Convertible Note Purchase Agreement,” together with the Stock Purchase Agreement and the transactions contemplated thereunder, the “Financing”) pursuant to which the Corporation issued to CVL a convertible promissory Note (the “CVL Note”) in the principal amount of $939,500 with an interest rate of 10% per annum interest rate and a maturity date of February 13, 2020. The CVL Note is convertible into shares of Common Stock at $0.003 per share, as adjusted as provided therein. As a result we recognized a beneficial conversion feature of $532,383, which is amortized over the life of the note.

Net Income / Loss

For the year ended December 31, 2018, our net loss was $2,810,017 compared to net loss of $2,214,854 for the same period in 2017. This increase was primarily due to the increase in the our share based and interest expense.

Liquidity and Capital Resources

Clean Energy Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

For the years ended December 31,

	2018	2017
Net Cash provided / (Used) In Operating Activities	(1,442,899)	(1,495,470)
Cash Flows Used In Investing Activities	-	-
Cash Flows Provided / (used) By Financing Activities	1,439,937	1,498,446
Net (Decrease) Increase in Cash and Cash Equivalents	(2,962)	2,976

Capital Requirements for long-term Obligations

None.

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Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Future Financing

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-balance Sheet Arrangement

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Results of Operations

Results for the Three and Nine Months Ended September 30, 2019 Compared to the Three and Nine Months Ended September 30, 2018

Working Capital

	September 30, 2019	December 31, 2018

Working Capital	$(6,54,490)	$(6,170,618)
Total Assets	3,850,519	2,818,119
Long term Debt	682,714	-
Stockholder Equity	$(4,998,754)	$(4,795,694)

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Cash Flows

Clean Energy Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

For the nine months ended September 30,

(unaudited)

	2019	2018
Net Cash provided / (Used) In Operating Activities	$(1,746,737)	$(1,247,074)
Cash Flows Used In Investing Activities	6,000	-
Cash Flows Provided / (used) By Financing Activities	1,926,136	1,268,164
Net (Decrease) Increase in Cash and Cash Equivalents	$173,399	$21,090

Capital Requirements for long-term Obligations

None.

Operating Revenues

The Company’s revenues were $126,546 for the three months ended September 30, 2019 compared to $532,137 for the same period in 2018. Our revenue decrease was mainly due to the decrease in the sales revenue in our HRS Division.

The Company has three reportable segments: Clean Energy HRS (HRS), Cety Europe and the legacy electronic contract manufacturing services division (Electronic Assembly).

Segment breakdown

For the three months ended September 30, 2019, our revenue from Electronic Assembly was $118,699 compared to $164,757 for the same period in 2018, The decrease was mainly due to a decrease in sales from 3 customers in 2018 to 1 in 2019.

For the three months ended September 30, 2019, our revenue from HRS was $0 compared to $367,380 for the same period in 2018. The decrease in revenue from the HRS segment was mainly due to the fact that in 2018 we shipped 1 HRS unit and in 2019 we shipped no HRS units only parts and service.

For the three months ended September 30, 2019, our revenue from Cety Europe was $7,847 compared to $0 for the same period in 2017. The increase in revenue was due to the fact that this segment became operational in the 4th quarter of 2018

The Company’s revenues were $455,007 for the Nine months ended September 30, 2019 compared to $1,243,630 for the same period in 2018. Our revenue decrease was mainly due to the decrease in the sales revenue in our HRS Division.

Segment breakdown

For the Nine months ended September 30, 2019, our revenue from Electronic Assembly was $344,905 compared to $484,156 for the same period in 2018, The decrease was mainly due to a decrease in sales to 2 of our customers.

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For the Nine months ended September 30, 2019, our revenue from HRS was $46,662 compared to $759,474 for the same period in 2017. The decrease in revenue from the HRS segment was mainly due to the fact that in 2018 we shipped 2 HRS unit and in 2019 we shipped no HRS units only parts and service.

For the Nine months ended September 30, 2019, our revenue from Cety Europe was $64,035 compared to $0 for the same period in 2018. The increase in revenue was due to the fact that this segment became operational in the 4th quarter of 2018.

Although we had orders due to ship in the second Nine months ended September 30, 2019, our customer reconfigured their requirement

Gross Profit

For the three months ended September 30, 2019, the Company’s gross profit was $45,185 compared to $305,581 for the same period in 2018. This decrease was mainly due to the decrease in the sales revenue referenced above.

Segment breakdown

For the three months ended September 30, 2019, our gross profit from Electronic Assembly was $39,594 compared to $51,088 for the same period in 2018. The decrease was mainly due to the decrease in the sales of 2 of our customers 1 of which has historically had higher profit margins.

For the three months ended September 30, 2019, our gross profit from HRS was $0 compared to $254,593 for the same period in 2018. The decrease in gross profit from the HRS segment was mainly due to the fact that in 2018 we shipped 1 HRS unit and in 2019 we shipped no HRS units only parts and service.

For the three months ended September 30, 2019, our gross profit from Cety Europe was $5,591 compared to $0 for the same period in 2017. The increase in gross profit was due to the fact that this segment became operational in the 4th quarter of 2018

For the Nine ended September 30, 2019, the Company’s gross profit was $162,484 compared to $684,116 for the same period in 2018. This decrease was mainly due to the decrease in the sales revenue referenced above.

Our gross profits could vary from period to period and is affected by several factors, including product mix, production efficiencies, component availability and costs, pricing, competition, customer requirements and unanticipated restructuring or inventory charges and potential scrap of materials.

Segment breakdown

For the Nine months ended September 30, 2019, our gross profit from Electronic Assembly was $78,414 compared to $99,817 for the same period in 2018. The decrease was mainly due to the decrease in the sales of 2 of our customers 1 of which has historically had higher profit margins.

For the Nine months ended September 30, 2019, our gross profit from HRS was $37,463 compared to $584,299 for the same period in 2018. The decrease in gross profit from the HRS segment was mainly due to the fact that in 2018 we shipped 1 HRS unit and in 2019 we shipped no HRS units only parts and service.

For the Nine months ended September 30, 2019, our gross profit from Cety Europe was $46,707 compared to $0 for the same period in 2017. The increase in gross profit was due to the fact that this segment became operational in the 4th quarter of 2018

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General and Administrative Expenses

For the three months ended September 30, 2019, general and administrative expenses were $130,940 compared to $98,909 for the same period in 2018. This increase was mainly due to and increase in freight and replacement parts needed to commission the Marshal Island project.

For the nine months ended September 30, 2019, general and administrative expenses were $330,788 compared to $302,349 for the same period in 2018. This increase was mainly due to and increase in freight and replacement parts needed to commission the Marshal Island project.

Salaries Expense

For the three months ended September 30, 2019, Salaries expenses were $209,954 Compared to $192,409 for the same period in 2018. This increase was mainly due to the additional salary from the startup of the Cety Europe Division. In addition, we added a person to the procurement department.

For the nine months ended September 30, 2019, Salaries expenses were $617,821 Compared to $541,134 for the same period in 2018. This increase was mainly due to the additional salary from the startup of the Cety Europe Division. In addition, we added a person to the procurement department.

Professional Fees

For the three months ended September 30, 2019, professional fees expenses were $28,186 Compared to $20,786 for the same period in 2018. This increase is mainly due to the increase in legal fees in the 3rd quarter.

For the nine months ended September 30, 2019, professional fees were $98,871 Compared to $108,844 for the same period in 2018. This decrease was mainly due to the legal fees associated with Megawell transaction in February of 2018.

Travel expense

For the three months ended September 30, 2019, Travel Expense expenses were $113,492, Compared to $130,301 for the same period in 2018. This increase was mainly due to travel expenses associated with the commissioning of the Marshal Island project and additional travel to Europe and Asia for additional business development.

For the nine months ended September 30, 2019, Travel expenses were $199,599 Compared to $66,969 for the same period in 2018. This increase was mainly due to travel expenses associated with the commissioning of the Marshal Island project and additional travel associated with the Cety Europe subsidiary as well as additional travel to Europe and Asia for additional business development.

Consulting expense

For the three months ended September 30, 2019, Consulting Expense expenses were $34,475, Compared to $18,125 for the same period in 2018. This increase was mainly due to additional use of consultants for business development.

For the nine months ended September 30, 2019, Consulting Expense expenses were $42,800, Compared to $53,157 for the same period in 2018. This decrease was mainly due to higher use of consultants in the first half of 2018.

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Facility Expense

For the three months ended September 30, 2019, Facility expenses were $80,863 compared to $68,346 for the same period in 2018. The increase was mainly due to the increase in the contractual lease payments.

For the nine months ended September 30, 2019, Facility expenses were $243,715 compared to $207,671 for the same period in 2018. The increase was mainly due to the increase in the contractual lease payments

Share based expense

For the three months ended September 30, 2019, share based expenses were $0 compared to $0 for the same period in 2018.

For the nine months ended September 30, 2019, share based expenses were $0 compared to $91,140 for the same period in 2018. The main reason for the change was no shares were issued for compensation in the nine months ended September 30, 2019.

Change in Derivative Liability

For the three months ended September 30, 2019, we had a gain on derivative liability of $290,741 compared to $221,395 for the same period in 2018.

For the nine months ended September 30, 2019, we had a gain on derivative liability of $185,811 compared to $5,058 for the same period in 2018.

Gain/(Loss) on disposition of assets

For the three months ended September 30, 2019, we had a loss on disposition of assets of $0 compared to $0 for the same period in 2018.

For the nine months ended September 30, 2019, we had a loss on disposition of assets of $0 compared to $7,456 for the same period in 2018. The main reason for the change is we did not dispose of any assets in the nine months ended September 30, 2019.

Financing Fees

For the three months ended September 30, 2019, we had a financing fees of $0 compared to $0 for the same period in 2018.

For the nine months ended September 30, 2019, we had a financing fees of $0 compared to $378,155 for the same period in 2018. This was mainly due to the discount taken on the conversion of our convertible notes into common stock during the three months of 2018.

Interest Expense

For the three months ended September 30, 2019, Interest expenses were $396,704 compared to $253,482 for the same period in 2018. This was mainly due to the increase in our notes and lines of credit payable and the amortization of the debt discounts on the convertible notes.

For the nine months ended September 30, 2019, Interest expenses were $1,041,961 compared to $713,994 for the same period in 2018. This was mainly due to the increase in our notes and lines of credit payable and the amortization of the debt discounts on the convertible notes.

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Net Income (loss)

Our net loss for the three months ended September 30, 2019, was $658,688 compared with net loss of $155,382 for the three months ended September 30, 2018. The net loss is influenced by the matters discussed above.

Our net loss for the nine months ended September 30, 2019, was $2,227,260 compared with net loss of $1,766,783 for the three months ended September 30, 2018. The net loss is influenced by the matters discussed above.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing of funds.

At September 30, 2019, the Company had total current assets of $1,837,847 compared to $1,443,195 at December 31, 2018.

At September 30, 2019, the Company had total current liabilities of $8,166,559 compared to $7,613,813 at December 31, 2018.

We had working capital deficit of $6,328,712 as of September 30, 2019 compared to $6,170,618 as of December 31, 2018,

Cashflow from Operating Activities

During the nine months ended September 30, 2019, cash provided by (used in) operating activities was $(1,746,737) compared to $(1,247,074) for the three months ended September 30, 2018.

Cashflow from Investing Activities

During the nine months ended September 30, 2019 cash used in investing activities was $6,000 compared to $0 for the nine months ended September 30, 2018.

Cashflow from Financing Activities

During the nine months ended September 30, 2019, cash provided by financing activity was $1,926,136 compared to $1,268,164 provided during the nine months ended September 30, 2018.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by us as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our consolidated financial position or results of operations upon adoption.

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BUSINESS

Corporate History

We were incorporated in California in July 1995 under the name Probe Manufacturing Industries, Inc. We redomiciled to Nevada in April 2005 under the name Probe Manufacturing, Inc. We provided contract manufacturing electronics services to original equipment manufacturers (OEMs) of industrial, automotive, semiconductor, medical, communication, military, and high technology products.

With the vision to combat climate change and creating a better, cleaner and environmentally sustainable future, we formed Clean Energy HRS, LLC a wholly owned subsidiary of Clean Energy Technologies, Inc. and acquired the assets of Heat Recovery Solutions from General Electric International on September 11, 2015. In November 2015, we changed our name to Clean Energy Technologies, Inc. Our principal executive offices are located at 2990 Redhill Avenue, Costa Mesa, CA 92626. We have 12 full time employees. All employees and overhead are shared between Clean Energy Technologies, Inc. (which still provides the contract electronic manufacturing services) and Clean Energy HRS, LLC. Clean Energy Technologies, Inc. established a new company CETY Europe, SRL (Cety Europe) as a wholly owned subsidiary. Cety Europe is a Sales and Service Center in Silea (Treviso), Italy established in 2017. The service center became operational in November 2018. Their offices are located at Alzaia Sul Sile, 26D, 31057 Silea (TV) and the have 1 full time employee.

The Company has three reportable segments: Clean Energy HRS (HRS), Cety Europe and the legacy electronic contract manufacturing services (Electronic Assembly) division.

Clean Energy HRS (HRS)

We design, build and deliver power from industrial heating systems and biomass sources to produce environmentally friendly energy at competitive prices using our Clean CycleTM heat generators acquired from General Electric International. Our initial principal product is the Clean CycleTM heat generator, offered through our wholly owned subsidiary Heat Recovery Solutions, (HRS). The Clean CycleTM generator captures waste heat from a variety of sources and turns it into electricity. By using our Clean CycleTM generator commercial and industrial heat generators boost their overall energy efficiency and the savings created provide our customers with a fast return on their investment. The Clean CycleTM saves fuel, reduces pollution and requires very little maintenance.

Cety Europe

CETY Europe Sales and Service Center is the Sales, warranty and service company for CETY’s Clean Cycle™ Heat Recovery Solutions (HRS) and includes a 24/7 Call Center, support Field Service Personnel, including remote access to the Waste Heat Generators and inventory spare parts to support the currently commissioned 65 Clean CycleTM installations in Europe. The service center also provides support services for new European sales. CETY has identified substantial unmet market needs in many European countries including the United Kingdom, Germany, Italy, Ukraine, Croatia, Slovakia, Slovenia, Austria, Belarus and the Czech Republic. Cety Europe will sell and distribute the Clean CycleTM Waste Heat Generators and replacement parts from the Clean Energy HRS line of products. The CETY Europe Sales and Service Center will be well suited to handle any warranty and/or service issues, as well as sell and distribute the Clean energy HRS line of products. Cety Europe has 1 employee.

Electronic Assembly

The Electronic assembly business was our core legacy business until we acquired the Heat Recovery Solutions technology and business assets from GE. We consolidated the Probe Manufacturing (Electronic Assembly), now named Clean Energy Technologies, Inc with the Clean Energy HRS, LLC. in order to support a few legacy electronics assembly customers and support the electronics manufacturing portion of our newly acquired technology from General Electric by Clean Energy HRS, LLC. Although this is not our core focus nor do we intend to grow this segment, we still derive a revenue stream to help offset a portion of the overhead. This segment provides contract manufacturing services of electronic printed circuit board assemblies to customers in the medical and aerospace industries. The services provided are contract in nature and are built the customers specification. They supply the design and component specifications. We purchase the components and solder the components to the bare printed circuit boards.

Our customers are legacy customers of Probe Manufacturing and we do not conduct any additional sales or marketing activities in this segment. We have many larger and better funded competitors in the United States and Asia that specialize in circuit board manufacturing and our customers may migrate to these competitors since we do not focus on developing any new products or services for this segment. We do not view this segment as being material to the long term growth of the Company.

General Business Overview

We design, produce and market clean energy products and integrated solutions focused on energy efficiency and environmental sustainability. Our initial principal product is the Clean CycleTM heat generator, offered through our wholly owned subsidiary Heat Recovery Solutions, (HRS). The Clean CycleTM generator captures waste heat from a variety of sources and turns it into electricity. By using our Clean CycleTM generator commercial and industrial heat generators boost their overall energy efficiency and the savings created provide our customers with a fast return on their investment. The Clean CycleTM saves fuel, reduces pollution and requires very little maintenance.

Clean Cycle II Heat Generator	Containerized Clean Cycle II Heat Generator

We compete based on efficiency, maintenance and our customer’s return on investment. We believe that our magnetic turbine technology is more efficient than our competitor’s turbines which allows our systems to generate more electricity at lower heat ranges. Because our generator is magnetic, it requires far less maintenance than our competitors who use oil, gearbox and rubber seals in their turbines. We have the advantage of selling a system that was originally manufactured and sold by General Electric International so our Clean CycleTM generator has a substantial market base and we believe has a reputation as one of the defacto standards in the market.

Our greatest advantage is that the Clean CycleTM generator is a product that can be delivered on a turnkey basis, not a major project that needs to be designed, manufactured and installed. We believe that this is one of the most distinguishing features of our Clean Cycle™ generator, as it significantly reduces the time our customers spend on installation, improves the speed with which we can deliver our product and reduces startup costs.

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Our Products

Our Clean CycleTM generator:

● Requires no fuel,

● produces no emissions, and

● is closed loop, meaning it has feedback control within the system.

● Meticulously engineered and improved by General Electric International and

● is available in a complete package for indoor, outdoor and remote sites.

The major components are delivered as a complete turnkey package and include, the Integrated Power Module (“IPM”), our patented the magnetic bearing turbine, the electronics controls with the ancillary mechanical parts, packaged inside a container when used outdoors. The condenser comes as a separate piece which is purchased by either us or our customer through third party manufactures and attaches to the top of the container. Once the condenser is attached to the container all that is left to do is attach the container to the heat source, and it is ready to produce energy.

Due to the low amount of moving parts the IPM is a minimal maintenance solution, that requires no oils, no lubricants, no external rotating seals, and does not require manned operation. The whole package (except condenser) is mounted inside a 20ft shipping container. The Condenser comes as a separate piece and attaches to the top of the container. Once the condenser is attached to the container all that is left to do is attach the container to the heat source, and it is ready to produce energy.

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Our Core technology a magnetic bearing turbine called Integrated Power Module (IPM).

✓Mag lev bearing generator

✓Lower maintenance: no oils, no lubricants

✓Efficient at any output: no gearbox

✓Power electronics – power factor of 1

There are also different types of turbines utilized in the ORC systems. The Clean Cycle utilizes an integrated power module which runs on magnetic bearings and its hermetically sealed into a single unit, eliminating the need for gear box, lubrication systems and rotating seals and it’s more efficient than screw expanders.

Packaging

✓Single part number (85% OF BOP)

✓Product, not a project

✓Same unit used on all heat sources

✓Re-deployable and movable

✓Small footprint

20ft ISO Containerized Stackable Solution

The Clean Cycle containerized has been meticulously engineered to reliably produce power.

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Clean CycleTM generator and the Organic Rankine Cycle

The Organic Rankine Cycle is a thermodynamic process where heat is transferred to a fluid at a constant pressure. The fluid inside the generator is vaporized and then expanded in a vapor turbine that drives a turbine generator, producing electricity. The spent vapor is condensed to liquid and recycled back through the cycle.

Its applications include power generation from solar, geothermal and waste heat sources. According to an article in Distributed Energy, a leading industry magazine, Organic Rankine Cycle systems are most useful for waste heat recovery. Waste heat recovery can be applied to a variety of low to medium temperature heat streams.

Patents

We currently hold 16 patents issued in 6 countries and 28 pending applications in 8 countries, which were acquired from General Electric International relating to our magnetic turbine technology. Set forth below is a list of the foregoing patents and applications, together with the application, issue and expiration dates.

Filing Country Code	Application Number	Patent Number	Title	Application Date	Issue Date	Expiration Date
US	11/735854	8839622	FLUID FLOW IN A FLUID EXPANSION SYSTEM	4/16/2007	9/23/2014	4/16/2027
WO	PCT/US2008/060324		Fluid Flow in a Fluid Expansion	4/15/2008
EP	08745846.9	2147194	Fluid Flow in a Fluid Expansion	10/12/2009	8/5/2015	4/15/2028
IN	2024/MUMNP/2009		Fluid Flow in a Fluid Expansion System	10/29/2009		4/15/2028
DE	08745846.9	2147194	Fluid Flow in a Fluid Expansion	10/12/2009	8/5/2015	4/15/2028
IT	502015000049832	2147194	Fluid Flow in a Fluid Expansion	10/12/2009	8/5/2015	4/15/2028
US	11/735849	7841306	RECOVERING HEAT ENERGY	4/16/2007	11/30/2010	4/16/2027
US	12/859890	8146360	RECOVERING HEAT ENERGY	8/20/2010	4/3/2012	4/16/2027
US	11/735839	7638892B2	GENERATING ENERGY FROM FLUID EXPANSION	4/16/2007	12/29/2009	4/16/2027
US	12/783455	8400005	GENERATING ENERGY FROM FLUID EXPANSION	5/19/2010	3/19/2013	5/19/2030
US	12/790616	8739538		5/28/2010	6/3/2014	5/28/2030
WO	PCT/US2008/060227		GENERATING ENERGY FROM FLUID EXPANSION	4/14/2008
EP	08745761.0	2140110	GENERATING ENERGY FROM FLUID EXPANSION	10/8/2009	3/5/2014	4/14/2028

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Filing Country Code	Application Number	Patent Number	Title	Application Date	Issue Date	Expiration Date
IN	6164/DELNP/2009		GENERATING ENERGY FROM FLUID EXPANSION	9/25/2009		4/14/2028
WO	PCT/US2011/036638		GENERATING ENERGY FROM FLUID EXPANSION	5/16/2011
WO	PCT/US2011/037710		GENERATING ENERGY FROM FLUID EXPANSION	5/24/2011
EP	11722960.9		GENERATING ENERGY FROM FLUID EXPANSION	11/16/2012		5/16/2031
EP	11725560.4		GENERATING ENERGY FROM FLUID EXPANSION	11/21/2012		5/24/2031
IT	08745761.0	2140110	GENERATING ENERGY FROM FLUID EXPANSION	4/14/2008	3/5/2014	4/14/2028
PL	08745761.0	2140110	GENERATING ENERGY FROM FLUID EXPANSION	4/14/2008	3/5/2014	4/14/2028
DE	08745761.0	2140110	GENERATING ENERGY FROM FLUID EXPANSION	4/14/2008	3/5/2014	4/14/2028
US	13/343466	8984884	WASTE HEAT RECOVERY SYSTEMS	1/4/2012	3/24/2015	1/4/2032
DE	102012113010.8		WASTE HEAT RECOVERY SYSTEMS	12/21/2012		12/21/2032
GB	1222997.7	2498258	WASTE HEAT RECOVERY SYSTEMS	12/20/2012	10/15/2014	12/20/2032
JP	2012-277541		WASTE HEAT RECOVERY SYSTEMS	12/20/2012		12/20/2032
RU	2012158302		WASTE HEAT RECOVERY SYSTEMS	12/27/2012		12/27/2032
US	13/343483		WASTE HEAT RECOVERY SYSTEM GENERATOR VARNISHING	1/4/2012		1/4/2032
EP	12198425.6		WASTE HEAT RECOVERY SYSTEM GENERATOR VARNISHING	12/20/2012		12/20/2032
KR	1020130000555		WASTE HEAT RECOVERY SYSTEM GENERATOR VARNISHING	1/3/2013		1/3/2033
RU	2012158316		WASTE HEAT RECOVERY SYSTEM GENERATOR VARNISHING	12/27/2012		12/27/2032
US	13/343490	9024460	WASTE HEAT RECOVERY SYSTEM GENERATOR ENCAPSULATION	1/4/2012	5/5/2015	1/4/2032
EP	12198430.6		WASTE HEAT RECOVERY SYSTEM GENERATOR ENCAPSULATION	12/20/2012		12/20/2032
KR	1020130000558		WASTE HEAT RECOVERY SYSTEM GENERATOR ENCAPSULATION	1/3/2013		1/3/2033

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Filing Country Code	Application Number	Patent Number	Title	Application Date	Issue Date	Expiration Date

RU	2012158326		WASTE HEAT RECOVERY SYSTEM GENERATOR ENCAPSULATION	12/27/2012		12/27/2032
US	14/325962		WASTE HEAT UTILIZATION SYSTEM AND METHOD OF MANUFACTURING A GENERATOR COMPONENT	7/8/2014		1/4/2032
US	13/459979		POWER ELECTRONICS COOLING	4/30/2012		4/30/2032
DE	102013104282.1		POWER ELECTRONICS COOLING	4/26/2013		4/26/2033
US	14/279505		SYMMETRICAL ELECTROMAGNETIC ACTUATOR	5/16/2014		5/16/2034
EP	15167732.5		SYMMETRICAL ELECTROMAGNETIC ACTUATOR	5/14/2015		5/14/2035
JP	2015-096137		SYMMETRICAL ELECTROMAGNETIC ACTUATOR	5/11/2015		5/11/2035
KR	10-2015-0067344		SYMMETRICAL ELECTROMAGNETIC ACTUATOR	5/14/2015		5/14/2035
US	14/303004		SYSTEM AND METHOD FOR THERMAL MANAGEMENT	6/12/2014		6/12/2034
EP	15170601.7		SYSTEM AND METHOD FOR THERMAL MANAGEMENT	6/3/2015		6/3/2035
JP	2015-116192		SYSTEM AND METHOD FOR THERMAL MANAGEMENT	6/9/2015		6/9/2035
KR	10-2015-0081909		SYSTEM AND METHOD FOR THERMAL MANAGEMENT	6/10/2015		6/10/2035
US	14/266341		SYSTEM AND METHOD FOR INDUCTOR COOLING	4/30/2014		4/30/2034
EP	15165278.1		SYSTEM AND METHOD FOR INDUCTOR COOLING	4/27/2015		4/27/2035

Intellectual Property

As part of our asset acquisition from General Electric International we acquired an exclusive, irrevocable, sublicensable, limited transferable, royalty free, fully paid, worldwide perpetual license to develop, improve and commercialize Calnetix’s magnetic turbine in any Organic Rankine Cycle based application where heat is sourced from a reciprocating combustion engine of any type, except marine vessels, any gas or steam turbine systems for electrical power generation applications or any type of biomass boiler system.

Facilities

We operate from a 20,000 sq-ft state of the art facility in Costa Mesa, California USA. We have in-house electro-mechanical assembly and testing capabilities. Our products are compliant with American Society of Mechanical Engineers and are UL and CE approved.

Our Services

Engineering.

Our global engineering team supports the installation and maintenance of our Clean CycleTM generators, supports our technology customers and innovative start-ups with a broad range of electrical, mechanical and software engineering services. CETY has assembled a team of experts from around the globe to assist customers at any point in the design cycle. These services include design processes from electrical, software, mechanical and Industrial design. Utilization of CETY’s engineering services will enable rapid deployment and commissioning. Our systems have been designed to be more of a product than a project and provide the solution providers greater flexibility.

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Supply Chain Management.

CETY’s supply chain solution provides maximum flexibility and responsiveness through a collaborative and strategic approach with our customers. CETY can assume supply chain responsibility from component sourcing through delivery of finished product. CETY’s focus on the supply chain allows us to build internal and external systems and better our relationships with our customers, which allows us to capitalize on our expertise to align with our partners and customer’s objectives and integrate with their respective processes.

Sales and Marketing

We utilize both a direct sales and global channels with expertise in heat recovery solutions and clean energy markets. We also sell our products through Clean Energy solution providers. We have established OEM partnership programs with cogeneration engine manufacturers to provide customers with a fully integrated engine and heat recovery solution. CETY has also engaged in a cross-sales agreement with a Biomass power provider to offer a fully integrated biomass plant using our waste heat generator.

CETY maintains an online presence through our web portal and social media. We engage in many marketing campaigns to targeted markets and participate in various conferences and press releases. Our application engineers assist in converting the opportunities into projects. We provide technical support to our Clean Cycle TM generator clients through providing maintenance and product support.

Our market focus is segmented by the engine heat recovery, biomass & Biogas plants, Landfills, Wastewater treatment plants and boiler applications with excess heat.

Our Market and Competitors

Organic Rankine Cycle systems are commonly used to generate power in geothermal , biomass, waste to energy plants, engine heat recovery and more recently, in pipeline compressor heat recovery applications. In these, and other, ORC applications, electric generation efficiencies range from around 8 percent with waste heat sources at 300 ºF, to around 15 percent with waste heat sources near 800 ºF. There are also different types of turbines utilized in the ORC systems. The Clean Cycle utilizes an integrated power module which runs on magnetic bearings and its hermetically sealed into a single unit, eliminating the need for gear box, lubrication systems and rotating seals and it’s more efficient than screw expanders.

Power generation from geothermal brines is the main field of application with 74.8% of all ORC installed capacity in the world, however the total number of plant is relatively low with 337 installations as these applications require large investment and multi-MW plants. As a result, only a few companies (ORMAT, Exergy, TAS and Turboden) have been active in this capital-intensive sector. ORMAT is the indisputable leader in this field with more than 75% of installed capacity and plants, Exergy and TAS are following with around 13% and 6% of the market respectively while Turboden has recently penetrated the geothermal market with about 2% of the installed capacity.

Waste heat recovery is an emerging field for ORC with an interesting potential for all unit sizes. All the big players are active on the markets with medium – large size plants recovering heat from gas turbines, internal combustion engines or industrial processes. Most of the other manufacturers are focused on small waste heat recovery applications with products ranging from 10 to 150 kWel. Waste Heat recovery applications cover 13.9% of the total market.

Biomass applications represent a similar share at 11% and a considerable number of plants, Turboden is the main player on this market.

A total of approximately 800 ORC units have been installed since 2000. Overall the combined ORC systems are estimated to grow at a CAGR of 10% from 2019 to 2023 and the market is expected to grow to approximately $500M, based on a CAGR of 12% from 2019 to 2023.

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Our ORC Clean CycleTM II was designed by General Electric International and maintains its history and association with a major brand. Our product is distinguished from its competitors by its magnetic bearing turbine technology offering lower maintenance and higher efficiency of 14% for under 500kW applications with low to medium temperature requirements. We have more than 1,000,000 fleet operating hours and 8 years of history in the field.

Employees

We presently have approximately 12 employees, including production, program management, materials management, engineering, sales, quality, and administrative and management personnel. We have never experienced work stoppages and we are not a party to any collective bargaining agreement. We have one employee that works full time in CETY Europe and 1 full time employee in our Electronics Assembly segment.

Government Regulation

Our operations are subject to certain foreign, federal, state and local regulatory requirements relating to environmental, waste management, and health and safety matters. We believe we operate in substantial compliance with all applicable requirements. However, material costs and liabilities may arise from these requirements or from new, modified or more stringent requirements. Material cost may rise due to additional manufacturing cost of raw or made parts with the application of new regulations. Our liabilities may also increase due to additional regulations imposed by foreign, federal, state and local regulatory requirements relating to environmental, waste management, and health and safety matters. In addition, our past, current and future operations and those of businesses we acquire, may give rise to claims of exposure by employees or the public or to other claims or liabilities relating to environmental, waste management or health and safety concerns.

Our markets can be positively or negatively impacted by the effects of governmental and regulatory matters. We are affected not only by energy policy, laws, regulations and incentives of governments in the markets into which we sell, but also by rules, regulations and costs imposed by utilities. Utility companies or governmental entities could place barriers on the installation of our product or the interconnection of the product with the electric grid. Further, utility companies may charge additional fees to customers who install on-site power generation, thereby reducing the electricity they take from the utility, or for having the capacity to use power from the grid for back-up or standby purposes. These types of restrictions, fees or charges could hamper the ability to install or effectively use our products or increase the cost to our potential customers for using our systems in the future. This could make our systems less desirable, thereby adversely affecting our revenue and profitability potential. In addition, utility rate reductions can make our products less competitive which would have a material adverse effect on our future operations. These costs, incentives and rules are not always the same as those faced by technologies with which we compete. However, rules, regulations, laws and incentives could also provide an advantage to our Heat Recovery Solutions as compared with competing technologies if we are able to achieve required compliance at a lower cost when our Clean CycleTM generators are commercialized. Additionally, reduced emissions and higher fuel efficiency could help our future customers combat the effects of global warming. Accordingly, we may benefit from increased government regulations that impose tighter emission and fuel efficiency standards.

Research and Development

We had no expenses in Research and Development costs during the years ended December 31, 2017 and 2018.

At the time we acquired our current Clean Cycle Generator from General Electric, we acquired a prototype of a 350 KW waste heat to power generator utilizing the magnetic turbine technology used in our current 140 KW system. We believe that the higher-powered generator fills an unmet need in the marketplace and will enable us to compete for addition business. We plan to use a portion of the proceeds from this Offering to develop and commercialize the 350KW generator.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of our directors, director nominees, executive officers and key personnel:

Name	Age	Position
Kambiz Mahdi	54	President, CEO, Director
John Bennett	59	CFO, former Director
Wang Jun	52	Director
Lin Shuangan	31	Director - Resigned November 21, 2018
Lyu Yongsheng	67	Director
Calvin Pang	34	Director

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Executive Officers and Directors:

Mr. Kambiz Mahdi, age 54, served as President and Chief Executive Officer of the Company from 1996 until December of 2005 and again from July 2009 until present. Mr. Mahdi also started Billet Electronics a global supply chain provider of products, services and solutions in the technology sector in 2007. Mr. Mahdi has a BS degree in Electrical Engineering from California State University of Northridge. Mr. Mahdi has not served on any other boards of public companies in the past five years.

Our Board of Directors selected Mr. Mahdi to serve as a director because he is our Chief Executive Officer and has served in various executive roles with our company for 14 years, with a focus on electrical design & manufacturing, sales and operations and his insight into the development, marketing, finance, and operations aspects of our company. He has expansive knowledge of engineering and manufacturing industry and relationships with chief executives and other senior management at technology companies. Our Board of Directors believes that Mr. Mahdi brings a unique and valuable perspective to our Board of Directors.

John Bennett, age 59, John Bennett has been with Probe Manufacturing since February 2005, as the Chief Financial Officer. He has been in the Electronic Manufacturing Industry for 22 years. He has held positions as the Controller, Vice President of Finance and Chief Financial Officer, with experience in Contract Manufacturing of Printed Circuit Board Assembly, Cable and Harness Assembly, Box Builds and Battery & Charger assembly. He holds a Bachelor of Science in Accounting from Mesa University and a Master of Science in Finance from the University of Colorado. Mr. Bennett has not served on any other boards of public companies in the past five years.

Mr. Jun Wang, age: 52. Mr. Wang, is the current Chairman and Chief Executive Officer of Taiyu (Shenyang) Energy Technology Co., Ltd. and has held those positions since 2002. From 2008 -2012 Mr. Wang served as Chief Executive Officer and director of SmartHeat, Inc. Prior to that, he served as an executive at Beijing HTN Pipeline Equipment Co., Ltd. from 2000 to 2002 and Honeywell from 1996 to 1999. Mr. Wang graduated from Tsinghua University and obtained a master’s degree in engineering. We believe that Mr. Wang is well qualified to serve as a member of our Board of Directors due to his extensive experience in the clean energy business in China and his ability to open potential markets to the company in Asia.

Mr. Yongsheng Lyu. age: 67. Mr. Lyu has acted as an independent project consultant for Taiyu (Shenyang) Energy Technology Co., Ltd. since 2009. From 2003 to 2009, he served as the Executive Director of the Mianyang City Civil Aviation Administration Greening Company. From 1996 to 2003, he was the General Manager of Mianyang Township Enterprise Supply and Marketing Corporation. Mr. Lyu graduated from Jilin University with a bachelor’s degree in engineering. We believe that Mr. Lyu is well qualified to serve as a member of our Board of Directors due to his extensive experience in engineering, sales and marketing and his ability to assist the company in expanding its markets into Asia.

Mr. Calvin Pang. age: 34. Since 2015 Mr. Pang has been the Managing Director of Megawell Capital Limited. From 2007 to 2015, he was a banker at UBS AG managing portfolios of Hong Kong and China based investors. Mr. Pang graduated from the Olin School of Business at Washington University in St. Louis with a bachelor’s degree in business and finance. We believe that Mr. Pang is well qualified to serve as a member of our Board of Directors due to his extensive experience in U.S. and Asian corporate finance and may assist us in developing relationships with financial institutions.

Each director holds office until the earlier of his or her death, resignation, removal from office by the stockholders, or his or her respective successor is duly elected and qualified. There are no arrangements or understandings between any of our nominees or directors and any other person pursuant to which any of our nominees or directors have been selected for their respective positions. No nominee or director is related to any executive officer or any other nominee or director.

Director Attendance at Meetings of the Board of Directors

Our Board of Directors held 2 meetings during the fiscal year ended December 31, 2018. Each of our incumbent directors attended at least 75.0% of the aggregate total number of meetings of our Board of Directors held during the period for which he served as a director.

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Director Attendance at Annual Meetings of the Shareholders

Although we have no policy with regard to attendance by the members of our Board of Directors at our annual meetings, we invite and encourage the members of our Board of Directors to attend our annual meetings to foster communication between Shareholders and our Board of Directors. We did not hold an annual meeting in 2018.

Stockholder Communication with the Board of Directors

Any stockholder who desires to contact members of our Board of Directors, or a specified committee of our Board of Directors, may do so by writing to: Clean Energy Technologies, Inc., Board of Directors, 2990. Redhill Ave, Costa Mesa, California 92626, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of our Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received.

Director Independence

We had a seven-member Board of Directors in 2018. After the resignation of 6 members of our Board of Directors on February 8, 2018 and February 14, 2018, Kam Mahdi was our sole director. Upon the effective date of the Form 14F-1, we had 5 members of our Board of Directors. After Mr. Shuangan tendered his resignation as member of Board of Directors on November 21, 2018, we had 4 members of our Board of Directors.

Board Leadership Structure; Independent Lead Director

The Company had 4 Independent Directors. After Mr. Shuangan tendered his resignation as member of Board of Directors on November 21, 2018, we had 3 Independent Directors.

Committees of our Board of Directors

We have no standing committees of our Board of Directors at the current time, which is due to the size of our operations. From time to time, our Board of Directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full Board of Directors meeting. As our Company grows, we plan to establish an audit committee, compensation committee and nominating and corporate governance committee. The functions that these committees will perform are currently being performed by our five-member Board.

Director Nomination Procedures and Diversity

As outlined above, in selecting a qualified nominee, our Board of Directors considers such factors as it deems appropriate, which may include: the current composition of our Board of Directors; the range of talents of a nominee that would best complement those already represented on our Board of Directors; the extent to which a nominee would diversify our Board of Directors; a nominee’s standards of integrity, commitment and independence of thought and judgment; a nominee’s ability to represent the long-term interests of our shareholders as a whole; a nominee’s relevant expertise and experience upon which to be able to offer advice and guidance to management; a nominee who is accomplished in his or her respective field, with superior credentials and recognition; and the need for specialized expertise. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities. Applying these criteria, our Board of Directors considers candidates for membership on our Board of Directors suggested by its members, as well as by our Shareholders. Members of our Board of Directors annually review our Board of Directors’ composition by evaluating whether our Board of Directors has the right mix of skills, experience and backgrounds.

Our Board of Directors may also consider an assessment of its diversity, in its broadest sense, reflecting, but not limited to, age, geography, gender and ethnicity.

Our Board of Directors identifies nominees by first evaluating the current members of our Board of Directors willing to continue in service. Current members of our Board of Directors with skills and experience relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of our Board of Directors does not wish to continue in service or if our Board of Directors decides not to nominate a member for re-election, our Board of Directors will review the desired skills and experience of a new nominee in light of the criteria set forth above.

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Our Board of Directors also considers nominees for our Board of Directors recommended by Shareholders. Notice of proposed stockholder nominations for our Board of Directors must be delivered in accordance with the requirements set forth in our bylaws and SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: Clean Energy Technologies, Inc., Board of Directors, 2990. Redhill Ave, Costa Mesa, California 92626, Attention: Chief Executive Officer.

Our Board of Directors will recommend the slate of directors to be nominated for election at the annual meeting of shareholders. We have not and do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Board of Directors Role in Risk Oversight

Our Board of Directors oversees our shareholders’ interest in the long-term success of our business strategy and our overall financial strength.

Our Board of Directors is actively involved in overseeing risks associated with our business strategies and decisions. It does so, in part, through its approval of all acquisitions and business-related investments and all assumptions of debt, as well as its oversight of our executive officers pursuant to annual reviews. Our Board of Directors is also responsible for overseeing risks related to corporate governance and the selection of nominees to our Board of Directors.

In addition, the Board reviews the potential risks related to our financial reporting. The Board meets with our Chief Financial Officer and communicates with representatives of our independent registered public accounting firm on a quarterly basis to discuss and assess the risks related to our internal controls. Additionally, material violations of our Code of Ethics and related corporate policies are reported to our Board of Directors.

Code of Business Conduct and Ethics

We have adopted our Code of Ethics, which contains general guidelines for conducting our business and is designed to help our directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. Our Code of Ethics applies to our Principal Executive Officer, Principal Financial Officer, and persons performing similar functions and all members of our Board of Directors. Our Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Shareholders may request a copy of our Code of Ethics, which will be provided without charge, by writing to: Clean Energy Technologies, Inc., Board of Directors, 2990. Redhill Ave, Costa Mesa, California 92626; Attention: Chief Executive Officer.

EXECUTIVE COMPENSATION

The key objective of our non-employee directors’ compensation program is to attract and retain highly qualified directors with the necessary skills, experience and character to oversee our management. We currently use equity-based compensation to compensate our directors due to our restricted cash flow position; however, we may in the future provide cash compensation to our directors. The use of equity-based compensation is designed to recognize the time commitment, expertise and potential liability relating to active Board service, while aligning the interests of our Board of Directors with the long-term interests of our shareholders.

In addition to the compensation provided to our non-employee director, which is detailed below, each non-employee director is reimbursed for any reasonable out-of-pocket expenses incurred in connection with attending in-person meetings of the Board of Directors and Board committees, as well for any fees incurred in attending continuing education courses for directors.

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Fiscal Years 2018 and 2017 Annual Cash Compensation

We currently do not provide cash compensation to our directors and as such did not provide any cash compensation during the years ended December 31, 2018 and 2017.

Fiscal Years 2018 and 2017 Equity Compensation

Yearly Restricted Share Awards

Under the terms of the discretionary restricted share unit grant provisions of our 2006 Incentive Stock Plan and our 2011 Omnibus Incentive Plan, which we refer to as the 2006 Plan and 2011 Plan, respectively, each non-employee director is eligible to receive grants of restricted common stock share awards at the discretion of our Board of Directors. These yearly restricted share unit awards vest in full on the grant date. For the year ended 2017, we issued the 450,000 shares of common stock options to our five new independent directors and 300,000 to our one legacy director. On February 9, 2018 the non-employee board members resigned, as disclosed in our 8K filed on February 15, 2018. As a result, all remaining stock options were cancelled.

For the year ended December 31, 2018 there were no stock options granted.

Discretionary Grants

Under the terms of the discretionary option grant provisions of the 2006 Plan and the 2011 Plan, non-employee directors are eligible to receive stock options or other stock awards granted at the discretion of the Board of Directors. No director received stock awards pursuant to the discretionary grant program during fiscal year 2018 or 2017.

Director Summary Compensation in Fiscal Years 2018 and 2017

The following table sets forth the fiscal years 2017, and 2018 compensation for our non-employee directors.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)

Robert Young 2017	$-	$-	$-
Robert Young 2018	$-	$-	$-

Kevin Scott 2017	$-	$-	$-

Meddy Sahebi 2017	$-	$-	$-
Meddy Sahebi 2018	$-	$-	$-

William Maloney 2017	$-	$-	$-
William Maloney 2018	$-	$-	$-

Juha Rouvinen 2017	$-	$-	$-
Juha Rouvinen 2018	$-	$-	$-

Lin Shuangan	$-	$-	$-

Daniel Elliott 2017	$-	$-	$-
Daniel Elliott 2018	$-	$-	$-

Erin Falconer 2017	$-	$-	$-
Erin Falconer 2018	$-	$-	$-

Calvin Pang 2018	$-	$-	$-

Jun Wang 2018	$-	$-	$-

Yongsheng Lyu 2018	$-	$-	$-

(1) This column represents the amount of cash compensation earned in fiscal years 2018, and 2017 for Board and committee service.

(2) This column represents the grant date fair value of restricted share awards granted in fiscal years, 2018, and 2017.

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The following table sets forth the fiscal year 2018 and 2017 compensation for:

●	Kambiz Mahdi, our Chief Executive Officer; and
●	John Bennett, our Chief Financial Officer

The executive officers included in the Summary Compensation Table are referred to in this Form 10K as our named executive officers. A detailed description of the plans and programs under which our named executive officers received the following compensation can be found in the section entitled “Compensation Discussion and Analysis.”

Summary Compensation Table

Name and		Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Principal Position	Year	($)	($)(3)	($)(4)	($)	($)	($)	($)	($)
Kambiz Mahdi (1)	2018	$275,000	$-	$310,760	$-	$-	$-	$-	$585,760
Chief Executive Officer	2017	$275,000	$-	$-	$-	$-	$-	$-	$275,000

John Bennett (2)	2018	$140,000	$-	$-	$-	$-	$-	$-	$140,000
Chief Financial Officer	2017	$140,000	$-	$-	$-	$-	$-	$-	$140,000

1) On October 18, 2018 we entered into an employment agreement with Mr. Mahdi, with an annual salary of $275,000. In addition, as part of the agreement Mr. Mahdi was to be issued 20,000,000 shares of our common stock, as additional compensation. As a result; for the year ended December 31, 2018 we accrued for and subsequently on February 13, 2019, issued 20,000,000 shares @ $.0131 to Mr. Mahdi in the amount of $262,000.

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2) On September 1, 2011 we entered into and employment agreement with Mr. Bennett where he will receive an annual compensation of $140,000 per year, subject to annual increases based on the greater of the consumer price index or 5.0% to take into account annual cost of living increases and also subject to such increases as may from time to time be determined by the Board of the Directors of the Company. On May 1, 2019 we entered into an employment agreement with Mr. Bennett, with an annual salary of $175,000

Potential Payments upon Termination or Change of Control

Severance Benefits

Mr. Mahdi will receive a severance benefit consisting of a single lump sum cash payment equal the salary that Mr. Mahdi would have been entitled to receive through the remainder or the Employment Period or One (1) year, whichever is greater.

Mr. Bennett will receive a severance benefit consisting of a single lump sum cash payment equal the salary that Mr. Bennett would have been entitled to receive through the remainder or the Employment Period or One (1) year, whichever is greater.

Outstanding Equity Awards at 2018 Fiscal Year-End

There are no outstanding options or stock awards held by our named executive officers as of December 31, 2018.

Change of Control and Termination Provisions

None.

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

Security Ownership of Certain Beneficial Owners and Management

The following table shows, as of December 11, 2019 the number of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock; (2) our directors and former directors; (3) our named executive officers; and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 753,907,656 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days. Unless otherwise provided, the address of each beneficial owner listed is c/o Clean Energy Technologies, Inc., Board of Directors, 2990. Redhill Ave, Costa Mesa, California 92626. We need to footnote how the voting rights are allocated and add them to the number of shares.

Name of Beneficial Owners (1)	Number of Shares of Common Stock Beneficially Owned	Percentage

5% Holders
MGW Investments I Limited	1,058,304,668	78.87
ETI Partners IV LLC	57,380,323	7.61%
Cyberfuture One LP (1)	45,748,392	5.91

Officers and Directors
Calvin Pang(2)	1,058,304,668	78.87%
Kambiz Mahdi – Director and CEO (3)	42,601,618	5.65%
John Bennett – Former Director and CFO	1,359,200	0.18%
All directors and officers as a group	1,102,265,486	84.71%

1) Conversion to shares of Common Stock is calculated based on 58% of the lowest closing bid price of our common stock for the 15 days ended on December 17, 2019 or $.0196 per share.

2) Calvin Pang has voting and investment power over all of our common stock held by MGW Investment I Limited (“MGWI”). MGWI holds 470,462,668 shares of common stock, convertible promissory notes which can be converted into 419,842,000 shares of Common Stock and warrants to purchase 168,000,000 shares of Common Stock.

3) The shares of common stock are held directly by the Kambiz and Bahareh Mahdi Living Trust and indirectly by Kambiz Mahdi and Bahareh Mahdi as Trustees.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Director Independence

Our board of directors has determined that two of our directors can be deemed an “independent directors.”

Review of Related Person Transactions

Our Code of Business Conduct and Ethics provides guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between us and our executive officers or directors, such as:

● Business transaction between the company and any executive are prohibited, unless otherwise approved by the Board;

● Activities that may interfere with an executive’s performance in carrying out company responsibilities;

● Activities that call for the use of the company’s influence, resources or facilities; and

● Activities that may discredit the name or reputation of the company.

We have various procedures in place to identify potential related person transactions, and the Board of Directors and a separate compliance committee work together in reviewing and considering whether any identified transactions or relationships are covered by the Code of Business Conduct and Ethics.

Transactions with Related Persons

Kambiz Mahdi, our Chief Executive Officer, owns Billet Electronics, which is distributor of electronic components. From time to time, we purchase parts from Billet Electronics. In addition, Billet was a supplier of parts and had dealings with current and former customers of the Company prior to joining the company. Our Board of Directors has approved the transactions between Billet Electronics and the Company.

On June 15, 2017 Meddy Sahebi Chairman of our Board of Directors advanced the Company $5,000. There were no specified terms for repayment of this loan other than that it was to be repaid within a reasonable time. As of December 31, 2017, the outstanding balance was $5,000. Mr. Sahebi resigned from the board of directors on February 8, 2018.

Pursuant to our 2017 Stock Compensation Program, effective July 1, 2017, we made the following stock option grants to members of our Board of Directors: (a) we issued to each of our non-employee members of our Board of Directors first joining the Board in October 2015 and who had not received any compensation for serving as directors of the Company (five persons) options to purchase 150,000 shares of our common stock with an exercise price of $.03 per share, the last sale price of our common stock on June 29, 2017 and (b) we issued to each of our non-employee members of our Board of Directors currently serving on the Board (six persons) options to purchase 300,000 shares of our common stock with an exercise price of $.03 per share. On the non-employee board members resigned, as disclosed in our 8K filed on February 15, 2018. As a result, all remaining stock options were cancelled.

On February 13, 2018 the Corporation and Confections Ventures Limited. (“CVL”) entered into a Convertible Note Purchase Agreement (the “Convertible Note Purchase Agreement,” together with the Stock Purchase Agreement and the transactions contemplated thereunder, the “Financing”) pursuant to which the Corporation issued to CVL a convertible promissory Note (the “CVL Note”) in the principal amount of $939,500 with an interest rate of 10% per annum interest rate and a maturity date of February 13, 2020. The CVL Note is convertible into shares of Common Stock at $0.003 per share, as adjusted as provided therein. As a result we recognized a beneficial conversion feature of $532,383, which is amortized over the life of the note. This note was assigned to MGW Investment I Limited.

On February 8, 2018 the Corporation entered a Convertible Promissory Note in the principal amount of $153,123, due October 8, 2018, with an interest rate of 12% per annum payable to MGWI (the “MGWI Note”). The MGWI Note is convertible into shares of the Corporation’s common stock at the lower of: (i) a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of a Conversion Notice; or (ii) 0.003. As a result of the closing of the transactions contemplated by the Stock Purchase Agreement and Convertible Note Purchase Agreement, the MGWI Note must be redeemed by the Corporation in an amount that will permit CVL and MGWI and their affiliates to hold 65% of the issued and outstanding Common Stock of the Corporation on a fully diluted basis. The proceeds from the MGWI Note were used to redeem the convertible note of the Corporation to JSJ Investments, Inc. in the principal amount of $103,000 with an interest rate of 12% per annum, due April 25, 2018. At December 31, 2018 the holder of this note beneficially owned 70% of the company and this note is not convertible if the holder holds more than 9.99%, as a result, we did not recognize a derivative liability or a beneficial conversion feature.

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On June 21, 2018 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $250,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of June 21, 2019. On May 28, 2019 this note was paid in full.

On September 21, 2018 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $100,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of September 21, 2019. On May 28, 2019 this note was paid in full.

On February 15, 2018 we issued 9,200,000 shares of our common stock at a price of .0053 per share as additional compensation in the amount of $48,760.

On October 18, 2018 we entered into a 1 year employment agreement with Kambiz Mahdi our CEO, as part of the agreement Mr. Mahdi was to be issued 20,000,000 shares of our common stock, as additional compensation. As a result; for the year ended December 31, 2018 we accrued for and subsequently on February 13, 2019, issued 20,000,000 shares @ $.0131 to Mr. Mahdi in the amount of $262,000.

On January 10, 2019 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $25,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of January 10, 2020. On May 28, 2019 this note was paid in full.

On May 31, 2019, we entered into a subscription agreement pursuant to which the Company agreed to sell 168,000,000 units (each a “Unit” and together the “Units”) to MGW Investment I Limited MGWI for an aggregate purchase price of $1,999,200, or $.0119 per Unit, with each unit consisting of one share of common stock, par value $.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of common stock. The Common Stock will be issued to MGWI at such time as the Company increases the number of shares of its authorized Common Stock. The Warrant is exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement. These shares were issued on August 15, 2019

OFFERING PRICE

The Company is quoted on the OTCQB Market and there may be at times is a limited market for our common stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a public company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

There is no assurance that our common stock will trade at market prices in excess of our offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

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PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by Kambiz Mahdi, our Chief Executive Officer and our directors and through a direct public offering. Our Common Stock may be sold or distributed from time to time by Mr. Mahdi or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication. The Company may also use crowdfunding sites, brokers, dealers, or underwriters who may act solely as agents at a price of between $0.025 and $0.10 per share. The sale of our Common Stock offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, placement agents or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;·in privately negotiated transactions; or· any combination of the foregoing. We may also sell our securities, including securities convertible into shares of our Common Stock under Section 4a(2) of the Securities Act, and Regulation D promulgated thereunder, if available, rather than under this Offering Circular. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Company and/or purchasers of our Common Stock for whom the broker-dealers may act as agent. No brokerage commissions will exceed 10% of the gross proceeds in a cash payment and 10% of the gross proceeds sold by them in warrants exercisable at 110% of the offering price which expire in 5 years.

The Company has 753,907,656 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering an additional 300,000,000 shares of its common stock for sale at the price of $.025per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, none of our officers or directors will register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Neither Mr. Mahdi nor any of our directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Neither Mr. Mahdi nor our directors will be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither Mr. Mahdi nor our directors he been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Mahdi will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Neither Mr. Mahdi nor our directors will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the shares being offered on behalf of the Company unless our shares of Common Stock are sold by broker/dealer, in which case we may pay commissions of up to 10% of the gross proceeds they sell. The price per share will be between $0.025 and $0.10 for the duration of this offering.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Offering Circular is effective.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a wire, check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Clean Energy Technologies, Inc.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers and a fully executed subscription agreement within forty-five (45) days of the close of the Offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

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DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Corporation shall have authority to issue is: 2,020,000,000. These shares shall be divided into two classes with one billion two hundred million (2,000,000,000) shares designated as common stock at $.001 par value (the “Common Stock”) and twenty million (20,000,000) shares designated as preferred stock at $.001 par value (the “Preferred Stock”).The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time. We have 753,907,656 common shares outstanding as of the date of this filing.

Common Stock

Our Articles of Incorporation authorize us to issue 2,000,000,000 shares of common stock, par value $0.001 per share. As of December 11, 2019, there were 753,907,656 shares of common stock outstanding. All outstanding shares of common stock are, and the common stock to be issued will be, fully paid and non-assessable. Each share of our common stock has identical rights and privileges in every respect. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our shareholders and are entitled to one vote for each share of common stock held. There are no cumulative voting rights.

The holders of our common stock are entitled to share equally in dividends and other distributions that our Board of Directors may declare from time to time out of funds legally available for that purpose, if any, after the satisfaction of any prior rights and preferences of any outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of common stock shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and our obligations to holders of our outstanding preferred stock.

Preferred Stock

Our Articles of Incorporation authorize us to issue 20,000,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of and number of shares to be included in each such series. Our Board of Directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

Unless our Board of Directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

We previously authorized 440 shares of Series A Convertible Preferred Stock, 20,000 shares of Series B Convertible Preferred Stock, and 15,000 shares Series C Convertible Preferred Stock. As of August 20, 2006, all series A, B, and C preferred had been converted into common stock.

Effective August 7, 2013, our Board of Directors designated a series of our preferred stock as Series D Preferred Stock, authorizing 15,000 shares. Our Series D Preferred Stock offering terms authorized us to raise up to $1,000,000 with an over-allotment of $500,000 in multiple closings over the course of six months. We received an aggregate of $750,000 in financing in subscription for Series D Preferred Stock, or 7,500 shares.

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The following are primary terms of the Series D Preferred Stock. The Series D Preferred holders were initially entitled to be paid a special monthly divided at the rate of 17.5% per annum. Initially, the Series D Preferred Stock was also entitled to be paid special dividends in the event cash dividends were not paid when scheduled. If the Company does not pay the dividend within five (5) business days from the end of the calendar month for which the payment of such dividend to owed, the Company will pay the investor a special dividend of an additional 3.5%. Any unpaid or accrued special dividends will be paid upon a liquidation or redemption. For any other dividends or distributions, the Series D Preferred Stock participates with common stock on an as-converted basis. The Series D Preferred holders may elect to convert the Series D Preferred Stock, in their sole discretion, at any time after a one year (1) year holding period, by sending the Company a notice to convert. The conversion rate is equal to the greater of $0.08 or a 20% discount to the average of the three (3) lowest closing market prices of the common stock during the ten (10) trading day period prior to conversion. The Series D Preferred Stock is redeemable from funds legally available for distribution at the option of the individual holders of the Series D Preferred Stock commencing any time after the one (1) year period from the offering closing at a price equal to the initial purchase price plus all accrued but unpaid dividends, provided, that if the Company gave notice to the investors that it was not in a financial position to redeem the Series D Preferred, the Company and the Series D Preferred holders are obligated to negotiate in good faith for an extension of the redemption period. The Company timely notified the investors that it was not in a financial position to redeem the Series D Preferred and the Company and the investors have engaged in ongoing negotiations to determine an appropriate extension period. The Company may elect to redeem the Series D Preferred Stock any time at a price equal to initial purchase price plus all accrued but unpaid dividends, subject to the investors’ right to convert, by providing written notice about its intent to redeem. Each investor has the right to convert the Series D Preferred Stock at least ten (10) days prior to such redemption by the Company.

In connection with the subscriptions for the Series D Preferred, we issued series F warrants to purchase an aggregate of 375,000 shares of our common stock at $.10 per share and series G warrants to purchase an aggregate of 375,000 shares of our common stock at $.20 per share.

On August 21, 2014, a holder holding 5,000 shares of Preferred Series D Preferred agreed to lower the dividend rate to 13% on its Series D Preferred. In September 2015, all holders of Series D Preferred signed and delivered estoppel agreements, whereby the holders agreed, among other things, that the Series D Preferred was not in default and to reduce (effective as of December 31, 2015) the dividend rate on the Series D Preferred Stock to six percent per annum and to terminate the 3.5% penalty in respect of unpaid dividends accruing on or after such date.

In the first quarter of 2019, we signed agreements to issue 4,000,000 shares of common stock valued at $.015 for a total value of $60,000 for the conversion of 800 preferred series D shares, which were subsequently issued. We also recorded a $60,000 inducement fee to account for the difference in the fair value which we offset to retained earnings. We also reclassed 200 preferred valued at $20,000, which were previously recorded as converted preferred dividends.

Warrants

On May 31, 2019, we entered into a subscription agreement pursuant to which the Company agreed to sell 168,000,000 units (each a “Unit” and together the “Units”) to MGW Investment I Limited MGWI for an aggregate purchase price of $1,999,200, or $.0119 per Unit, with each unit consisting of one share of common stock, par value $.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of common stock. The Common Stock will be issued to MGWI at such time as the Company increases the number of shares of its authorized Common Stock. The Warrant is exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement.

On June 10, 2019 we issued 500,000 shares of common stock at $.02 per share to an accredited investor for an aggregate price of $10,000 in a private sale. We also issued 500,000 warrants as part of the transaction. Each Warrant is exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement.

On July 18, 2019 we issued 500,000 shares of common stock at $.02 per share to an accredited investor for an aggregate price of $10,000 in a private sale. We also issued 500,000 warrants as part of the transaction. Each Warrant is exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement.

On September 19, 2019 we entered into a stock purchase agreement for 250,000 units to an accredited investor a private sale. Each unit consist of one share of common stock and one warrant to purchase one share of common stock exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement. The shares were included in the shares to be issued as of September 30, 2019 and were subsequently issued on October 15, 2019.

On December 5, 2019 we issued 5,000,000 units to an accredited investor a private sale. Each unit consist of one share of common stock and one warrant to purchase one share of common stock exercisable at $.04 per share.

	Warrants - Common Share Equivalents	Weighted Average Exercise price	Warrants exercisable - Common Share Equivalents	Weighted Average Exercise price
Outstanding December 31, 2018	-	$-	-	$-
Issued	174,250,000	$0.04	174,250,000	$0.04
Exercised	-	-	-
Expired	-	-	-	-
Outstanding December 11, 2019	174,250,000	$0.04	174,250,000	$0.04

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Stock Options

We currently have no outstanding stock options

Dividend Policy

We have never declared a cash dividend on our common stock and our Board of Directors does not anticipate that we will pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, restrictions contained in our agreements and other factors which our Board of Directors deems relevant.

We are obligated to pay dividends to certain holders of our preferred stock which we pay out of legally available funds from time to time or reach arrangements with our holders of preferred stock to convert limited quantities of preferred stock at favorable conversion prices in lieu of dividend payments.

Transfer Agent

The transfer agent for our Common Stock is Colonial Stock Transfer, Inc., 66 Exchange Place, 1st floor, Salt Lake City, UT 84111, (801) 355-5704.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered by this Offering Circular will be passed upon for us by The Newman Law Firm, PLLC, Briarcliff Manor, New York.

EXPERTS

The financial statements of Clean Energy Technologies, Inc. as of December 31, 2018, and 2017, which includes an explanatory paragraph relating to its ability to continue as a going concern, included in this offering circular have been audited by Fruci & Associates II, PLLC, an independent auditor, as stated in their reports appearing herein. Such financial statements have been so included in reliance upon the reports of such firm given its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an Offering Circular on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the Offering Circular, does not contain all of the information set forth in the Offering Circular or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Offering Circular and the exhibits and schedules filed with the Offering Circular. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the Offering Circular are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Circular.

55

We file periodic reports and other information with the SEC, which reports and other information, together with this Offering Circular, including its exhibits and schedules. are available for inspection at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for information about these facilities. Copies of such information may be obtained by mail, upon payment of the SEC’s customary charges, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a web site on the Internet at www.sec.gov that contains Offering Circular, including its exhibits and schedules and our reports, proxy statements and other information about CETY that we file electronically with the SEC.

DESCRIPTION OF PROPERTY

As of May 1, 2017, our corporate headquarters are located at 2990 Redhill Unit A, Costa Mesa, CA. On March 10, 2017, the Company signed a lease agreement for a 18,200-square foot CTU Industrial Building. Lease term is seven years and two months beginning July 1, 2017. Future minimum lease payments for the years ending December 31, are: In October of 2018 we signed a sublease agreement with our facility in Italy with an indefinite term that may be terminated by either party with a 60 day notice for 1,000 Euro per month. Due to the short termination clause, we are treating this as a month to month lease.

Year	Lease Payment
2019	$234,840
2020	$241,884
2021	$249,132
2022	$256,608
2023	$44,052

Our Rent expense for the years ended December 31, 2018 and 2017 was $280,239 and $268,551 respectively.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We currently hold 16 patents in 6 countries and 28 pending applications in 8 countries and one trademark to the Clean CycleTM heat generator, which were acquired from General Electric International.

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Financial Statements and Supplemental Data.

CLEAN ENERGY TECHNOLOGIES, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

FINANCIAL STATEMENT TABLE OF CONTENTS

57

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Clean Energy Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Clean Energy Technologies, Inc. (“the Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit, net losses, and negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2015.

Spokane, Washington

April 15, 2019

58

Clean Energy Technologies, Inc.

Consolidated Balance Sheets

	(audited)	(audited)
	December 31, 2018	December 31, 2017
Assets
Current Assets:
Cash	$6,456	$9,418
Accounts receivable - net	724,845	477,081
Inventory	711,894	854,547
Total Current Assets	1,443,195	1,341,046
Property and Equipment - Net	96,027	144,867

Goodwill	747,976	747,976
License	354,322	354,322
Patents	151,199	163,076
Other Assets	25,400	24,229
Total Non Current assets	1,278,897	1,289,603
Total Assets	$2,818,119	$2,775,516

Liabilities and Stockholders’ (Deficit)
Current Liabilities:
Bank Overdraft	$5,850	$10,863
Accounts payable - trade	1,033,375	996,474
Accrued Expenses	1,786,796	1,607,778
Accrued Expenses Related party	123,394	133,260
Customer Deposits	365,815	98,594
Warranty Liability	100,000	100,000
Deferred Revenue	33,000	-
Derivative Liability	245,988	244,496
Notes Payable - Current (net of discount)	2,775,090	3,692,233
Notes Payable - Current - Related Party	1,144,505	5,000
Total Current Liabilities	7,613,813	6,888,698
Long-Term Debt:
Net Long-Term Debt	-	-
Total Liabilities	7,613,813	6,888,698

Commitments and contingencies	-	-

Stockholders’ (Deficit)
Preferred D stock, stated value $100 per share; 20,000 shares authorized; 7,500 shares and 7,500 shares issued and outstanding respectively	750,000	750,000
Common stock, $.001 par value; 800,000,000 shares authorized; 555,582,656 and 210,881,122 shares issued and outstanding respectively	555,585	210,883
Shares to be issued	262,000	58,000
Additional paid-in capital	5,236,456	3,657,653
Accumulated deficit	(11,599,735)	(8,789,718)
Total Stockholders’ (Deficit)	(4,795,694)	(4,113,182)
Total Liabilities and Stockholders’ Deficit	$2,818,119	$2,775,516

The accompanying footnotes are an integral part of these financial statements

59

Clean Energy Technologies, Inc.

Consolidated Statements of Operations

For the years ended December 31,

	2018	2017
Sales	$1,331,171	$957,633
Cost of Goods Sold	810,489	544,752
Gross Profit	520,682	412,881

General and Administrative
General and Administrative expense	449,549	375,808
Salaries	740,146	783,656
Facility lease	280,239	268,551
Professional fees	142,234	139,322
Consulting	79,084	46,938
Share Based Expense	353,140	2,460
Total Expenses	2,044,392	1,616,735
Net Profit / (Loss) From Operations	(1,523,710)	(1,203,854)

Change in derivative liability	116,259	142,326
Gain / (Loss) on disposition of assets	2,389	-
Financing Fees	(542,419)	(708,714)
Interest Expense	(862,536)	(444,612)
Net Profit / (Loss) Before Income Taxes	(2,810,017)	(2,214,854)
Income Tax Expense	-	-
Net Profit / (Loss)	$(2,810,017)	$(2,214,854)

Per Share Information:
Basic and diluted weighted average number
of common shares outstanding	553,354,983	209,915,415

Net Profit / (Loss) per common share basic and diluted	$(0.01)	$(0.01)

The accompanying footnotes are an integral part of these financial statements

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Clean Energy Technologies, Inc.

Consolidated Statement of Stockholders Equity

December 31, 2018

	Common Stock .001 Par		Preferred Stock		Common Stock to be issued	Additional Paid in	Accumulated	Stock holders’ Deficit
Description	Shares	Amount	Shares	Amount	Amount	Capital	Deficit	Totals
December 31, 2016	155,178,083	$155,180	7,500	$750,000	$-	$3,401,430	$(6,574,864)	$(2,268,254)

Shares Issued for Note conversion	55,103,039	55,103	-	-	-	254,363	-	309,466
Shares issued for Services	600,000	600	-	-	-	1,860	-	2,460
Note Conversion shares to be issued	-	-	-	-	58,000	-	-	58,000
Net Loss	-	-	-	-	-	-	(2,214,854)	(2,214,854)
December 31, 2017	210,881,122	$210,883	$7,500	$750,000	$58,000	$3,657,653	$(8,789,718)	$(4,113,182)

Shares to be issued	4,000,000	4,000	-	-	(58,000)	54,000	-	-
Shares Issued for Note conversion	22,938,867	22,939	-	-	-	184,064	-	207,003
Shares issued for Services	13,800,000	13,800	-	-	-	59,340	-	73,140
Shares issued for cash	302,462,667	302,463	-	-	-	604,914	-	907,377
BCF on notes payable	-	-	-	-	-	659,985	-	659,985
Shares issued for services	1,500,000	1,500	-	-	-	16,500	-	18,000
Shares to be issued for compensation	-	-	-	-	262,000	-	-	262,000
Net Loss	-	-	-	-	-	-	(2,810,017)	(2,810,017)
December 31, 2018	555,582,656	$555,585	$7,500	$750,000	$262,000	$5,236,456	$(11,599,735)	$(4,795,694)

The accompanying footnotes are an integral part of these financial statements

61

Clean Energy Technologies, Inc.

Consolidated Statements of Cash Flows

For the years ended December 31,

	2018	2017
Cash Flows from Operating Activities:
Net Profit / (Loss)	$(2,810,017)	$(2,214,854)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	52,444	54,650
Share Based Expense	353,140	2,460
Gain on sale of fixed asset	(2,389)	-
Financing fees	542,419	551,997
Change in Derivative Liability and Debt discount	21,512	(45,486)
Changes in assets and liabilities:	-
(Increase) decrease in accounts receivable	(247,764)	(109,458)
(Increase) decrease in inventory	142,653	59,407
(Increase) decrease in other assets	(1,171)	-
(Decrease) increase in accounts payable	36,901	16,274
Other (Decrease) increase in accrued expenses	169,152	90,946
Other (Decrease) increase in deferred revenue	33,000
Other (Decrease) increase in customer deposits	267,221	98,594
Net Cash Used In Operating Activities	(1,442,899)	(1,495,470)

Cash Flows from Investing Activities
Purchase property plant and equipment	-	-
Cash Flows Used In Investing Activities	-	-

Cash Flows from Financing Activities
Bank Overdraft / (Repayment)	(5,013)	(4,544)
Payments on notes payable	(218,295)	-
Proceeds from notes payable	755,868	1,502,990
Stock issued for cash	907,377	-
Cash Flows Provided By Financing Activities	1,439,937	1,498,446

Net (Decrease) Increase in Cash and Cash Equivalents	(2,962)	2,976
Cash and Cash equivalent at beginning of period	9,418	6,442
Cash and Cash equivalent at end of period	$6,456	$9,418

Supplemental Cashflow Information:
Interest Paid	$328,862	$238,966
Taxes Paid	$-	$-

Supplemental Non-Cash Disclosure
Shares issued for Services	$353,140	$2,460
Shares issued for Account payable paid in shares	$35,368	$-
Shares issued for note conversions	$171,134	$367,466

The accompanying footnotes are an integral part of these financial statements

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Clean Energy Technologies, Inc.

Notes to Consolidated Financial Statements

Notes 1- GENERAL

Corporate History

With the vision to combat climate change and creating a better, cleaner and environmentally sustainable future Clean Energy HRS LLC a wholly owned subsidiary of Clean Energy Technologies, Inc. acquired the assets of Heat Recovery Solutions from General Electric International on September 11, 2015. The GE HRS asset acquisition and related financing transactions resulted in a change of control of the Company according to FASB No. 2014-17 Business Combinations (Topic 805). As a result, the transactions qualify as a business combination. In accordance with Topic 805, the Company elected to apply pushdown accounting, using the valuation date of December 31, 2015. As a result we recognized $747,976 in goodwill.

General Electric acquired the rights and 16 global patents to the magnetic bearing technology from Calnetix in October of 2010 and further developed the next generation of the waste heat generators, which was ultimately acquired by Clean Energy Technologies from GE. We completed our production facility post the acquisition in October of 2016. We consolidated our legacy and HRS operations and began our production in early 2017. In early 2018 we engaged with a large institutional equity partner and closed our first round of funding. We are successfully executing on our business strategy by increasing our market presence and broadening our product portfolio in the heat to power markets. We’re continuing to design, build and ship products to Europe, US, Canada, South East Pacific regions and planned expansion into Asia. We are continuing to build a strong back log and pipeline of opportunities while developing the next disruptive heat to power generators with the support of our new equity partners.

General Business Overview

Headquartered in Costa Mesa, California, Clean Energy Technologies, (CETY) is a designer, producer and marketer of clean energy products & integrated solutions focused on energy efficiency and environmental sustainability. Our principal product is the Clean CycleTM heat generator, offered through our wholly owned subsidiary Heat Recovery Solutions, (HRS). The Clean CycleTM generator captures waste heat from a variety of sources and turns it into electricity. By using our Clean CycleTM generator commercial and industrial heat generators boost their overall energy efficiency and the savings created provide our customers with a fast return on their investment. Our product saves fuel, reduces pollution and requires very little maintenance.

Clean Cycle II Heat Generator

Clean Energy Technologies, Inc. established a new CETY Europe Sales and Service Center in Silea (Treviso), Italy established in December 2017. The service center will be operational in November 2018 and will include a 24/7 Call Center, support Field Service Personnel, including remote access to the Waste Heat Generators and inventory spare parts to support the currently commissioned 65 Clean CycleTM installations in Europe. The service center will also provide support services for new European sales. CETY has identified substantial unmet market needs in many European countries including the United Kingdom, Germany, Italy, Ukraine, Croatia, Slovakia, Slovenia, Austria, Belarus and the Czech Republic.

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The CETY Europe Sales and Service Center will be the warranty and service hub for CETY’s Clean Cycle™ Heat Recovery Solutions (HRS) Waste Heat Generators. CETY purchased the patented HRS technology from General Electric in 2015. The HRS System captures waste heat from a variety of sources such as Reciprocating Engines, Turbines, landfills, composting operations, water, or steam processes, and converts it into reliable electricity without requiring additional manpower, fuel or emissions. The CETY Europe Sales and Service Center will be well suited to handle any warranty and/or service issues.

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had a total stockholder’s deficit of $4,795,694 and a working capital deficit of $6,170,618 and a net loss of $2,810,017 for the year ended December 31, 2018. The company also had an accumulated deficit of $11,599,735 as of December 31, 2018 and used $1,442,899 in net cash from operating activities for the year ended December 31, 2018. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern. There can be no assurance that the Company will achieve its goals and reach profitable operations and is still dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) to generate positive cash flow from operations.

Plan of Operation

Management is taking the following steps to sustain profitability and growth:

Growth Strategy Strategy

Sales and Marketing

Our marketing approach is to position CETY as a worldwide leader in the heat to power & energy efficiency markets by targeting industries that have wasted heat which could potentially turn into electricity.

We are leveraging our proprietary magnetic bearing turbine technology and over 100 installation with 1 million fleet operating to increase our market share in low to medium temperature waste heat recovery markets.

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We utilize both a direct sales force and global distribution group with expertise in heat recovery solutions and clean energy markets. We have also established relationships with integrators, consultant and project developers and integrated solution providers.

We plan to leverage our core expertise to identify, acquire and develop leading clean energy and clean technology solutions and products. We will continue to utilize our relationships and expertise to expand in clean and renewable energy sector through new in-house development of disruptive heat to power technologies, acquisitions, cogeneration, and licensing agreements.

CETY maintains an online presence through our web portal and social media. Our application engineers assist in converting the opportunities into projects. We provide technical support to our Clean Cycle TM generator clients through providing maintenance and product support.

The sales of our products are related to the global prices for oil, gas, coal and solar energy. As prices increase our products produce a better return on investment for our customers. They are also dependent on regulatory drivers and financial incentives.

Our Market

The market for waste heat recovery is well defined and, according to a recent report published by the U.S. Department of Energy “Waste Heat recovery: Technology and Opportunities in US Industry” and International Energy Agency report, “World Energy Outlook 2012” , “ 20 to 50% of industrial energy input is lost as waste heat.” and “~3/5 of the primary energy used in power plants becomes waste heat”. The opportunity in the waste heat recovery market is substantial. The report continues, “A valuable alternative approach to improving overall energy efficiency is to capture and reuse the lost or ‘waste heat’ that is intrinsic to all manufacturing processes. During these manufacturing processes, as much as 20% to 50% of the energy consumed is ultimately lost via waste heat contained in streams of hot exhaust gases and liquids, as well as through heat conduction, convection, and radiation from hot equipment surfaces and from heated product streams. In some cases, such as industrial furnaces, waste heat recovery can improve energy efficiency by 10% to as much as 50%.”

The advantage of recapturing and utilizing waste heat is that it typically replaces purchased electric power, much of which does and will continue to require burning fossil fuels, or directly replaces fuels which must be purchased and combusted. Thus it actually can directly reduce emissions and eliminate transmission losses. Projections of market potential are truly enormous, with unrecovered waste heat in industrial processes estimated at half a quintillion (a billion billion) BTUs. The Company believes that if it can capture even a small percentage of this market it would have a strong opportunity to reduce exhaust emissions, assist in lowering energy costs of the manufacturers, while growing the Company and its client base.

Our Products

Organic Rankine Cycle System Using Clean Cycle Generator

The Rankine Cycle is a thermodynamic cycle that converts heat into energy. The organic Rankine cycle is similar. Heat from an industrial waste source is passed through a heat exchanger where it superheats cold fluid that is vaporized. The vapor is passed through an expansion device (turbine or other expander) which creates electricity, and then through a condenser where the vapor is re-condensed to liquid and cooled. The cycle repeats itself generating energy.

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We produce an Organic Rankine Cycle system called the Clean CycleTM heat to power generator through our wholly owned subsidiary Heat Recovery Solutions, (HRS). Our Clean Cycle TM generators create additional power from waste heat with no additional emission and come in two models, skids for use inside a plant or containers for outdoor applications. By using the Clean CycleTM generator our customers boost their overall energy efficiency. Our product saves fuel, reduces pollution, requires very little maintenance and provides a fast return on investment.

We produce a turnkey Organic Rankine Cycle system we call the Clean CycleTM generator. Our Clean Cycle TM generators create additional power from waste heat with no additional emission and come in two models, skids for use inside a plant or containers for outdoor applications. Our customers may use their own heat exchangers or condensers, or we provide these products as part of our integrated system through third party suppliers.

We compete based on efficiency, maintenance and our customer’s return on investment. We have an exclusive license from Calnetix to use their magnetic turbine for heat waste recovery applications. We believe that the magnetic turbine technology is more efficient than our competitor’s turbines which allows our systems to generate more electricity at lower heat ranges. Because our generator is magnetic, it requires far less maintenance than our competitors who use oil, gearbox and rubber seals in their turbines. We have the advantage of selling a system that was originally manufactured and sold by General Electric International so our Clean CycleTM generator has a substantial market base and we believe has a reputation as one of the defacto standards in the market.

Our greatest advantage is that the Clean CycleTM generator is a product that can be delivered on a turnkey basis, not a major project that needs to be designed, manufactured and installed. We believe that this is one of the most distinguishing features of our Clean Cycle™ generator, as it significantly reduces the time our customers spend on installation, improves the speed with which we can deliver our product and reduces startup costs.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The summary of significant accounting policies of Clean Energy Technologies, Inc. (formerly Probe Manufacturing, Inc.) is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

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Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets, the collection of accounts receivable and valuation of inventory and reserves.

Cash and Cash Equivalents

We maintain the majority of our cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per commercial bank. For purposes of the statement of cash flows we consider all cash and highly liquid investments with initial maturities of one year or less to be cash equivalents.

Accounts Receivable

We grant credit to our customers located within the United States of America; and do not require collateral. Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by us. Reserves for un-collectable amounts are provided, based on past experience and a specific analysis of the accounts. Although we expect to collect amounts due, actual collections may differ from the estimated amounts. As of December 31, 2018, and December 31, 2017, we had a reserve for potentially un-collectable accounts of $57,000. Five (5) customers accounted for approximately 98% of accounts receivable at December 31, 2018. Our trade accounts primarily represent unsecured receivables. Historically, our bad debt write-offs related to these trade accounts have been insignificant.

Inventory

Inventories are valued at the lower of weighted average cost or market value. Our industry experiences changes in technology, changes in market value and availability of raw materials, as well as changing customer demand. We make provisions for estimated excess and obsolete inventories based on regular audits and cycle counts of our on-hand inventory levels and forecasted customer demands and at times additional provisions are made. Any inventory write offs are charged to the reserve account. As of December 31, 2018 and December 31, 2017, we had a reserve for potentially obsolete inventory of $250,000.

Property and Equipment

Property and equipment are recorded at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets. The cost of ordinary maintenance and repairs is charged to operations. Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets:

Furniture and fixtures	3 to 7 years
Equipment	7 to 10 years
Leasehold Improvements	7 years

Long –Lived Assets

Our management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment if any, is measured based on fair value and is charged to operations in the period in which long-lived assets impairment is determined by management. There can be no assurance however, that market conditions will not change or demand for our services will continue, which could result in impairment of long-lived assets in the future.

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Revenue Recognition

The Company recognizes revenue under ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASC 606”). The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. The following five steps are applied to achieve that core principle for our HRS and Cety Europe Divisions:

●	Identify the contract with the customer
●	Identify the performance obligations in the contract
●	Determine the transaction price
●	Allocate the transaction price to the performance obligations in the contract
●	Recognize revenue when the company satisfies a performance obligation

The following steps are applied to our legacy contract manufacturing division:

●	We generate a quotation
●	We receive Purchase orders from our customers.
●	We build the product to their specification
●	We invoice at the time of shipment
●	The terms are typically Net 30 days

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures” for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.
●	Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.
●	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company’s derivative liabilities have been valued as Level 3 instruments. We value the derivative liability using a lattice model, with a volatility of 112% and using a risk free interest rate of 2.54%

The Company’s financial instruments consist of cash, prepaid expenses, inventory, accounts payable, convertible notes payable, advances from related parties, and derivative liabilities. The estimated fair value of cash, prepaid expenses, investments, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

The carrying amounts of the Company’s financial instruments as of December 31 2017 and 2018, reflect:

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability – December 31, 2017	$–	$–	$244,496	$244,496

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability – December 31, 2018	$–	$–	$245,988	$245,988

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

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Other Comprehensive Income

We have no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Net Profit (Loss) per Common Share

Basic profit / (loss) per share is computed on the basis of the weighted average number of common shares outstanding. At December 31, 2018, we had outstanding common shares of 555,582,656 used in the calculation of basic earnings per share. Basic Weighted average common shares and equivalents at December 31, 2018 and 2017 were 553,354,983 and 209,915,415, respectively. As of December 31, 2018, we had convertible notes, convertible into approximately 411,446,077 of additional common shares and outstanding preferred shares convertible into 12,226,250 of additional common shares. Fully diluted weighted average common shares and equivalents were withheld from the calculation as they were considered anti-dilutive.

Research and Development

We had no amounts of research and development R&D expense during the year ended December 31, 2018 and 2017.

Segment Disclosure

FASB Codification Topic 280, Segment Reporting, establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. The Company has three reportable segments: Clean Energy HRS (HRS), Cety Europe and the legacy electronic manufacturing services division. The segments are determined based on several factors, including the nature of products and services, the nature of production processes, customer base, delivery channels and similar economic characteristics. Refer to note 1 for a description of the various product categories manufactured under each of these segments. Prior to March 31, 2017 we only had one reporting segment.

An operating segment’s performance is evaluated based on its pre-tax operating contribution, or segment income. Segment income is defined as net sales less cost of sales, and segment selling, general and administrative expenses, and does not include amortization of intangibles, stock-based compensation, other charges (income), net and interest and other, net.

Selected Financial Data:

	2018	2017
Net Sales
Electronics Assembly	567,417	581,191
Clean Energy HRS	752,783	376,442
Cety Europe	10,971	-
Total Sales	1,331,171	957,633

Segment income and reconciliation before tax
Electronics Assembly	56,231	70,949
Clean Energy HRS	457,978	341,932
Cety Europe	6,473	-
Total Segment income	520,682	412,881

Reconciling items
General and Administrative	(449,549)	(375,808)
Share Based Expense	(353,140)	(2,460)
Salaries	(740,146)	(783,656)
Rent	(280,239)	(268,551)
Professional fees	(142,234)	(139,322)
Consulting	(79,084)	(46,938)
Financing Fees	(542,419)	(708,714)
Loss on disposal of fixed assets	2,389	-
Change in derivative liability	116,259	142,326
Interest expense	(862,536)	(444,612)
Net Loss before income tax	(2,810,017)	(2,214,854)

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	December 31, 2018	December 31, 2017
Total Assets
Electronics Assembly	1,029,129	1,161,901
Clean Energy HRS	1,777,354	1,613,615
Cety Europe	11,636
Total Assets	2,818,119	2,775,516

Share-Based Compensation

The Company has adopted the use of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS No. 123R) (now contained in FASB Codification Topic 718, Compensation-Stock Compensation), which supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance and eliminates the alternative to use Opinion 25’s intrinsic value method of accounting that was provided in Statement 123 as originally issued. This Statement requires an entity to measure the cost of employee services received in exchange for an award of an equity instruments, which includes grants of stock options and stock warrants, based on the fair value of the award, measured at the grant date (with limited exceptions). Under this standard, the fair value of each award is estimated on the grant date, using an option-pricing model that meets certain requirements. We use the Black-Scholes option-pricing model to estimate the fair value of our equity awards, including stock options and warrants. The Black-Scholes model meets the requirements of SFAS No. 123R; however, the fair values generated may not reflect their actual fair values, as it does not consider certain factors, such as vesting requirements, employee attrition and transferability limitations. The Black-Scholes model valuation is affected by our stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. We estimate the expected volatility and estimated life of our stock options at grant date based on historical volatility. For the “risk-free interest rate,” we use the Constant Maturity Treasury rate on 90-day government securities. The term is equal to the time until the option expires. The dividend yield is not applicable, as the Company has not paid any dividends, nor do we anticipate paying them in the foreseeable future. The fair value of our restricted stock is based on the market value of our free trading common stock, on the grant date calculated using a 20-trading-day average. At the time of grant, the share-based compensation expense is recognized in our financial statements based on awards that are ultimately expected to vest using historical employee attrition rates and the expense is reduced accordingly. It is also adjusted to account for the restricted and thinly traded nature of the shares. The expense is reviewed and adjusted in subsequent periods if actual attrition differs from those estimates.

We re-evaluate the assumptions used to value our share-based awards on a quarterly basis and, if changes warrant different assumptions, the share-based compensation expense could vary significantly from the amount expensed in the past. We may be required to adjust any remaining share-based compensation expense, based on any additions, cancellations or adjustments to the share-based awards. The expense is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. For the year ended December 31, 2018 and 2017 we had $353,140 and $2,460 respectively, in share-based expense, due to the issuance of common stock. As of December 31, 2018, we had no further non-vested expense to be recognized.

Income Taxes

The Company accounts for income taxes under SFAS No. 109 (now contained in FASB Codification Topic 740-10-25, Accounting for Uncertainty in Income Taxes), which requires the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse. As of December 31, 2018, we had a net operating loss carry-forward of approximately $(2,810,017) and a deferred tax asset of $515,944 using the statutory rate of 21%. The deferred tax asset may be recognized in future periods, not to exceed 20 years. However, due to the uncertainty of future events we have booked valuation allowance of $(515,944). FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. At December 31, 2018 the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

	December 31, 2018	December 31, 2017
Deferred Tax Asset	$515,944	$845,490
Valuation Allowance	(515,944)	(845,490)
Deferred Tax Asset (Net)	$-	$-

On February 13, 2018, Clean Energy Technologies, Inc., a Nevada corporation (the “Registrant” or “Corporation”) entered into a Common Stock Purchase Agreement (“Stock Purchase Agreement”) by and between MGW Investment I Limited (“MGWI”) and the Corporation. The Corporation received $907,388 in exchange for the issuance of 302,462,667 restricted shares of the Corporation’s common stock, par value $.001 per share (the “Common Stock”).

On February 13, the Corporation and Confections Ventures Limited. (“CVL”) entered into a Convertible Note Purchase Agreement (the “Convertible Note Purchase Agreement,” together with the Stock Purchase Agreement and the transactions contemplated thereunder, the “Financing”) pursuant to which the Corporation issued to CVL a convertible promissory Note (the “CVL Note”) in the principal amount of $939,500 with an interest rate of 10% per annum interest rate and a maturity date of February 13, 2020. The CVL Note is convertible into shares of Common Stock at $0.003 per share, as adjusted as provided therein. This note was assigned to MGW Investments and they agreed not to convert the $939,500 note in to shares in excess of the 800,000,000 Authorized limit until we have increased the Authorized shares to the Board approved limit of 2 billion shares.

This resulted in a change in control, which limited the net operating to that date forward.

We are subject to taxation in the U.S. and the states of California. Further, the Company currently has no open tax years’ subject to audit prior to December 31, 2015. The Company is current on its federal and state tax returns

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Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported income, total assets, or stockholders’ equity as previously reported.

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Recently Issued Accounting Standards

The Company is reviewing the effects of following recent updates. The Company has no expectation that any of these items will have a material effect upon the financial statements.

●	Update 2018-08—Receivables—Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities
●	Update 2018-05—Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets
●	Update 2018-04—Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment
●	Update 2018-03—Accounting Changes and Error Corrections (Topic 250) and Investments—Equity Method and Joint Ventures (Topic 323): Amendments to SEC Paragraphs Pursuant to Staff Announcements at the September 22, 2017 and November 17, 2017 EITF Meetings (SEC Update)
●	Update 2018-01—Business Combinations (Topic 805): Clarifying the Definition of a Business
●	Update 2017-20—Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers
●	Update 2017-18—Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force)
●	Update 2017-17—Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control
●	Update 2017-16—Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory
●	Update 2017-15—Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force)
●	Update 2017-13—Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
●	Update 2017-12—Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients
●	Update 2017-07 —Investments—Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting
●	Update 2015-15—Interest—Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements—Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting (SEC Update)
●	Update 2015-11—Inventory (Topic 330): Simplifying the Measurement of Inventory

NOTE 3 – ACCOUNTS AND NOTES RECEIVABLE

	December 31, 2018	December 31, 2017
Accounts Receivable	$781,845	$484,081
Less Reserve for uncollectable accounts	(57,000)	(7,000)
Accounts Receivable (Net)	$724,845	$477,081

Our Accounts Receivable is pledged to Nations Interbanc, our line of credit.

NOTE 4 – INVENTORY

Inventories by major classification were comprised of the following at:

	December 31, 2018	December 31, 2017
Raw Material	$952,214	$1,089,813
Work in Process	9,680	14,734
Total	961,894	1,104,547
Less reserve for excess or obsolete inventory	(250,000)	(250,000)
Inventory	$711,894	$854,547

Our Inventory is pledged to Nations Interbanc, our line of credit.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment were comprised of the following at:

	December 31, 2018	December 31, 2017
Capital Equipment	$1,342,794	$1,772,632
Leasehold improvements	75,436	75,436
Accumulated Depreciation	(1,322,203)	(1,703,201)
Net Fixed Assets	$96,027	$144,867

Our Depreciation Expense for the years ended December 31, 2018 and 2017 was $40,567 and 42,815 respectively.

Our Property Plant and Equipment is pledged to Nations Interbanc, our line of credit.

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NOTE 6 – INTANGIBLE ASSETS

Intangible assets were comprised of the following at:

	December 31, 2018	December 31, 2017
Goodwill	$747,976	$747,976
License	354,322	354,322
Patents	190,789	190,789
Accumulated Amortization	(39,590)	(27,713)
Net Intangible Assets	$1,253,497	$1,265,374

Our Amortization Expense for the years ended December 31, 2018 and 2017 was $11,877 and 11,877 respectively.

NOTE 7 – ACCRUED EXPENSES

	December 31, 2018	December 31, 2017

Accrued Wages	$224,514	$287,002
Accrued Interest	466,425	224,918
Accrued Interest Related party	123,394	133,259
Customer Deposits	365,815	98,594
Accrued Payable to GE - TSA	972,231	972,233
Accrued Rents and Moving Expenses	123,626	123,626
	$2,276,005	$1,839,632

NOTE 8 – NOTES PAYABLE

The Company issued a short-term note payable to an individual, secured by the assets of the Company, dated September 6, 2013 in the amount of $50,000 and fixed fee amount of $3,500. As of September 30, 2018, the outstanding balance was $38,500.

On November 11, 2013, we entered into an accounts receivable financing agreement with American Interbanc (now Nations Interbanc). Amounts outstanding under the agreement bear interest at the rate of 2.5% per month. It is secured by the assets of the Company. In addition, it is personally guaranteed by Kambiz Mahdi, our Chief Executive Officer. As of December 31, 2018, the outstanding balance was $1,1,340,210 compared to $1,170,462 at December 31, 2017.

On September 11, 2015, our CE HRS subsidiary issued a promissory note in the initial principal amount $1,400,000 and assumed a pension liability of $100,000, for a total liability of $1,500,000, in connection with our acquisition of the heat recovery solutions, or HRS, assets of General Electric International, Inc., a Delaware corporation (“GEII”), including intellectual property, patents, trademarks, machinery, equipment, tooling and fixtures. The note bears interest at the rate of 2.66% per annum. The note is payable on the following schedule: (a) $200,000 in principal on December 31, 2015 and (b) thereafter, the remaining principal amount of $1,200,000, together with interest thereon, payable in equal quarterly installments of principal and interest of $157,609, commencing on December 31, 2016 and continuing until December 31, 2018, at which time the remaining unpaid principal amount of this note and all accrued and unpaid interest thereon shall be due and payable in full

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We are currently in default on the payment of the purchase price pursuant to our asset purchase agreement with General Electric due to a combination of our inability to raise sufficient capital as expected and our belief that we are entitled to a reduction in purchase price we paid. We are in the process of negotiations with General Electric.

On June 21, 2018 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $250,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of June 21, 2019.

On September 21, 2018 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $100,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of September 21, 2019.

On September 15, 2016, Meddy Sahebi, Chairman of our previous Board of Directors, advanced the Company $5,000. There were no specified terms for repayment of this loan other than that it was to be repaid within a reasonable time. As of December 31, 2018, the outstanding balance was $5,000.

Convertible notes

On September 6, 2016, we entered into a one-year convertible note payable for $87,500, which accrues interest at the rate of 12% per annum. It is not convertible until nine months after its issuance and has a conversion rate of fifty-five percent (55%) of the lowest closing bid price (as reported by Bloomberg LP) of our common stock for the twenty (20) Trading Days immediately preceding the date of conversion. On December 16, 2016 we issued 1,200,000 shares of common stock at $.0031 for a partial conversion of this note in the amount of $3,696. January 4, 2018, we issued 2,300,000 shares of common stock at $.002192 for a partial conversion of this note in the amount of $5,042.

On November 2, 2016, we effected the repayment of the convertible note dated March 15, 2016 for an aggregate amount of $84,000. Concurrently, we entered into an Escrow Funding Agreement with Red Dot Investment, Inc., a California corporation (“Reddot”), pursuant to which Reddot deposited funds into escrow to fund the repayment and we assigned to Reddot our right to acquire the convertible note and Reddot acquired the convertible note. Concurrently, we and Reddot amended the convertible note (a) to have a fixed conversion price of $.005 per share, subject to potential further adjustment in the event of certain Common Stock issuances, (b) to have a fixed interest rate of ten percent (10%) per annum with respect to both the redemption amount and including a financing fee and any costs, expenses, or other fees relating to the convertible note or its enforcement and collection, and any other expense for or on our account (in each case with a minimum 10% yield in the event of payoff or conversion within the first year), such amounts to constitute additional principal under the convertible note, as amended, and (c) as otherwise provided in the Escrow Funding Agreement. The March 2016 convertible note, as so amended, is referred to as the “Master Note.”

On January 9, 2017, we effected the partial repayment of the convertible note dated July 6, 2016. The holder had elected to convert $15,400 ($11,544 in principal and $3,855 in accrued interest) into a total of 7,000,000 shares of Common Stock. The conversion left $66,205 remaining due and payable under the July 2016 convertible note and we paid the note holder a total of $89,401 in repayment. On January 12, 2017, we effected the partial repayment of the convertible note dated September 6, 2016. The holder had elected to retain $26,117 (consisting of $24,228 in principal and $1,899 in interest), leaving $60,941 remaining due and payable under the September 2016 convertible note, which was satisfied and canceled in consideration of the payment to the note holder of $97,506. On January 9, 2017, we effected the repayment in full of the convertible note dated August 12, 2016 through payment to the note holder of a total of $89,401.

Concurrently with the foregoing note repayments, we entered into a Credit Agreement and Promissory Note (the “Credit Agreement”) with Megawell USA Technology Investment Fund I LLC, a Wyoming limited liability company in formation (“MW I”), pursuant to which MW I deposited funds into escrow to fund the repayment of the convertible notes and we assigned to MW I our right to acquire the convertible notes and otherwise agreed that MW I would be subrogated to the rights of each note holder to the extent a note was repaid with funds advanced by MW I. Concurrently, MW I acquired the Master Note and we agreed that all amounts advanced by MG I to or for our benefit would be governed by the terms of the Master Note, including the payment of a financing fees, interest, minimum interest, and convertibility. Reddot is MW I’s agent for purposes of administration of the Credit Agreement and the Master Note and advances thereunder.

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The foregoing summary descriptions of the Escrow Funding Agreement (including amendments to the Master Note), the Settlement Agreement, and the Credit Agreement are not complete and are qualified in their entirety by reference to the full texts thereof, copies of which were included as Exhibits 10.02 to our Current Report on Form 8-K dated October 31, 2016 and to Exhibits 10.01 and 10.02 to our Current Report on Form 8-K dated January 4, 2016. The foregoing summary description of the original Master Note is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which was included as Exhibit 10.03 to our Current Report on Form 8-K dated October 31, 2016.

On May 5, 2017 we entered into a nine-month convertible note payable for $78,000, which accrues interest at the rate of 12% per annum. It is not convertible until nine months after its issuance and has a conversion rate of ninety one percent (61%) of the lowest closing bid price (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. On November 6, 2017 this note was assumed and paid in full at a premium for a total of $116,600 by Cybernaut Zfounder Ventures. An amended term were added to the original note with the interest rate of 14%. This note matured on February 21st of 2018 and is currently in default.

On May 24, 2017 we entered into a nine-month convertible note payable for $32,000, which accrues interest at the rate of 12% per annum. It is not convertible until nine months after its issuance and has a conversion rate of fifty-five eight percent (58%) of the lowest closing bid price (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. On November 6, 2017 this note was assumed and paid in full at a premium for a total of $95,685, by Cybernaut Zfounder Ventures. An amended term was added to the original note with the interest rate of 14%. This note matured on February 26th, 2018 and is currently in default.

On September 13, 2017 we entered into a nine-month convertible note payable for $110,000, which accrues interest at the rate of 12% per annum. It is not convertible until nine months after its issuance and has a conversion rate of fifty-five percent (55%) of the lowest closing bid price (as reported by Bloomberg LP) of our common stock for the twenty-five (25) Trading Days immediately preceding the date of conversion. This note was partially converted into common stock and the balance was paid in full on February 14, 2018

On July 13, 2017 we entered into a convertible note payable for $58,000, with a maturity date of April 30, 2018, which accrues interest at the rate of 12% per annum. It is not convertible until nine months after its issuance and has a conversion rate of fifty-eight percent (58%) of the average of the two lowest trading prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. This note was paid in full.

On August 17, 2017 we entered into a convertible note payable for $68,000, with a maturity date of May 30, 2018, which accrues interest at the rate of 12% per annum. It is not convertible until nine months after its issuance and has a conversion rate of fifty-eight percent (58%) of the average of the two lowest trading prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. This note was paid in full on February 15, 2018

On July 25, 2017 we entered into a convertible note payable for $103,000, with a maturity date of April 25, 2018, which accrues interest at the rate of 12% per annum. It is not convertible until nine months after its issuance and has a conversion rate of ninety percent (60%) of the average of the two lowest trading prices (as reported by Bloomberg LP) of our common stock for the twenty (20) Trading Days immediately preceding the date of conversion. This note was paid in full on February 15, 2018

On February 13, 2018 the Corporation and Confections Ventures Limited. (“CVL”) entered into a Convertible Note Purchase Agreement (the “Convertible Note Purchase Agreement,” together with the Stock Purchase Agreement and the transactions contemplated thereunder, the “Financing”) pursuant to which the Corporation issued to CVL a convertible promissory Note (the “CVL Note”) in the principal amount of $939,500 with an interest rate of 10% per annum interest rate and a maturity date of February 13, 2020. The CVL Note is convertible into shares of Common Stock at $0.003 per share, as adjusted as provided therein. As a result, we recognized a beneficial conversion feature of $532,383, which is amortized over the life of the note. This note was assigned to MGW Investments and they agreed not to convert the $939,500 note in to shares in excess of the 800,000,000 Authorized limit until we have increased the Authorized shares to the Board approved limit of 2 billion shares.

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On February 8, 2018 the Corporation entered a Convertible Promissory Note in the principal amount of $153,123, due October 8, 2018, with an interest rate of 12% per annum payable to MGWI (the “MGWI Note”). The MGWI Note is convertible into shares of the Corporation’s common stock at the lower of: (i) a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of a Conversion Notice; or (ii) 0.003. As a result of the closing of the transactions contemplated by the Stock Purchase Agreement and Convertible Note Purchase Agreement, the MGWI Note must be redeemed by the Corporation in an amount that will permit CVL and MGWI and their affiliates to hold 65% of the issued and outstanding Common Stock of the Corporation on a fully diluted basis. The proceeds from the MGWI Note were used to redeem the convertible note of the Corporation to JSJ Investments, Inc. in the principal amount of $103,000 with an interest rate of 12% per annum, due April 25, 2018. At December 31, 2018 the holder of this note beneficially owned 70% of the company and this note is not convertible if the holder holds more than 9.99%, as a result, we did not recognize a derivative liability or a beneficial conversion feature.

On December 13, 2018 we entered into a convertible note payable for $83,000, with a maturity date of December 13, 2019, which accrues interest at the rate of 12% per annum. It is convertible six months after its issuance and has a conversion rate of fifty-eight percent (65%) of the average of the two lowest trading prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion.

Subsequently on February 13, 2019 we entered into a convertible note payable for $138,000, with a maturity date of February 13, 2020, which accrues interest at the rate of 12% per annum. It is not convertible six months after its issuance and has a conversion rate of fifty-eight percent (65%) of the average of the two lowest trading prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion.

Note 9 – Derivative Liabilities

As a result of the convertible notes we recognized the embedded derivative liability on the date that the note was convertible. We also revalued the remaining derivative liability on the outstanding note balance on the date of the balance sheet. The remaining derivative liabilities were:

	December 31, 2018	December 31, 2017
Derivative Liabilities on Convertible Loans:
Outstanding Balance	$245,988	$244,496

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The company has received an invoice from Oberon Securities for $291,767 which is in dispute. The company believes it has defenses to the claim for compensation and plans to assert appropriate counterclaims and actions as permitted by law. No liability has been recorded for this claim as the Company believes there is a greater than not probability that our Company will prevail in defending against the claim.

Operating Rental Leases

On August 27, 2015, we entered into a sublease agreement with Rosenson Properties, LLC, a California limited liability company, as landlord, and General Electric International, Inc., a Delaware corporation, as tenant and assignor, for the premises located at 150 Baker Street East, Costa Mesa, California. GEII had entered into a lease dated as of December 17, 2010, as amended by a First Amendment to Lease dated March 11, 2014, wherein Rosenson Properties leased the premises to GEII. The premises consist of approximately 35,704 square feet of space and the lease provides for monthly triple-net lease payments of $22,973. The lease term ended on December 31, 2017.

As of May 1, 2017, our corporate headquarters are located at 2990 Redhill Unit A, Costa Mesa, CA. On March 10, 2017, the Company signed a lease agreement for a 18,200-square foot CTU Industrial Building. Lease term is seven years and two months beginning July 1, 2017. Future minimum lease payments for the years ending December 31, are: In October of 2018 we signed a sublease agreement with our facility in Italy with an indefinite term that may be terminated by either party with a 60 day notice for 1,000 Euro per month. Due to the short termination clause, we are treating this as a month to month lease.

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Year	Lease Payment
2019	$234,840
2020	$241,884
2021	$249,132
2022	$256,608
2023	$44,052

Our Rent expense for the years ended December 31, 2018 and 2017 was $280,239 and $268,551 respectively.

Severance Benefits

Effective at December 31, 2018, Mr. Bennett, was entitled to receive in the event of his termination without cause a severance benefit consisting of a single lump sum cash payment equal the salary that Mr. Bennett would have been entitled to receive through the remainder of his employment period or two (2) years, whichever is greater, at an annual salary of $140,000.

NOTE 11 – CAPITAL STOCK TRANSACTIONS

On April 21, 2005, our Board of Directors and shareholders approved the re-domicile of the Company in the State of Nevada, in connection with which we increased the number of our authorized common shares to 200,000,000 and designated a par value of $.001 per share.

On May 25, 2006, our Board of Directors and shareholders approved an amendment to our Articles of Incorporation to authorize a new series of preferred stock, designated as Series C, and consisting of 15,000 authorized shares.

On June 30, 2017, our Board of Directors and shareholders approved an increase in the number of our authorized common shares to 400,000,000 and in the number of our authorized preferred shares to 10,000,000. The amendment effecting the increase in our authorized capital was filed and effective on July 5, 2017.

On August 28, 2018, our Board of Directors and shareholders approved an increase in the number of our authorized common shares to 800,000,000. The amendment effecting the increase in our authorized capital was filed and effective on August 23, 2018

Common Stock Transactions

Beginning with the year 2017, we issued the following securities without registration under the Securities Act of 1933, as amended. These securities were issued on the reliance of an exemption provided by Section 4(a)(2) or 4(a)(5) of the Securities Act.

On January 4, 2017 we issued 2,300,000 shares @ .002291 for a partial conversion of a note dated September 6, 2016 in the amount of $5,041.

On January 4, 2017 we issued 7,000,000 shares @ .0022 for a partial conversion of a note dated July 6, 2016 in the amount of $15,400.

On February 8, 2017 we issued 2,400,000 shares @ .00188 for a partial conversion of a note dated September 6, 2016 in the amount of $4,512.

On February 27, 2017 we issued 8,600,000 shares @ .001 for a partial conversion of a note dated September 6, 2016 in the amount of $8,600.

On March 3, 2017 we issued 9,000,000 shares @ .001 for a partial conversion of a note dated September 6, 2016 in the amount of $9,000.

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On March 8, 2017 we issued 600,000 shares @ .007 for compensation in the amount of $4,200.

On March 10, 2017 we issued 9,500,000 shares @ .001 for a partial conversion of a note dated September 6, 2016 in the amount of $9,500.

On April 4, 2017 we issued 7,700,000 shares @ .001 for a partial conversion of a note dated September 6, 2016 in the amount of $7,700.

May 11, 2017, we issued 7,369,080 shares of common stock for the final conversion of a note dated September 6, 2016 in the amount of $9,211.

On September 11, 2017 we issued 1,233,959 for a partial conversion of $20,000 in accrued interest.

On February 13, 2018, Clean Energy Technologies, Inc., a Nevada corporation (the “Registrant” or “Corporation”) entered into a Common Stock Purchase Agreement (“Stock Purchase Agreement”) by and between MGW Investment I Limited (“MGWI”) and the Corporation. The Corporation received $907,377 in exchange for the issuance of 302,462,667 restricted shares of the Corporation’s common stock, par value $.001 per share (the “Common Stock”), as disclosed on form 8K on February 15, 2018.

From January 1 through September 30, 2018 we issued 26,054,672 for partial conversions of our convertible notes. We also issued 13,800,000 shares for additional compensation and 1,500,000 for consulting services.

On October 9, 2018 we issued 884,195 shares @ .04 for payment of an accounts payable in the amount of $35,367.

Subsequently on February 13, 2019 we issued 20,000,000 @ $.0131 to Kambiz Mahdi our CEO as additional compensation accrued for in 2018 in the amount of $262,000.

Common Stock

Our Articles of Incorporation authorize us to issue 800,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2018, there were 555,582,656 shares of common stock outstanding. All outstanding shares of common stock are, and the common stock to be issued will be, fully paid and non-assessable. Each share of our common stock has identical rights and privileges in every respect. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our shareholders and are entitled to one vote for each share of common stock held. There are no cumulative voting rights.

The holders of our common stock are entitled to share equally in dividends and other distributions that our Board of Directors may declare from time to time out of funds legally available for that purpose, if any, after the satisfaction of any prior rights and preferences of any outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of common stock shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and our obligations to holders of our outstanding preferred stock.

Preferred Stock

Our Articles of Incorporation authorize us to issue 10,000,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of and number of shares to be included in each such series. Our Board of Directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

Unless our Board of Directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

We previously authorized 440 shares of Series A Convertible Preferred Stock, 20,000 shares of Series B Convertible Preferred Stock, and 15,000 shares Series C Convertible Preferred Stock. As of August 20, 2006, all series A, B, and C preferred had been converted into common stock.

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Effective August 7, 2013, our Board of Directors designated a series of our preferred stock as Series D Preferred Stock, authorizing 15,000 shares. Our Series D Preferred Stock offering terms authorized us to raise up to $1,000,000 with an over-allotment of $500,000 in multiple closings over the course of six months. We received an aggregate of $750,000 in financing in subscription for Series D Preferred Stock, or 7,500 shares.

The following are primary terms of the Series D Preferred Stock. The Series D Preferred holders were initially entitled to be paid a special monthly divided at the rate of 17.5% per annum. Initially, the Series D Preferred Stock was also entitled to be paid special dividends in the event cash dividends were not paid when scheduled. If the Company does not pay the dividend within five (5) business days from the end of the calendar month for which the payment of such dividend to owed, the Company will pay the investor a special dividend of an additional 3.5%. Any unpaid or accrued special dividends will be paid upon a liquidation or redemption. For any other dividends or distributions, the Series D Preferred Stock participates with common stock on an as-converted basis. The Series D Preferred holders may elect to convert the Series D Preferred Stock, in their sole discretion, at any time after a one year (1) year holding period, by sending the Company a notice to convert. The conversion rate is equal to the greater of $0.08 or a 20% discount to the average of the three (3) lowest closing market prices of the common stock during the ten (10) trading day period prior to conversion. The Series D Preferred Stock is redeemable from funds legally available for distribution at the option of the individual holders of the Series D Preferred Stock commencing any time after the one (1) year period from the offering closing at a price equal to the initial purchase price plus all accrued but unpaid dividends, provided, that if the Company gave notice to the investors that it was not in a financial position to redeem the Series D Preferred, the Company and the Series D Preferred holders are obligated to negotiate in good faith for an extension of the redemption period. The Company timely notified the investors that it was not in a financial position to redeem the Series D Preferred and the Company and the investors have engaged in ongoing negotiations to determine an appropriate extension period. The Company may elect to redeem the Series D Preferred Stock any time at a price equal to initial purchase price plus all accrued but unpaid dividends, subject to the investors’ right to convert, by providing written notice about its intent to redeem. Each investor has the right to convert the Series D Preferred Stock at least ten (10) days prior to such redemption by the Company.

In connection with the subscriptions for the Series D Preferred, we issued series F warrants to purchase an aggregate of 375,000 shares of our common stock at $.10 per share and series G warrants to purchase an aggregate of 375,000 shares of our common stock at $.20 per share.

On August 21, 2014, a holder holding 5,000 shares of Preferred Series D Preferred agreed to lower the dividend rate to 13% on its Series D Preferred. In September 2015, all holders of Series D Preferred signed and delivered estoppel agreements, whereby the holders agreed, among other things, that the Series D Preferred was not in default and to reduce (effective as of December 31, 2015) the dividend rate on the Series D Preferred Stock to six percent per annum and to terminate the 3.5% penalty in respect of unpaid dividends accruing on or after such date.

Warrants

Series E – Common stock warrants

On April 8, 2011, we issued 300,000 series E Warrants. Each warrant gives the holder the right to purchase one share of common stock (300,000 total shares) at $0.50 per share. The Series E Warrants expired on April 8, 2017.

Series F – Common stock warrants

On June 25, 2013, we issued 250,000 series F warrants. Each warrant gives the holder the right to purchase one share of common stock at $.10. These Warrants expired on June 25, 2018.

On September 19, 2013, we issued 125,000 series F warrants. Each warrant gives the holder the right to purchase one share of common stock at $.10. These Warrants expired on September 19, 2018.

Series G – Common stock warrants

On June 25, 2013, we issued 250,000 series G warrants. Each warrant gives the holder the right to purchase one share of common stock at $.20. These Warrants expired on June 25, 2018.

On September 19, 2013, we issued 125,000 series G warrants. Each warrant gives the holder the right to purchase one share of common stock at $.20. These Warrants expired on September 19, 2018.

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A summary of warrant activity for the periods is as follows:

	Warrants - Common Share Equivalents	Weighted Average Exercise price	Warrants exercisable - Common Share Equivalents	Weighted Average Exercise price
Outstanding December 31, 2017	750,000	0.15	750,000	0.15
Granted	-	-	-	-
Expired	750,000	0.15	750,000	0.15
Exercised	-	-	-	-
Outstanding December 31, 2018	-	-	-	-

Stock Options

On February 8, 2007 pursuant to our 2006 Qualified Incentive Option Plan, we granted to Company employees incentive stock options to purchase 406,638 shares of our common stock. These options were granted at $1.73 cents, the fair market value of the Company’s common stock at the time of the grant. These options expired on February 8, 2018.

On February 8, 2008, we granted stock options to our key employees to purchase up to 750,000 shares of our common stock. These options were granted at $1.73 cents, the fair market value of the Company’s common stock at the time of the grant. These options expired on February 8, 2018.

On February 28, 2008, we granted stock options to a key employee to purchase up to 30,000 shares of our common stock. These options were granted at $.033 cents, the fair market value of the Company’s common stock at the time of the grant. These options expired on February 8, 2018.

Pursuant to our 2017 Stock Compensation Program, effective July 1, 2017, we made the following stock option grants to members of our Board of Directors: (a) we issued to each of our non-employee members of our Board of Directors first joining the Board in October 2015 and who had not received any compensation for serving as directors of the Company (five persons) options to purchase 150,000 shares of our common stock with an exercise price of $.03 per share, the last sale price of our common stock on June 29, 2017 and (b) we issued to each of our non-employee members of our Board of Directors currently serving on the Board (six persons) options to purchase 300,000 shares of our common stock with an exercise price of $.03 per share. On February 9, the non-employee board members resigned, as disclosed in our 8K filed on February 15, 2018 . As a result, all remaining stock options were cancelled.

NOTE 12 – RELATED PARTY TRANSACTIONS

Kambiz Mahdi, our Chief Executive Officer, owns Billet Electronics, which is distributor of electronic components. From time to time, we purchase parts from Billet Electronics. In addition, Billet was a supplier of parts and had dealings with current and former customers of the Company prior to joining the company. Our Board of Directors has approved the transactions between Billet Electronics and the Company.

On June 15, 2017 Meddy Sahebi Chairman of our Board of Directors advanced the Company $5,000. There were no specified terms for repayment of this loan other than that it was to be repaid within a reasonable time. As of December 31, 2017, the outstanding balance was $5,000. Mr. Sahebi resigned from the board of directors on February 8, 2018 .

Pursuant to our 2017 Stock Compensation Program, effective July 1, 2017, we made the following stock option grants to members of our Board of Directors: (a) we issued to each of our non-employee members of our Board of Directors first joining the Board in October 2015 and who had not received any compensation for serving as directors of the Company (five persons) options to purchase 150,000 shares of our common stock with an exercise price of $.03 per share, the last sale price of our common stock on June 29, 2017 and (b) we issued to each of our non-employee members of our Board of Directors currently serving on the Board (six persons) options to purchase 300,000 shares of our common stock with an exercise price of $.03 per share. On the non-employee board members resigned, as disclosed in our 8K filed on February 15, 2018. As a result, all remaining stock options were cancelled.

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On February 13, 2018 the Corporation and Confections Ventures Limited. (“CVL”) entered into a Convertible Note Purchase Agreement (the “Convertible Note Purchase Agreement,” together with the Stock Purchase Agreement and the transactions contemplated thereunder, the “Financing”) pursuant to which the Corporation issued to CVL a convertible promissory Note (the “CVL Note”) in the principal amount of $939,500 with an interest rate of 10% per annum interest rate and a maturity date of February 13, 2020. The CVL Note is convertible into shares of Common Stock at $0.003 per share, as adjusted as provided therein. As a result, we recognized a beneficial conversion feature of $532,383, which is amortized over the life of the note. This note was assigned to MGW Investments and they agreed not to convert the $939,500 note in to shares in excess of the 800,000,000 Authorized limit until we have increased the Authorized shares to the Board approved limit of 2 billion shares.

On February 8, 2018 the Corporation entered a Convertible Promissory Note in the principal amount of $153,123, due October 8, 2018, with an interest rate of 12% per annum payable to MGWI (the “MGWI Note”). The MGWI Note is convertible into shares of the Corporation’s common stock at the lower of: (i) a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of a Conversion Notice; or (ii) 0.003. As a result of the closing of the transactions contemplated by the Stock Purchase Agreement and Convertible Note Purchase Agreement, the MGWI Note must be redeemed by the Corporation in an amount that will permit CVL and MGWI and their affiliates to hold 65% of the issued and outstanding Common Stock of the Corporation on a fully diluted basis. The proceeds from the MGWI Note were used to redeem the convertible note of the Corporation to JSJ Investments, Inc. in the principal amount of $103,000 with an interest rate of 12% per annum, due April 25, 2018. At December 31, 2018 the holder of this note beneficially owned 70% of the company and this note is not convertible if the holder holds more than 9.99%, as a result, we did not recognize a derivative liability or a beneficial conversion feature.

On June 21, 2018 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $250,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of June 21, 2019.

On September 21, 2018 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $100,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of September 21, 2019.

On February 15, 2018 we issued 9,200,000 @ .0053 as additional compensation in the amount of $48,760.

On October 18, 2018 we entered into a 1 year employment agreement with Kambiz Mahdi our CEO, as part of the agreement Mr. Mahdi was to be issued 20,000,000 shares of our common stock, as additional compensation. As a result; for the year ended December 31, 2018 we accrued for and subsequently on February 13, 2019, issued 20,000,000 shares @ $.0131 to Mr. Mahdi in the amount of $262,000.

Note 13 - Warranty Liability

For the year ended December 31, 2017 and 2018 there was no change in our warranty liability.

NOTE 14 – SUBSEQUENT EVENTS

On February 13, 2019 we issued 20,000,000 @ $.0131 to Kambiz Mahdi our CEO as additional compensation accrued for in 2018 in the amount of $262,000.

Subsequently on February 13, 2019 we entered into a convertible note payable for $138,000, with a maturity date of February 13, 2020, which accrues interest at the rate of 12% per annum. It is convertible six months after its issuance and has a conversion rate of fifty-eight percent (65%) of the average of the two lowest trading prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion.

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Clean Energy Technologies, Inc.

Consolidated Financial Statements

(Expressed in US dollars)

September 30, 2019 (unaudited)

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Clean Energy Technologies, Inc.

Consolidated Balance Sheet

	(Un-audited)	(audited)
	September 30, 2019	December 31, 2018
Assets
Current Assets:
Cash	$179,855	$6,456
Accounts receivable - net	661,425	724,845
Inventory	790,789	711,894
Total Current Assets	1,632,069	1,443,195
Property and Equipment - Net	75,644	96,027

Goodwill	747,976	747,976
License	354,322	354,322
Patents	142,291	151,199
Right of use Operating asset - long term	872,817	-
Other Assets	25,400	25,400
Total Non Current assets	2,142,806	1,278,897
Total Assets	$3,850,519	$2,818,119

Liabilities and Stockholders’ (Deficit)
Current Liabilities:
Bank Overdraft	$-	$5,850
Accounts payable - trade	1,097,429	1,033,375
Accrued Expenses	1,860,477	1,786,796
Accrued Expenses Related party	220,667	123,394
Customer Deposits	309,230	365,815
Warranty Liability	100,000	100,000
Deferred Revenue	47,750	33,000
Derivative Liability	253,781	245,988
Lease Liability - current	197,055	-
Notes Payable - Current (net of discount)	3,083,998	2,775,090
Notes Payable - Current - Related Party	996,173	1,144,505
Total Current Liabilities	8,166,559	7,613,813
Long-Term Debt:
Lease Liability - long term	682,714	-
Net Long-Term Debt	682,714	-
Total Liabilities	8,849,273	7,613,813

Commitments and contingencies	$-	$-

Stockholders’ (Deficit)
Preferred D stock, stated value $100 per share; 20,000 shares authorized; 7,500 shares and 7,500 shares issued and 6,500 and 7,500 outstanding respectively	650,000	750,000
Common stock, $.001 par value; 2,000,000,000 shares authorized; 748,657,656 and 555,582,656 shares issued and outstanding respectively	748,659	555,585
Shares to be issued	5,000	262,000
Additional paid-in capital	7,484,581	5,236,456
Accumulated deficit	(13,886,994)	(11,599,735)
Total Stockholders’ (Deficit)	(4,998,754)	(4,795,694)
Total Liabilities and Stockholders’ Deficit	$3,850,519	$2,818,119

The accompanying footnotes are an integral part of these consolidated financial statements

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Clean Energy Technologies, Inc.

Consolidated Statement of Operations

For the three and nine months ended September 30,

(Un-Audited)

	three months ended September 30,		nine months ended September 30,
	2019	2018	2019	2018
Sales	$126,546	$532,137	$455,077	$1,243,630
Cost of Goods Sold	81,361	226,556	292,593	559,514
Gross Profit	45,185	305,581	162,484	684,116

General and Administrative
General and Administrative expense	130,940	98,909	330,788	302,349
Salaries	209,954	192,409	617,821	541,134
Professional fees	28,186	20,786	98,871	108,844
Travel	113,492	30,301	199,599	66,969
Consulting	34,475	18,125	42,800	53,157
Facility lease	80,863	68,346	243,715	207,671
Share Based Expense	-	-	-	91,140
Total Expenses	597,910	428,876	1,533,594	1,371,264
Net Profit / (Loss) From Operations	(552,725)	(123,295)	(1,371,110)	(687,148)

Change in derivative liability	290,741	221,395	185,811	5,058
Gain / (Loss) on disposition of assets	-	-	-	7,456
Financing Fees	-	-	-	(378,155)
Interest Expense	(396,704)	(253,482)	(1,041,961)	(713,994)
Net Profit / (Loss) Before Income Taxes	(658,688)	(155,382)	(2,227,260)	(1,766,783)
Income Tax Expense	-	-	-	-
Net Profit / (Loss)	$(658,688)	$(155,382)	$(2,227,260)	$(1,766,783)

Per Share Information:
Basic and diluted weighted average number of common shares outstanding	666,391,352	553,354,983	604,602,711	498,909,645

Net Profit / (Loss) per common share basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

The accompanying footnotes are an integral part of these consolidated financial statements

83

Clean Energy Technologies, Inc.

Consolidated Statement of Stockholders Equity

September 30, 2019

(Un-Audited)

	Common Stock .001 Par		Preferred Stock		Common Stock to be issued	Additional Paid in	Accumulated	Stockholders’ Deficit
Description	Shares	Amount	Shares	Amount	Amount	Capital	Deficit	Totals
December 31, 2017	210,881,122	210,883	7,500	750,000	58,000	3,657,653	(8,789,717)	(4,113,180)

Shares issued for Note conversions	26,054,672	26,055	-	-	(58,000)	203,580		171,635
Shares issued for Services	13,800,000	13,800				59,340		73,140
Shares issued for cash	302,462,667	302,463				604,914		907,377
BCF on 939,500						532,383		532,383
Shares to be issued					18,000			18,000
Net Loss							(1,313,258)	(1,313,258)
March 31, 2018	553,198,461	553,201	7,500	750,000	18,000	5,057,870	(10,102,975)	(3,723,904)

BCF on 153K note						127,602		127,602
Net Loss							(298,142)	(298,142)
June 30, 2018	553,198,461	553,201	7,500	750,000	18,000	5,185,472	(10,401,117)	(3,894,444)

Shares issued for services	1,500,000	1,499			(18,000)	16,501	(2)	(2)
Net Loss							(155,382)	(155,382)
September 30, 2018	554,698,461	554,700	7,500	750,000	-	5,201,973	(10,556,501)	(4,049,828)

Shares to be issued for compensation					262,000			262,000
Shares issued for debt conversion	884,195	884				34,484		35,368
Net Loss							(1,043,234)	(1,043,234)
December 31, 2018	555,582,656	555,584	7,500	750,000	262,000	5,236,457	(11,599,735)	(4,795,694)

Shares to be issued for compensation	20,000,000	20,000			(262,000)	242,000		-
Net Loss							(726,777)	(726,777)
March 31, 2019	575,582,656	575,584	7,500	750,000	-	5,478,457	(12,326,512)	(5,522,471)

Shares to be issued	-	-	-	-	932,680	1,066,520	-	1,999,200
Shares returned from admin. hold	75,000	75	-	-	-	(75)	-	-
Shares issued for cash	500,000	500	-	-	-	9,500	-	10,000
Prefered shares reclassed	-	-	(200)	(20,000)	-	20,000	-	-
Shares issued for Preferred stock conversion	4,000,000	4,000	(800)	(80,000)	-	136,000	(60,000)	-
Net Loss							(841,795)	(841,795)
June 30, 2019	580,157,656	580,159	6,500	650,000	932,680	6,710,402	(13,228,307)	(4,355,066)

Shares to be issued	168,000,000	168,000			(932,680)	764,680		-
Shares issued for cash	500,000	500				9,500		10,000
Subscriptions Received		-			5,000	-		5,000
Net Loss							(658,688)	(658,688)
September 30, 2019	748,657,656	748,659	6,500	650,000	5,000	7,484,582	(13,886,995)	(4,998,754)

The accompanying footnotes are an integral part of these consolidated financial statements

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Clean Energy Technologies, Inc.

Consolidated Statements of Cash Flows

For the nine months ended September 30,

(Un-Audited)

	2019	2018
Cash Flows from Operating Activities:
Net Income / ( Loss )	$(2,227,260)	$(1,766,783)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35,291	40,713
Share based compensation	-	91,140
Gain on disposal of fixed assets	-	7,456
Financing fees	-	233,450
Change in Derivative Liability and Debt discount	260,582	285,078
Changes in assets and liabilities:
(Increase) decrease in Right of use asset	(872,817)	-
(Increase) decrease in Right of use Liability	879,769	-
(Increase) decrease in accounts receivable	63,420	(299,326)
(Increase) decrease in inventory	(78,895)	64,482
(Decrease) increase in accounts payable	64,054	34,132
Other (Decrease) increase in accrued expenses	73,681	62,584
Other (Decrease) increase in accrued expenses -related party	97,273	-
Other (Decrease) increase in deferred revenue	14,750	-
Other (Decrease) increase in customer deposits	(56,585)	-
Net Cash Used In Operating Activities	(1,746,737)	(1,247,074)

Cash Flows from Investing Activities
Purchase property plant and equipment	(6,000)	-
Cash Flows Used In Investing Activities	(6,000)	-

Cash Flows from Financing Activities
Bank Overdraft / (Repayment)	(5,850)	(10,863)
Payments on notes payable	(596,000)	(198,296)
Proceeds from notes payable and lines of credit	503,786	569,946
Stock issued for cash	2,024,200	907,377
Cash Flows Provided By Financing Activities	1,926,136	1,268,164

Net (Decrease) Increase in Cash and Cash Equivalents	173,399	21,090
Cash and Cash Equivalents at Beginning of Period	6,456	9,418
Cash and Cash Equivalents at End of Period	$179,855	$30,508

Supplemental Cashflow Information:
Interest Paid	$475,966	$215,785
Taxes Paid	$-	$-

Supplemental Non-Cash Disclosure
Shares issued for Services	$-	$91,140
Shares issued for preferred conversions	$80,000	$-
Shares issued for note conversions	$-	$171,635

The accompanying footnotes are an integral part of these Consolidated financial statements

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Clean Energy Technologies, Inc.

Notes to Consolidated Financial Statements (Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

These unaudited interim consolidated financial statements as of and for the three and nine months ended September 30, 2019, reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented, in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

These unaudited interim consolidated financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s fiscal year end December 31, 2018, report. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the three and nine months ended September 30, 2019, are not necessarily indicative of results for the entire year ending December 31, 2019.

The summary of significant accounting policies of Clean Energy Technologies, Inc. is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets, the collection of accounts receivable and valuation of inventory and reserves.

Cash and Cash Equivalents

We maintain the majority of our cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per commercial bank. For purposes of the statement of cash flows we consider all cash and highly liquid investments with initial maturities of one year or less to be cash equivalents.

Accounts Receivable

We grant credit to our customers located within the United States of America; and do not require collateral. Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by us. Reserves for un-collectable amounts are provided, based on past experience and a specific analysis of the accounts. Although we expect to collect amounts due, actual collections may differ from the estimated amounts. As of September 30, 2019, and December 31, 2018, we had a reserve for potentially un-collectable accounts of $57,000. Five (5) customers accounted for approximately 96% of accounts receivable at September 30, 2019. Our trade accounts primarily represent unsecured receivables. Historically, our bad debt write-offs related to these trade accounts have been insignificant.

Inventory

Inventories are valued at the lower of weighted average cost or market value. Our industry experiences changes in technology, changes in market value and availability of raw materials, as well as changing customer demand. We make provisions for estimated excess and obsolete inventories based on regular audits and cycle counts of our on-hand inventory levels and forecasted customer demands and at times additional provisions are made. Any inventory write offs are charged to the reserve account. As of September 30, 2019, and December 31, 2018, we had a reserve for potentially obsolete inventory of $250,000.

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Property and Equipment

Property and equipment are recorded at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets. The cost of ordinary maintenance and repairs is charged to operations. Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets:

Furniture and fixtures	3 to 7 years
Equipment	7 to 10 years
Leasehold Improvements	7 years

Long –Lived Assets

Our management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment if any, is measured based on fair value and is charged to operations in the period in which long-lived assets impairment is determined by management. There can be no assurance however, that market conditions will not change or demand for our services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue under ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASC 606”). The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. The following five steps are applied to achieve that core principle for our HRS and Cety Europe and clean energy revenue:

●Identify the contract with the customer

●Identify the performance obligations in the contract

●Determine the transaction price

●Allocate the transaction price to the performance obligations in the contract

●Recognize revenue when the company satisfies a performance obligation

We also collect deposits with our order. Our customer deposit are recognized as revenue when we have met the contractual obligations. The following is table summarizes the customer deposit activity for the nine months ended September 30, 2019:

Customer Deposits as of December 31, 2018	$365,815
Customer Deposits applied	(56,585)
New customer Deposits	-
Customer Deposits as of September 30, 2019	$309,230

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We Invoice the customer at the time of the contract and only recognize the revenue when the company satisfies a performance obligation. The following is table summarizes the deferred revenue activity for the nine months ended September 30, 2019:

Deferred revenue December 31, 2018	$33,000
Deferred revenue recognized in the Nine months ended September 30, 2019	-
Additional deferred revenue added in the Nine months ended September 30, 2019	14,750
Deferred revenue September 30, 2019	$47,750

The following steps are applied to our contract manufacturing revenue:

●We generate a quotation

●We receive Purchase orders from our customers.

●We build the product to their specification

●We invoice at the time of shipment

●The terms are typically Net 30 days

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures” for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.
●	Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.
●	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

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The carrying amounts of the Company’s financial instruments as of December 31 2018 and September 30, 2019, reflect:

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability – December 31, 2018	$–	$–	$245,988	$245,988

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability – September 30, 2019	$–	$–	$253,781	$253,781

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Other Comprehensive Income

We have no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Net Profit (Loss) per Common Share

Basic profit / (loss) per share is computed on the basis of the weighted average number of common shares outstanding. At September 30, 2019, we had outstanding common shares of 748,657,656 used in the calculation of basic earnings per share. Basic Weighted average common shares and equivalents at September 30, 2019 and 2018 were 604,602,711 and 498,909,645, respectively. In addition, we had convertible notes and convertible preferred shares, convertible into of additional common shares of approximately 613 million shares. Fully diluted weighted average common shares and equivalents were withheld from the calculation as they were considered anti-dilutive we also had an adjustment to retained earnings of $60,000 due to the inducement on the conversion of preferred shares.

Research and Development

We had no amounts of research and development expense during the three months ended September 30, 2019 and 2018.

Segment Disclosure

FASB Codification Topic 280, Segment Reporting, establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. The Company has three reportable segments: Clean Energy Technologies; Heat recovery solutions and our service center CETY Europe, which provides support services to our currently installed units in Europe. The segments are determined based on several factors, including the nature of products and services, the nature of production processes, customer base, delivery channels and similar economic characteristics. Refer to note 1 for a description of the various product categories manufactured under each of these segments. An operating segment’s performance is evaluated based on its pre-tax operating contribution, or segment income. Segment income is defined as net sales less cost of sales, and segment selling, general and administrative expenses, and does not include amortization of intangibles, stock-based compensation, other charges (income), net and interest and other, net.

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Selected Financial Data:

	Nine months ended September 30
	2019	2018
Net Sales
Electronics Assembly	344,905	484,156
Clean Energy HRS	46,662	759,474
Cety Europe	64,035	-
Total Sales	455,077	1,243,630

Segment income and reconciliation before tax
Electronics Assembly	78,314	99,817
Clean Energy HRS	37,463	584,299
Cety Europe	46,707	-
Total Segment income	162,484	684,116

Reconciling items
General and Administrative expense	(330,788)	(302,349)
Salaries	(617,821)	(541,134)
Professional fees	(98,871)	(108,844)
Travel	(199,599)	(66,969)
Consulting	(42,800)	(53,157)
Facility lease	(243,715)	(207,671)
Share Based Expense	-	(91,140)
Change in derivative liability	185,811	5,058
Gain / (Loss) on disposition of assets	-	7,456
Financing fees	-	(378,155)
Interest expense	(1,041,961)	(713,994)
Net Loss before income tax	(2,227,260)	(1,766,783)

	September 30, 2019	September 30, 2018
Total Assets
Electronics Assembly	2,116,907	1,064,325
Clean Energy HRS	1,717,316	1,918,955
Cety Europe	16,296	-
	3,850,519	2,983,280

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Share-Based Compensation

The Company has adopted the use of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS No. 123R) (now contained in FASB Codification Topic 718, Compensation-Stock Compensation), which supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance and eliminates the alternative to use Opinion 25’s intrinsic value method of accounting that was provided in Statement 123 as originally issued. This Statement requires an entity to measure the cost of employee services received in exchange for an award of an equity instruments, which includes grants of stock options and stock warrants, based on the fair value of the award, measured at the grant date (with limited exceptions). Under this standard, the fair value of each award is estimated on the grant date, using an option-pricing model that meets certain requirements. We use the Black-Scholes option-pricing model to estimate the fair value of our equity awards, including stock options and warrants. The Black-Scholes model meets the requirements of SFAS No. 123R; however, the fair values generated may not reflect their actual fair values, as it does not consider certain factors, such as vesting requirements, employee attrition and transferability limitations. The Black-Scholes model valuation is affected by our stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. We estimate the expected volatility and estimated life of our stock options at grant date based on historical volatility; however, due to the thinly traded nature of our stock, we have chosen to use an average of the annual volatility of like companies in our industry. For the “risk-free interest rate,” we use the Constant Maturity Treasury rate on 90-day government securities. The term is equal to the time until the option expires. The dividend yield is not applicable, as the Company has not paid any dividends, nor do we anticipate paying them in the foreseeable future. The fair value of our restricted stock is based on the market value of our free trading common stock, on the grant date calculated using a 20-trading-day average. At the time of grant, the share-based compensation expense is recognized in our financial statements based on awards that are ultimately expected to vest using historical employee attrition rates and the expense is reduced accordingly. It is also adjusted to account for the restricted and thinly traded nature of the shares. The expense is reviewed and adjusted in subsequent periods if actual attrition differs from those estimates.

We re-evaluate the assumptions used to value our share-based awards on a nine months ended September 30, 2019ly basis and, if changes warrant different assumptions, the share-based compensation expense could vary significantly from the amount expensed in the past. We may be required to adjust any remaining share-based compensation expense, based on any additions, cancellations or adjustments to the share-based awards. The expense is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. For the nine months ended September 30, 2019 and 2018 we had $0 and $91,140 respectively, in share-based expense, due to the issuance of common stock. As of September 30, 2019, we had no further non-vested expense to be recognized.

Income Taxes

Federal Income taxes are not currently due since we have had losses since inception.

On December 22, 2018 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The Company will compute its income tax expense for the three months ended September 30, 2019 using a Federal Tax Rate of 21%.

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard required by ASC 740-10-25-5.

Deferred income tax amounts reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

As of September 30, 2019, we had a net operating loss carry-forward of approximately $(4,646,730) and a deferred tax asset of approximately $975,813 using the statutory rate of 21%. The deferred tax asset may be recognized in future periods, not to exceed 20 years. However, due to the uncertainty of future events we have booked valuation allowance of $(975,813). FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. At September 30, 2019, the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

91

	September 30, 2019	December 31, 2018
Deferred Tax Asset	$975,813	$515,944
Valuation Allowance	(975,813)	(515,944)
Deferred Tax Asset (Net)	$-	$-

On February 13, 2018, Clean Energy Technologies, Inc., a Nevada corporation (the “Registrant” or “Corporation”) entered into a Common Stock Purchase Agreement (“Stock Purchase Agreement”) by and between MGW Investment I Limited (“MGWI”) and the Corporation. The Corporation received $907,388 in exchange for the issuance of 302,462,667 restricted shares of the Corporation’s common stock, par value $.001 per share (the “Common Stock”).

This resulted in a change in control, which limited the net operating loss carryforward to that date forward.

We are subject to taxation in the U.S. and the state of California. Further, the Company currently has no open tax years’ subject to audit prior to December 31, 2015. The Company is current on its federal and state tax returns.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported income, total assets, or stockholders’ equity as previously reported.

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had a total stockholder’s deficit of $5,007,979 and an accumulated deficit of $(13,896,219) and a working capital deficit of $6,353,612 and a net loss of $2,236,484 for the nine months ended September 30, 2019. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern. There can be no assurance that the Company will achieve its goals and reach profitable operations and is still dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) to generate positive cash flow from operations.

NOTE 2– RECENT ACCOUNTING PRONOUNCEMENTS

The Company is reviewing the effects of following recent updates. The Company has no expectation that any of these items will have a material effect upon the financial statements.

●	Update 2019-04—Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments

●	Update 2019-01—Leases (Topic 842): Codification Improvements

●	Update 2018-17—Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities

92

●	Update 2018-13—Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement

●	Update 2018-08—Receivables—Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities

●	Update 2018-05—Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets

●	Update 2018-04—Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment

●	Update 2018-03—Accounting Changes and Error Corrections (Topic 250) and Investments—Equity Method and Joint Ventures (Topic 323): Amendments to SEC Paragraphs Pursuant to Staff Announcements at the September 22, 2017 and November 17, 2017 EITF Meetings (SEC Update)

●	Update 2018-01—Business Combinations (Topic 805): Clarifying the Definition of a Business

FASB ASU 2016-02 “Leases (Topic 842)” – In February 2016, the FASB issued ASU 2016-02, which requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model, but has been updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We have adopted the above ASU as of January 1, 2019. The right of use asset and lease liability have been recorded at the present value of the future minimum lease payments, utilizing a 5% average borrowing rate and the company is utilizing the transition relief and “running off” on current leases.

93

NOTE 3 – ACCOUNTS AND NOTES RECEIVABLE

	September 30, 2019	December 31, 2018
Accounts Receivable Trade	$718,425	$781,845
Less Reserve for uncollectable accounts	(57,000)	(57,000)
Accounts receivable - net	$661,425	$724,845

NOTE 4 – INVENTORY

Inventories by major classification were comprised of the following at:

	September 30, 2019	December 31, 2018
Raw Material	$947,349	$952,214
Work in Process	93,440	9,680
Total	1,040,789	961,894
Less reserve for excess or obsolete inventory	(250,000)	(250,000)
Total Inventory	$790,789	$711,894

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment were comprised of the following at:

	September 30, 2019	December 31, 2018
Capital Equipment	$1,348,794	$1,342,794
Leasehold improvements	75,436	75,436
Accumulated Depreciation	(1,348,586)	(1,322,203)
Property and Equipment - Net	$75,644	$96,027

For the nine months ended September 30, 2019 we recognized depreciation expense in the amount of $17,586 and for the three months ended September 30, 2018 we recognized depreciation expense in the amount of $8,793

For the nine months ended September 30, 2018 we recognized depreciation expense in the amount of $31,085 and for the three months ended September 30, 2018 we recognized depreciation expense in the amount of $9,285

NOTE 6 – INTANGIBLE ASSETS

Intangible assets were comprised of the following at:

	September 30, 2019	December 31, 2018
Goodwill	$747,976	$747,976
License	354,322	354,322
Patents	190,789	190,789
Accumulated Amortization	(48,498)	(39,590)
Net Intangible Assets	$1,244,589	$1,253,497

Our Amortization Expense for the three months ended September 30, 2019 and 2018 was $2,969 and 2,969 respectively.

Our Amortization Expense for the nine months ended September 30, 2019 and 2018 was $2,969 and 2,969 respectively.

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NOTE 7 – ACCRUED EXPENSES

	September 30, 2019	December 31, 2018

Accrued Payroll	$187,715	$224,514
Accrued Interest	576,905	466,425
Accrued Interest Related party	220,667	123,394
Customer Deposit	309,230	365,815
Accrued Payable to GE - TSA	972,231	972,231
Accrued Rents and Moving Expenses	123,625	123,626
	$2,390,373	$2,276,005

NOTE 8 – NOTES PAYABLE

The Company issued a short-term note payable to an individual, secured by the assets of the Company, dated September 6, 2013 in the amount of $50,000 and fixed fee amount of $3,500. As of September 30, 2019 the outstanding balance was $38,500.

On November 11, 2013, we entered in to an accounts receivable financing agreement with American Interbanc (now Nations Interbanc). Amounts outstanding under the agreement bear interest at the rate of 2.5% per month. It is secured by the assets of the Company. In addition, it is personally guaranteed by Kambiz Mahdi, our Chief Executive Officer. As of September 30, 2019, the outstanding balance was $1,590,300.

On September 11, 2015, our CE HRS subsidiary issued a promissory note in the initial principal amount $1,400,000 and assumed a pension liability of $100,000, for a total liability of $1,500,000, in connection with our acquisition of the heat recovery solutions, or HRS, assets of General Electric International, Inc., a Delaware corporation (“GEII”), including intellectual property, patents, trademarks, machinery, equipment, tooling and fixtures. The note bears interest at the rate of 2.66% per annum. The note is payable on the following schedule: (a) $200,000 in principal on December 31, 2015 and (b) thereafter, the remaining principal amount of $1,200,000, together with interest thereon, payable in equal nine months ended September 30, 2019ly installments of principal and interest of $157,609, commencing on December 31, 2016 and continuing until December 31, 2018 at which time the remaining unpaid principal amount of this note and all accrued and unpaid interest thereon shall be due and payable in full

We are currently in default on the payment of the purchase price pursuant to our asset purchase agreement with General Electric due to a combination of our inability to raise sufficient capital as expected and our belief that we are entitled to a reduction in purchase price we paid. We are in the process of negotiations with General Electric.

On September 15, 2016, Meddy Sahebi, Chairman of our previous Board of Directors, advanced the Company $5,000. There were no specified terms for repayment of this loan other than that it was to be repaid within a reasonable time. As of September 30, 2019, the outstanding balance was $5,000.

On September 21, 2018 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $250,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of September 21, 2019. On May 28, 2019 this note was paid in full.

On September 21, 2018 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $100,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of September 21, 2019. On May 28, 2019 this note was paid in full.

On January 10, 2019 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $25,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of January 10, 2020. On May 28, 2019 this note was paid in full.

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On April 15, 2019 we received an advance from an un-related party for $40,000, this advance has no interest rate or repayment terms.

Convertible notes

On September 6, 2016, we entered into a one-year convertible note payable for $87,500, which accrues interest at the rate of 12% per annum. It is not convertible until nine months after its issuance and has a conversion rate of fifty-five percent (55%) of the lowest closing bid price (as reported by Bloomberg LP) of our common stock for the twenty (20) Trading Days immediately preceding the date of conversion. On December 16, 2016 we issued 1,200,000 shares of common stock at $.0031 for a partial conversion of this note in the amount of $3,696. January 4, 2018, we issued 2,300,000 shares of common stock at $.002192 for a partial conversion of this note in the amount of $5,042.

On November 2, 2016, we effected the repayment of the convertible note dated March 15, 2016 for an aggregate amount of $84,000. Concurrently, we entered into an Escrow Funding Agreement with Red Dot Investment, Inc., a California corporation (“Reddot”), pursuant to which Reddot deposited funds into escrow to fund the repayment and we assigned to Reddot our right to acquire the convertible note and Reddot acquired the convertible note. Concurrently, we and Reddot amended the convertible note (a) to have a fixed conversion price of $.005 per share, subject to potential further adjustment in the event of certain Common Stock issuances, (b) to have a fixed interest rate of ten percent (10%) per annum with respect to both the redemption amount and including a financing fee and any costs, expenses, or other fees relating to the convertible note or its enforcement and collection, and any other expense for or on our account (in each case with a minimum 10% yield in the event of payoff or conversion within the first year), such amounts to constitute additional principal under the convertible note, as amended, and (c) as otherwise provided in the Escrow Funding Agreement. The March 2016 convertible note, as so amended, is referred to as the “Master Note.”

On January 9, 2017, we effected the partial repayment of the convertible note dated July 6, 2016. The holder had elected to convert $15,400 ($11,544 in principal and $3,855 in accrued interest) into a total of 7,000,000 shares of Common Stock. The conversion left $66,205 remaining due and payable under the July 2016 convertible note and we paid the note holder a total of $89,401 in repayment. On January 12, 2017, we effected the partial repayment of the convertible note dated September 6, 2016. The holder had elected to retain $26,117 (consisting of $24,228 in principal and $1,899 in interest), leaving $60,941 remaining due and payable under the September 2016 convertible note, which was satisfied and canceled in consideration of the payment to the note holder of $97,506. On January 9, 2017, we effected the repayment in full of the convertible note dated August 12, 2016 through payment to the note holder of a total of $89,401.

Concurrently with the foregoing note repayments, we entered into a Credit Agreement and Promissory Note (the “Credit Agreement”) with Megawell USA Technology Investment Fund I LLC, a Wyoming limited liability company in formation (“MW I”), pursuant to which MW I deposited funds into escrow to fund the repayment of the convertible notes and we assigned to MW I our right to acquire the convertible notes and otherwise agreed that MW I would be subrogated to the rights of each note holder to the extent a note was repaid with funds advanced by MW I. Concurrently, MW I acquired the Master Note and we agreed that all amounts advanced by MG I to or for our benefit would be governed by the terms of the Master Note, including the payment of a financing fees, interest, minimum interest, and convertibility. Reddot is MW I’s agent for purposes of administration of the Credit Agreement and the Master Note and advances thereunder.

The foregoing summary descriptions of the Escrow Funding Agreement (including amendments to the Master Note), the Settlement Agreement, and the Credit Agreement are not complete and are qualified in their entirety by reference to the full texts thereof, copies of which were included as Exhibits 10.02 to our Current Report on Form 8-K dated October 31, 2016 and to Exhibits 10.01 and 10.02 to our Current Report on Form 8-K dated January 4, 2016. The foregoing summary description of the original Master Note is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which was included as Exhibit 10.03 to our Current Report on Form 8-K dated October 31, 2016.

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On May 5, 2017 we entered into a nine-month convertible note payable for $78,000, which accrues interest at the rate of 12% per annum. It is not convertible until nine months after its issuance and has a conversion rate of sixty one percent (61%) of the lowest closing bid price (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. On November 6, 2017 this note was assumed and paid in full at a premium for a total of $116,600 by Cybernaut Zfounder Ventures. An amended term were added to the original note with the interest rate of 14%. This note matured on February 21st of 2018 and is currently in default.

On May 24, 2017 we entered into a nine-month convertible note payable for $32,000, which accrues interest at the rate of 12% per annum. It is not convertible until nine months after its issuance and has a conversion rate of fifty-five eight percent (58%) of the lowest closing bid price (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. On November 6, 2017 this note was assumed and paid in full at a premium for a total of $95,685, by Cybernaut Zfounder Ventures. An amended term was added to the original note with the interest rate of 14%. This note matured on February 26th, 2018 and is currently in default.

On August 17, 2017 we entered into a convertible note payable for $68,000, with a maturity date of May 30, 2018, which accrues interest at the rate of 12% per annum. It is not convertible until nine months after its issuance and has a conversion rate of fifty-eight percent (58%) of the average of the two lowest trading prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. This note was paid in full on February 15, 2018

On July 25, 2017 we entered into a convertible note payable for $103,000, with a maturity date of April 25, 2018, which accrues interest at the rate of 12% per annum. It is not convertible until nine months after its issuance and has a conversion rate of sixty percent (60%) of the average of the two lowest trading prices (as reported by Bloomberg LP) of our common stock for the twenty (20) Trading Days immediately preceding the date of conversion. This note was paid in full on February 15, 2018

On February 13, 2018 the Corporation and Confections Ventures Limited. (“CVL”) entered into a Convertible Note Purchase Agreement (the “Convertible Note Purchase Agreement,” together with the Stock Purchase Agreement and the transactions contemplated thereunder, the “Financing”) pursuant to which the Corporation issued to CVL a convertible promissory Note (the “CVL Note”) in the principal amount of $939,500 with an interest rate of 10% per annum interest rate and a maturity date of February 13, 2020. The CVL Note is convertible into shares of Common Stock at $0.003 per share, as adjusted as provided therein. As a result we recognized a beneficial conversion feature of $532,383, which is amortized over the life of the note. This note was assigned to Mgw Investments and they agreed not to convert the $939,500 note in to shares in excess of the 800,000,000 Authorized limit until we have increased the Authorized shares to the Board approved limit of 2 billion shares.

On February 8, 2018 the Corporation entered a Convertible Promissory Note in the principal amount of $153,123, due October 8, 2018, with an interest rate of 12% per annum payable to MGWI (the “MGWI Note”). The MGWI Note is convertible into shares of the Corporation’s common stock at the lower of: (i) a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of a Conversion Notice; or (ii) 0.003. As a result of the closing of the transactions contemplated by the Stock Purchase Agreement and Convertible Note Purchase Agreement, the MGWI Note must be redeemed by the Corporation in an amount that will permit CVL and MGWI and their affiliates to hold 65% of the issued and outstanding Common Stock of the Corporation on a fully diluted basis. The proceeds from the MGWI Note were used to redeem the convertible note of the Corporation to JSJ Investments, Inc. in the principal amount of $103,000 with an interest rate of 12% per annum, due April 25, 2018. At December 31, 2018 the holder of this note beneficially owned 70% of the company and this note is not convertible if the holder holds more than 9.99%, as a result, we did not recognize a derivative liability or a beneficial conversion feature.

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On December 13, 2018 we entered into a convertible note payable for $83,000, with a maturity date of December 13, 2019, which accrues interest at the rate of 12% per annum. It is convertible nine months after its issuance and has a conversion rate of fifty-eight percent (65%) of the average of the two lowest trading prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. On May 28, 2019 this note was paid in full.

February 13, 2019 we entered into a convertible note payable for $138,000, with a maturity date of February 13, 2020, which accrues interest at the rate of 12% per annum. It is convertible nine months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion.

On January 10, 2019 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $25,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of January 10, 2020. On May 28, 2019 this note was paid in full.

On April 9, 2019 we entered into a convertible note payable for $53,000, with a maturity date of April 9, 2020, which accrues interest at the rate of 12% per annum. It is convertible nine months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. Subsequently that note was paid in full on October 10, 2019

Note 9 – Derivative Liabilities

As a result of the convertible notes we recognized the embedded derivative liability on the date of note issuance. We also revalued the remaining derivative liability on the outstanding note balance on the date of the balance sheet. We value the derivative liability using a binomial lattice model with an expected volatility of 99% and a risk-free interest rate of 1.78% The remaining derivative liabilities were:

Derivative Liabilities on Convertible Loans:

	September 30, 2019	December 31, 2018

Outstanding Balance	$253,781	$245,988

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The company has received an invoice from Oberon Securities for $291,767 which is in dispute. The company believes it has defenses to the claim for compensation and plans to assert appropriate counterclaims and actions as permitted by law. No liability has been recorded for this claim as the Company believes there is a greater than not probability that our Company will prevail in defending against the claim.

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Operating Rental Leases

On March 10, 2016, we signed a lease agreement for a 18,200 square-foot CTU Industrial Building at 2990 Redhill Unit A, Costa Mesa, CA. The lease term at the new facility is seven years and two months beginning October 1, 2016. In October of 2018 we signed a sublease agreement with our facility in Italy with an indefinite term that may be terminated by either party with a 60 day notice for 1,000 Euro per month. Due to the short termination clause, we are treating this as a month to month lease. Future minimum lease payments for the years ended December 31, as follows:

Year	Lease Payments
2019	$50,935
2020	$241,884
2021	$249,132
2022	$256,608
2023	$176,208
Total Lease Payments	$974,767
Imputed Interest	$(94,998)
Lease Liability	$879,769

Our Rent expense including common area maintenance for the three months ended September 30, 2019 and 2018 was $80,863 and $68,346 respectively and for the nine months ended September 30, 2019 and 2018 was $243,715 and $207,671 respectively.

Per FASB ASU 2016-02 “Leases (Topic 842)” – In February 2016, the FASB issued ASU 2016-02, which requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model, but has been updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We have adopted the above ASU as of January 1, 2019. We have recorded a right of use asset of $872,817 and a corresponding lease liability of $879,769. the Company utilized the modified retrospective approach upon adoption and disclose the total lease asset/liability of 972,123 and 972,123. Also note that the Company has elected to utilize the available practical expedient packages which allows for usage of the historical lease classifications for leases existing at the transition date, and no material transition adjustments were recognized. For leases with an initial term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the term of the lease. We utilized a 5% discount rate and was calculated using the average of our standard borrowing rate.

Severance Benefits

Effective at December 31, 2018, Mr. Bennett, was entitled to receive in the event of his termination without cause a severance benefit consisting of a single lump sum cash payment equal the salary that Mr. Bennett would have been entitled to receive through the remainder of his employment period or two (2) years, whichever is greater.

NOTE 11 – CAPITAL STOCK TRANSACTIONS

On April 21, 2005, our Board of Directors and shareholders approved the re-domicile of the Company in the State of Nevada, in connection with which we increased the number of our authorized common shares to 200,000,000 and designated a par value of $.001 per share.

On May 25, 2006, our Board of Directors and shareholders approved an amendment to our Articles of Incorporation to authorize a new series of preferred stock, designated as Series C, and consisting of 15,000 authorized shares.

On June 30, 2017, our Board of Directors and shareholders approved an increase in the number of our authorized common shares to 400,000,000 and in the number of our authorized preferred shares to 10,000,000. The amendment effecting the increase in our authorized capital was filed and effective on July 5, 2017.

On August 28, 2018, our Board of Directors and shareholders approved an increase in the number of our authorized common shares to 800,000,000. The amendment effecting the increase in our authorized capital was filed and effective on August 23, 2018

On April 30, 2019, by written consent, in lieu of a meeting of the stockholders; our Board of Directors and shareholders approved an increase in the number of our authorized common shares to 2,000,000,000. The amendment effecting the increase in our authorized capital was filed and effective on July 23, 2019

Common Stock Transactions

On February 13, 2018, Clean Energy Technologies, Inc., a Nevada corporation (the “Registrant” or “Corporation”) entered into a Common Stock Purchase Agreement (“Stock Purchase Agreement”) by and between MGW Investment I Limited (“MGWI”) and the Corporation. The Corporation received $907,377 in exchange for the issuance of 302,462,667 restricted shares of the Corporation’s common stock, par value $.001 per share (the “Common Stock”), as disclosed on form 8K on February 15, 2018.

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From January 1 through September 30, 2018 we issued 26,054,672 for partial conversions of our convertible notes. We also issued 13,800,000 shares for additional compensation and 1,500,000 for consulting services.

On October 9, 2018 we issued 884,195 shares @ .04 for payment of an accounts payable in the amount of $35,367.

On February 13, 2019 we issued 20,000,000 @ $.0131 to Kambiz Mahdi our CEO as additional compensation accrued for in 2018 in the amount of $262,000.

In the first quarter of 2019, we signed agreements to issue 4,000,000 shares of common stock valued at $.015 for a total value of $60,000 for the conversion of 800 preferred series D shares , which were subsequently issued. We also recorded a $60,000 inducement fee to account for the difference in the fair value which we offset to retained earnings.

On May 31, 2019, we entered into a subscription agreement pursuant to which the Company agreed to sell 168,000,000 units (each a “Unit” and together the “Units”) to MGW Investment I Limited MGWI for an aggregate purchase price of $1,999,200, or $.0119 per Unit, with each unit consisting of one share of common stock, par value $.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of common stock. The Common Stock was issued to MGWI on August 15, 2019. The Warrant is exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement.

During the quarter ended June 30, 2019 we returned 75,000 from an administrative hold due to the fact that we cannot locate the recipients to the replaced shares.

On June 10, 2019 we sold 500,000 units for cash at $.02 per unit to an accredited investor for an aggregate price of $10,000 in a private sale. Each unit consist of one share of common stock and one warrant to purchase one share of common stock exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement.

On July 18, 2019 we sold 500,000 units for cash at $.02 per unit to an accredited investor for an aggregate price of $10,000 in a private sale. Each unit consist of one share of common stock and one warrant to purchase one share of common stock exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement.

On September 19, 2019 we entered into a stock purchase agreement for 250,000 units for cash at $.02 per unit to an accredited investor for an aggregate price of $5,000 in a private sale. Each unit consist of one share of common stock and one warrant to purchase one share of common stock exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement. The shares were included in the shares to be issued as of September 30, 2019 and were subsequently issued on October 15, 2019.

Common Stock

Our Articles of Incorporation authorize us to issue 2,000,000,000 shares of common stock, par value $0.001 per share. As of September 30, 2019, there were 748,657,656 shares of common stock outstanding. All outstanding shares of common stock are, and the common stock to be issued will be, fully paid and non-assessable. Each share of our common stock has identical rights and privileges in every respect. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our shareholders and are entitled to one vote for each share of common stock held. There are no cumulative voting rights.

The holders of our common stock are entitled to share equally in dividends and other distributions that our Board of Directors may declare from time to time out of funds legally available for that purpose, if any, after the satisfaction of any prior rights and preferences of any outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of common stock shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and our obligations to holders of our outstanding preferred stock.

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Preferred Stock

Our Articles of Incorporation authorize us to issue 10,000,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of and number of shares to be included in each such series. Our Board of Directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

Unless our Board of Directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

We previously authorized 440 shares of Series A Convertible Preferred Stock, 20,000 shares of Series B Convertible Preferred Stock, and 15,000 shares Series C Convertible Preferred Stock. As of August 20, 2006, all series A, B, and C preferred had been converted into common stock.

Effective August 7, 2013, our Board of Directors designated a series of our preferred stock as Series D Preferred Stock, authorizing 15,000 shares. Our Series D Preferred Stock offering terms authorized us to raise up to $1,000,000 with an over-allotment of $500,000 in multiple closings over the course of nine months. We received an aggregate of $750,000 in financing in subscription for Series D Preferred Stock, or 7,500 shares.

The following are primary terms of the Series D Preferred Stock. The Series D Preferred holders were initially entitled to be paid a special monthly divided at the rate of 17.5% per annum. Initially, the Series D Preferred Stock was also entitled to be paid special dividends in the event cash dividends were not paid when scheduled. If the Company does not pay the dividend within five (5) business days from the end of the calendar month for which the payment of such dividend to owed, the Company will pay the investor a special dividend of an additional 3.5%. Any unpaid or accrued special dividends will be paid upon a liquidation or redemption. For any other dividends or distributions, the Series D Preferred Stock participates with common stock on an as-converted basis. The Series D Preferred holders may elect to convert the Series D Preferred Stock, in their sole discretion, at any time after a one year (1) year holding period, by sending the Company a notice to convert. The conversion rate is equal to the greater of $0.08 or a 20% discount to the average of the three (3) lowest closing market prices of the common stock during the ten (10) trading day period prior to conversion. The Series D Preferred Stock is redeemable from funds legally available for distribution at the option of the individual holders of the Series D Preferred Stock commencing any time after the one (1) year period from the offering closing at a price equal to the initial purchase price plus all accrued but unpaid dividends, provided, that if the Company gave notice to the investors that it was not in a financial position to redeem the Series D Preferred, the Company and the Series D Preferred holders are obligated to negotiate in good faith for an extension of the redemption period. The Company timely notified the investors that it was not in a financial position to redeem the Series D Preferred and the Company and the investors have engaged in ongoing negotiations to determine an appropriate extension period. The Company may elect to redeem the Series D Preferred Stock any time at a price equal to initial purchase price plus all accrued but unpaid dividends, subject to the investors’ right to convert, by providing written notice about its intent to redeem. Each investor has the right to convert the Series D Preferred Stock at least ten (10) days prior to such redemption by the Company.

In connection with the subscriptions for the Series D Preferred, we issued series F warrants to purchase an aggregate of 375,000 shares of our common stock at $.10 per share and series G warrants to purchase an aggregate of 375,000 shares of our common stock at $.20 per share.

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On August 21, 2014, a holder holding 5,000 shares of Preferred Series D Preferred agreed to lower the dividend rate to 13% on its Series D Preferred. In September 2015, all holders of Series D Preferred signed and delivered estoppel agreements, whereby the holders agreed, among other things, that the Series D Preferred was not in default and to reduce (effective as of December 31, 2015) the dividend rate on the Series D Preferred Stock to nine percent per annum and to terminate the 3.5% penalty in respect of unpaid dividends accruing on or after such date.

In the first quarter of 2019, we signed agreements to issue 4,000,000 shares of common stock valued at $.015 for a total value of $60,000 for the conversion of 800 preferred series D shares, which were subsequently issued. We also recorded a $60,000 inducement fee to account for the difference in the fair value which we offset to retained earnings. We also reclassed 200 preferred valued at $20,000, which were previously recorded as converted preferred dividends.

Warrants

Warrant Activity

On May 31, 2019, we entered into a subscription agreement pursuant to which the Company agreed to sell 168,000,000 units (each a “Unit” and together the “Units”) to MGW Investment I Limited MGWI for an aggregate purchase price of $1,999,200, or $.0119 per Unit, with each unit consisting of one share of common stock, par value $.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of common stock. The Common Stock was issued to MGWI on August 15, 2019. The Warrant is exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement.

On June 10, 2019 we sold 500,000 units for cash at $.02 per unit to an accredited investor for an aggregate price of $10,000 in a private sale. Each unit consist of one share of common stock and one warrant to purchase one share of common stock exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement.

On July 18, 2019 we sold 500,000 units for cash at $.02 per unit to an accredited investor for an aggregate price of $10,000 in a private sale. Each unit consist of one share of common stock and one warrant to purchase one share of common stock exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement.

Subsequently on October 15, 2019 we issued 250,000 shares of common stock at $.02 per share to an accredited investor for an aggregate price of $250,000 in a private sale. We also issued 250,000 warrants as part of the transaction. Each Warrant is exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement.

	Warrants - Common Share Equivalents	Weighted Average Exercise price	Warrants exercisable - Common Share Equivalents	Weighted Average Exercise price
Outstanding December 31, 2018	-	$-	-	$-
Issued	169,000,000	$0.04	169,000,000	$0.04
Exercised	-	-	-
Expired	-	-	-	-
Outstanding September 30, 2019	169,000,000	$0.04	169,000,000	$0.04

Stock Options

As of September 30, 2019, and December 31, 2018 there were no outstanding stock options

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NOTE 12 – RELATED PARTY TRANSACTIONS

Kambiz Mahdi, our Chief Executive Officer, owns Billet Electronics, which is distributor of electronic components. From time to time, we purchase parts from Billet Electronics. In addition, Billet was a supplier of parts and had dealings with current and former customers of the Company prior to joining the company. Our Board of Directors has approved the transactions between Billet Electronics and the Company.

On September 15, 2017 Meddy Sahebi Chairman of our Board of Directors advanced the Company $5,000. There were no specified terms for repayment of this loan other than that it was to be repaid within a reasonable time. As of December 31, 2017, the outstanding balance was $5,000. Mr. Sahebi resigned from the board of directors on February 8, 2018 .

Pursuant to our 2017 Stock Compensation Program, effective July 1, 2017, we made the following stock option grants to members of our Board of Directors: (a) we issued to each of our non-employee members of our Board of Directors first joining the Board in October 2015 and who had not received any compensation for serving as directors of the Company (five persons) options to purchase 150,000 shares of our common stock with an exercise price of $.03 per share, the last sale price of our common stock on September 29, 2017 and (b) we issued to each of our non-employee members of our Board of Directors currently serving on the Board (nine persons) options to purchase 300,000 shares of our common stock with an exercise price of $.03 per share. On the non-employee board members resigned, as disclosed in our 8K filed on February 15, 2018. As a result, all remaining stock options were cancelled.

On February 13, 2018 the Corporation and Confections Ventures Limited. (“CVL”) entered into a Convertible Note Purchase Agreement (the “Convertible Note Purchase Agreement,” together with the Stock Purchase Agreement and the transactions contemplated thereunder, the “Financing”) pursuant to which the Corporation issued to CVL a convertible promissory Note (the “CVL Note”) in the principal amount of $939,500 with an interest rate of 10% per annum interest rate and a maturity date of February 13, 2020. The CVL Note is convertible into shares of Common Stock at $0.003 per share, as adjusted as provided therein. As a result we recognized a beneficial conversion feature of $532,383, which is amortized over the life of the note. This note was assigned to Mgw Investments and they agreed not to convert the $939,500 note in to shares in excess of the 800,000,000 Authorized limit until we have increased the Authorized shares to the Board approved limit of 2 billion shares.

On February 8, 2018 the Corporation entered a Convertible Promissory Note in the principal amount of $153,123, due October 8, 2018, with an interest rate of 12% per annum payable to MGWI (the “MGWI Note”). The MGWI Note is convertible into shares of the Corporation’s common stock at the lower of: (i) a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of a Conversion Notice; or (ii) 0.003. As a result of the closing of the transactions contemplated by the Stock Purchase Agreement and Convertible Note Purchase Agreement, the MGWI Note must be redeemed by the Corporation in an amount that will permit CVL and MGWI and their affiliates to hold 65% of the issued and outstanding Common Stock of the Corporation on a fully diluted basis. The proceeds from the MGWI Note were used to redeem the convertible note of the Corporation to JSJ Investments, Inc. in the principal amount of $103,000 with an interest rate of 12% per annum, due April 25, 2018. At December 31, 2018 the holder of this note beneficially owned 70% of the company and this note is not convertible if the holder holds more than 9.99%, as a result, we did not recognize a derivative liability or a beneficial conversion feature.

On September 21, 2018 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $250,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of September 21, 2019. On May 28, 2019 this note was paid in full.

On September 21, 2018 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $100,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of September 21, 2019. On May 28, 2019 this note was paid in full.

On February 15, 2018 we issued 9,200,000 @ .0053 as additional compensation in the amount of $48,760.

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On October 18, 2018 we entered into a 1 year employment agreement with Kambiz Mahdi our CEO, as part of the agreement Mr. Mahdi was to be issued 20,000,000 shares of our common stock, as additional compensation. As a result; for the year ended December 31, 2018 we accrued for and subsequently on February 13, 2019, issued 20,000,000 shares @ $.0131 to Mr. Mahdi in the amount of $262,000.

On May 1, 2019 we entered into an employment agreement with Mr. Bennett, with an annual salary of $175,000

On January 10, 2019 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $25,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of January 10, 2020. On May 28, 2019 this note was paid in full.

On May 31, 2019, we entered into a subscription agreement pursuant to which the Company agreed to sell 168,000,000 units (each a “Unit” and together the “Units”) to MGW Investment I Limited MGWI for an aggregate purchase price of $1,999,200, or $.0119 per Unit, with each unit consisting of one share of common stock, par value $.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of common stock. The Common Stock was issued to MGWI on August 15, 2019. The Warrant is exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement.

Note 13 - Warranty Liability

There was no change in our warranty liability for the three and three months ended September 30, 2019.

Our policy is to accrue 2% of revenue for warranty liability, however our experience has been low due to the claim experience that we feel that the current warranty accrual is reasonable.

NOTE 14 – SUBSEQUENT EVENTS

On October 30, 2019 we entered into a convertible note payable for $103,000, with a maturity date of October 30, 2020, which accrues interest at the rate of 12% per annum. It is convertible nine months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock

On September 19 , 2019 we entered into a stock purchase agreement for 250,000 units for cash at $.02 per unit to an accredited investor for an aggregate price of $5,000 in a private sale. Each unit consist of one share of common stock and one warrant to purchase one share of common stock exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement. The shares were included in the shares to be issued as of September 30, 2019 and were subsequently issued on October 15, 2019.

In accordance with ASC 855, the Company has analyzed its operations subsequent to September 30, 2019 through the date these financial statements were issued and has determined that it does not have any other material subsequent events to disclose in these financial statements.

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PART III

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Nevada General Corporation Law (the “Nevada Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of Clean Energy Technologies, Inc. “we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Clean Energy Technologies, Inc. to the fullest extent permitted by Nevada Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Nevada Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Nevada Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the NEVADA CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the NEVADA CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended NEVADA CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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RECENT SALES OF UNREGISTERED SECURITIES

On February 13, 2018, Clean Energy Technologies, Inc., entered into a Common Stock Purchase Agreement (“Stock Purchase Agreement”) by and between MGW Investment I Limited (“MGWI”) and the Corporation. The Corporation received $907,377 in exchange for the issuance of 302,462,667 restricted shares of the Corporation’s common stock, par value $.001 per share (the “Common Stock”).

On January 10, 2019 the corporation entered into a promissory note with MGW Investment I Limited, for the principal amount of $25,000, with an interest rate of Eight Percent (8%) per annum and a maturity date of January 10, 2020. On May 28, 2019 this note was paid in full.

February 13, 2019, we entered into a convertible note payable for $138,000, with a maturity date of February 13, 2020, which accrues interest at the rate of 12% per annum. It is convertible nine months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion.

On April 9, 2019 we entered into a convertible note payable for $53,000, with a maturity date of April 9, 2020, which accrues interest at the rate of 12% per annum. It is convertible nine months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. Subsequently that note was paid in full on October 10, 2019

On May 31, 2019, we entered into a subscription agreement pursuant to which the Company agreed to sell 168,000,000 units (each a “Unit” and together the “Units”) to MGW Investment I Limited MGWI for an aggregate purchase price of $1,999,200, or $.0119 per Unit, with each unit consisting of one share of common stock, par value $.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of common stock. The Common Stock will be issued to MGWI at such time as the Company increases the number of shares of its authorized Common Stock. The Warrant is exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement. The shares were issued on August 15, 2019.

On June 10, 2019 we issued 500,000 shares of common stock at $.02 per share to an accredited investor for an aggregate price of $10,000 in a private sale. We also issued 500,000 warrants as part of the transaction. Each Warrant is exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement.

On July 19, 2019 we issued 500,000 shares of common stock at $.02 per share to an accredited investor for an aggregate price of $10,000 in a private sale. We also issued 500,000 warrants as part of the transaction. Each Warrant is exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement.

On September 19, 2019 we entered into a stock purchase agreement for 250,000 units at a purchase price of $.02 a unit for an aggregate price of $5,000 to an accredited investor a private sale. Each unit consist of one share of common stock and one warrant to purchase one share of common stock exercisable at $.04 per share of Common Stock and expires one year from the date of the Agreement. The shares were included in the shares to be issued as of September 30, 2019 and were subsequently issued on October 15, 2019.

On October 30, 2019 we entered into a convertible note payable for $103,000, with a maturity date of October 30, 2020, which accrues interest at the rate of 12% per annum. It is convertible nine months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock

On December 5, 2019 we issued 5,000,000 units at a purchase price of $.015 per unit for an aggregate price of $75,000 to an accredited investor in a private sale. Each unit consist of one share of common stock and one warrant to purchase one share of common stock exercisable at $.04 per share.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

EXHIBITS TO Offering Circular

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation (included as exhibit 3.1 to the Form SB-2/A filed on June 10, 2005).

3.2	Bylaws (included as exhibit 3.2 to the Form SB-2/A filed on June 10, 2005).

3.3	Amended ByLaws (included as exhibit 3.03 to our Current Report on Form 8-K dated February 15, 2018).

3.4	Certificate of Amendment of Articles of Incorporation, dated November 13, 2015, filed with the Nevada Secretary of State (included as exhibit 3.1 to our Current Report on Form 8-K dated January 12, 2016).

3.5	Amended and Restated Articles dated, June 30, 2016, filed with the Nevada Secretary of State (included as exhibit 3.1 to our Current Report on Form 8-K dated July 6, 2016).

3.6	Amended By-Laws, dated June 30, 2016 (included as exhibit 3.2 to our Current Report on Form 8-K dated July 6, 2016).

3.7	Certificate of Amendment of Articles of Incorporation filed with the Nevada Secretary of State on August 23, 2017 (included as exhibit 10.1 to the Form S-8 filed on August 28, 2017).

3.8	Certificate of Amendment of Articles of Incorporation filed with the Nevada Secretary of State on August 23, 2017 (included as Appendix A to the Form DEF 14C filed on June 3, 2019).

4.1	Certificate of Designation for Series A Convertible Preferred Stock, dated May 20, 2004 (included as exhibit 4.2 to the Form SB-2/A filed on June 10, 2005 ).

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4.3	Certificate of Designation for Series B Convertible Preferred Stock dated December 31, 2004 (included as exhibit 4.2 to the Form SB-2/A filed on June 10, 2005 ).

4.4	Sample Series A Warrant Purchase Agreement (included as exhibit 4.3 to the Form SB-2/A filed on October 26, 2005).

4.5	Sample Series B Warrant Purchase Agreement (included as exhibit 4.4 to the Form SB-2/A filed on October 26, 2005).

4.6	Sample Amended Series A Warrant Purchase Agreement (included as exhibit 4.5 to the Form SB-2/A filed on November 25, 2005).

4.7	Sample Amended Series B Warrant Purchase Agreement (included as exhibit 4.6 to the Form SB-2/A filed on November 25, 2005 ).

4.9	Amended Series A Warrant Agreement (included as exhibit 4.1 to the Form 8-K filed on November 10, 2008 and amended on November 18, 2008).

4.10	Amended Series B Warrant Agreement (included as exhibit 4.2 to the Form 8-K filed on November 10, 2008 and amended on November 18, 2008).

4.11	Probe Manufacturing, Inc. 2011 Omnibus Incentive Plan (included as exhibit 4.2 to the Form S-8 filed on April 18, 2011).

4.12	Voting Agreement, dated February 13, by and among, the Corporation, ETI IV, Kambiz Mahadi, John Bennett and the The Kambiz & Bahareh Mahdi Living Trust (included as exhibit 4.24 to the Form 8-K filed on February 14, ).

4.13	Subscription Agreement to Form 1-A Offering Circular.

10.1	Lease Agreement between Probe Manufacturing, Inc. (F.K.A. Probe Manufacturing Industries, Inc. and Reza Zarif and Kambiz Mahdi, dated May 2, 1997 (included as exhibit 10.1 to the Form SB-2/A filed on June 10, 2005).

10.2	Consulting Agreement between Probe Manufacturing Industries and Anthony Reed dated December 31, 2004 (included as exhibit 10.2 to the Form SB-2/A filed on June 10, 2005).

10.3	Legal Retainer Agreement between Probe Manufacturing, Inc. and Jeffrey Conrad dated May 20, 2004 (included as exhibit 10.3 to the Form SB-2/A filed on June 10, 2005).

10.4	Line of Credit agreement between Probe Manufacturing, Inc. and eFund Capital Partners, LLC dated January 1, 2005 (included as exhibit 10.4 to the Form SB-2/A filed on June 10, 2005).

10.5	Line of Credit agreement between Probe Manufacturing, Inc. and Ashford Capital, LLC dated January 1, 2005 (included as exhibit 10.5 to the Form SB-2/A filed on June 10, 2005).

10.6	Line of Credit agreement between Probe Manufacturing, Inc. and Benner Exemption Trust dated March 8, 2005 (included as exhibit 10.6 to the Form SB-2/A filed on June 10, 2005).

10.7	Line of Credit agreement between Probe Manufacturing, Inc. and Edward Lassiter dated March 22, 2005 (included as exhibit 10.7 to the Form SB-2/A filed on June 10, 2005).

10.8	Line of Credit agreement between Probe Manufacturing, Inc. and Rufina V. Paniego dated January 1, 2005 (included as exhibit 10.8 to the Form SB-2/A filed on June 10, 2005 ).

10.9	Promissory Note between Probe Manufacturing, Inc and Ashford Transitional Fund, L.P. dated September 20, 2004 (included as exhibit 10.10 to the Form SB-2/A filed on June 10, 2005).

10.10	Engagement Letter between Probe Manufacturing, Inc. and eFund Capital Partners, LLC dated May 20, 2004 (included as exhibit 10.11 to the Form SB-2/A filed on June 10, 2005).

10.11	Series A Convertible Preferred Stock Purchase Agreement with eFund Capital Partners, LLC dated May 20, 2004 (included as exhibit 10.12 to the Form SB-2/A filed on June 10, 2005 ).

10.12	Series A Convertible Preferred Stock Purchase Agreement with Reza Zarif dated May 20, 2004 (included as exhibit 10.13 to the Form SB-2/A filed on June 10, 2005 ).

10.13	Series A Convertible Preferred Stock Purchase Agreement with Kambiz Mahdi dated May 20, 2004. (included as exhibit 10.14 to the Form SB-2/A filed on June 10, 2005).

10.14	Series B Convertible Preferred Stock Purchase Agreement with eFund Capital Partners, LLC dated December 31, 2004 (included as exhibit 10.15 to the Form SB-2/A filed on June 10, 2005).

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10.15	Series B Convertible Preferred Stock Purchase Agreement with Reza Zarif dated December 31, 2004 (included as exhibit 10.16 to the Form SB-2/A filed on June 10, 2005).

10.16	Series B Convertible Preferred Stock Purchase Agreement with Kambiz Mahdi dated December 31, 2004 (included as exhibit 10.17 to the Form SB-2/A filed on June 10, 2005).

10.17	Agreement to Cancel and Return shares of common stock between Probe and eFund Capital Partners, LLC, Ashford Capital, LLC, Reza Zarif, Kambiz Mahdi, dated December 31, 2004 (included as exhibit 10.18 to the Form SB-2/A filed on June 10, 2005).

10.18	Promissory note with eFund Capital Partners, LLC dated October 12, 2004 (included as exhibit 10.19 to the Form SB-2/A filed on June 10, 2005).

10.19	Promissory note with Rufina V. Paniego dated July 14, 2004 (included as exhibit 10.20 to the Form SB-2/A filed on June 10, 2005).

10.20	Sample purchase order agreement with Celerity, Inc (included as exhibit 10.20 to the Form SB-2/A filed on October 26, 2005).

10.21	Sample purchase order agreement with Newport Corporation (included as exhibit 10.21 to the Form SB-2/A filed on October 26, 2005).

10.22	Sample purchase order agreement with Asymteck Corporation (included as exhibit 10.22 to the Form SB-2/A filed on October 26, 2005).

10.23	Sample purchase order agreement with Jetline Engineering Corporation (included as exhibit 10.23 to the Form SB-2/A filed on October 26, 2005).

10.24	Sample purchase order agreement with our supplier Future Active, Inc (included as exhibit 10.24 to the Form SB-2/A filed on October 26, 2005).

10.25	Sample purchase order agreement with our supplier Arrow Electronics, Inc. (included as exhibit 10.25 to the Form SB-2/A filed on October 26, 2005).

10.26	Intentionally Omitted.

10.27	Sublease Agreement with Quantum Fuel System Technologies, Inc. (included as exhibit 10.1 to the Form 8-K filed on September 21, 2006).

10.28	Form Of Stock Subscription Agreement By And Between Quantum Fuel Systems Technologies Worldwide, Inc. And Probe Manufacturing, Inc. (included as exhibit 99 to our definitive 14D filed on October 5, 2006).

10.29	Employment Agreement with Reza Zarif, Chief Executive Officer of Probe Manufacturing, Inc. (included as exhibit 10.1 to Form 8-K filed on June 14, 2006).

10.30	Series C Convertible Preferred Exchange Agreement with eFund Capital Partners, LLC (included as exhibit 10.2 to Form 8-K filed on June 14, 2006).

10.31	Series C Convertible Preferred Exchange Agreement with Reza Zarif (included as exhibit 10.3 to Form 8-K filed on June 14, 2006).

10.32	Series C Convertible Preferred Exchange Agreement with Kambiz Mahdi (included as exhibit 10.4 to Form 8-K filed on June 14, 2006).

10.33	Amended Series C Convertible Preferred Exchange Agreement with eFund Capital Partners, LLC (included as exhibit 10.1 to Form 8-K filed on August 14, 2006).

10.34	Amended Series C Convertible Preferred Exchange Agreement with Reza Zarif (included as exhibit 10.2 to Form 8-K filed on August 14, 2006).

10.35	Amended Series C Convertible Preferred Exchange Agreement with Kambiz Mahdi (included as exhibit 10.3 to Form 8-K filed on August 14, 2006).

10.36	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Kambiz Mahdi dated August 10, 2006 (included as exhibit 10.1 to the Form 8-K filed on August 23, 2006).

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10.37	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Reza Zarif dated August 10, 2006 (included as exhibit 10.2 to the Form 8-K filed on August 23, 2006).

10.38	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Frank Kavanaugh dated August 10, 2006 (included as exhibit 10.3 to the Form 8-K filed on August 23, 2006).

10.39	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Kambiz Mahdi dated August 10, 2006 (included as exhibit 10.4 to the Form 8-K filed on August 23, 2006).

10.40	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Reza Zarif dated August 10, 2006 (included as exhibit 10.5 to the Form 8-K filed on August 23, 2006).

10.41	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Rufina Paniego dated August 10, 2006 (included as exhibit 10.6 to the Form 8-K filed on August 23, 2006).

10.42	Amended Line of Credit agreement between Probe Manufacturing, Inc. and eFund Capital Partners, LLC dated August 10, 2006 (included as exhibit 10.7 to the Form 8-K filed on August 23, 2006).

10.43	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Benner Exemption Trust dated August 10, 2006 (included as exhibit 10.8 to the Form 8-K filed on August 23, 2006).

10.44	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Ed Lassiter dated August 10, 2006 (included as exhibit 10.9 to the Form 8-K filed on August 23, 2006).

10.45	Amended Line of Credit agreement between Probe Manufacturing, Inc. and William Duncan dated August 10, 2006 (included as exhibit 10.10 to the Form 8-K filed on August 23, 2006).

10.46	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Hoa Mai dated August 10, 2006 (included as exhibit 10.11 to the Form 8-K filed on August 23, 2006).

10.47	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Ashford Transition Fund dated August 10, 2006 (included as exhibit 10.12 to the Form 8-K filed on August 23, 2006).

10.48	Employee Profit Sharing Plan (included as exhibit 10.13 to the Form 8-K filed on August 23, 2006).

10.49	Probe Manufacturing 2006 Employee Incentive Stock Option Plan (included as exhibit 10.14 to the Form 8-K filed on August 23, 2006).

10.50	Amended and Restated Series A Warrant Agreement (included as exhibit 10.1 to the Form 8-K filed on November 15, 2006).

10.51	Amended and Restated Series B Warrant Agreement (included as exhibit 10.2 to the Form 8-K filed on November 15, 2006).

10.52	Contract Services Agreement for purchase order No. 43103 between Probe Manufacturing, Inc. and Mettler Electronics Corp. dated May 8, 2007. (included as exhibit 10.1 to the Form 8-K filed on May 22, 2007).

10.53	Contract Services Agreement for purchase order No. 43104 between Probe Manufacturing, Inc. and Mettler Electronics Corp. dated May 8, 2007. (included as exhibit 10.1 to the Form 8-K filed on May 22, 2007).

10.54	Intentionally Omitted

10.55	Intentionally Omitted

10.56	Probe Manufacturing, Inc. 2008 Directors Stock Compensation Plan (included as attachment to PRE14A Form 8-K filed on November 19, 2007).

10.57	Employment Letter of John Bennett date February 28, 2008 (included as exhibit 10.1 to the Form 8-K filed on February 29, 2008 and March 27, 2008).

10.58	Amended Sublease Agreement dated May 19, 2008 (included as exhibit 10.1 to the Form 8-K filed on May 23, 2008).

10.59	Letter of Intent between Probe Manufacturing and Solar Masters (included as exhibit 10.1 to the Form 8-K filed on July 28, 2008).

10.60	Amended Letter of intent to acquire the assets of Solar Master Company (included as exhibit 10.1 to the Form 10-Q filed on August 12, 2008).

10.61	Agreement for the sale and purchase of business assets of Solar Masters, LLC date August 13, 2008 (included as exhibit 10.1 to the Form 8-K filed on August 21, 2008).

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10.62	Executive Consulting Agreement with Barrett Evans (included as exhibit 10.1 to the Form 8-K filed on September 12, 2008).

10.63	Engagement Letter of W. T. Uniack & Co. CPA’s P.C. (included as exhibit 10.1 to the Form 8-K filed on November 10, 2008 and amended on November 18, 2008).

10.64	Letter to Reza Zarif regarding Resignation Letter (included as exhibit 10.2 to the Form 8-K filed on November 10, 2008 and amended on November 18, 2008).

10.65	Resignation letter from Board of Directors. (included as exhibit 10.3 to the Form 8-K filed on November 10, 2008 and amended on November 18, 2008).

10.66	Response from Reza Zarif Regarding 8-K dated September 25, 2008 (included as exhibit 10.4 to the Form 8-K filed on November 10, 2008 and amended on November 18, 2008).

10.67	Settlement Agreement and General release with Reza Zarif, dated June 2009. (included as exhibit 10.1 to the Form 8-K filed on August 12, 2009).

10.68	Sale of Solar Masters to Solar Masters Acquisition Company dated July 2009 (included as exhibit 10.2 to the Form 8-K filed on August 12, 2009).

10.69	Sale of Common Stock to KB Development Group, LLC (included as exhibit 10.3 to the Form 8-K filed on August 12, 2009).

10.70	Resignation Letters of Barrett Evans and Jeffrey Conrad (included as exhibit 10.4 to the Form 8-K filed on August 12, 2009).

10.71	Summary of lease terms regarding Lease Agreement between Probe Manufacturing, Inc. and Benhard Family Trust dated October 14, 2009 (included as exhibit 10.1 to the Form 8-K filed on November 20, 2009).

10.72	Accounts Receivable Purchasing Agreement by and between Probe Manufacturing, Inc. and DSCH Capital Partners, LLC d/b/a Far West Capital, dated February 17, 2011 and effective as of February 18, 2011 (included as exhibit 10.1 to the Form 8-K filed on February 24, 2011).

10.73	Inventory Finance Rider to Accounts Receivable Purchasing Agreement by and between Probe Manufacturing, Inc. and DSCH Capital Partners, LLC d/b/a Far West Capital, dated February 17, 2011 and effective as of February 18, 2011. (included as exhibit 10.2 to the Form 8-K filed on February 24, 2011).

10.74	Agreement and Plan of Acquisition between Probe Manufacturing, Inc., Trident Manufacturing, Inc. and the Shareholders of Trident Manufacturing, Inc., dated March 13, 2013 (included as exhibit 10.1 to the Form 8-K filed on March 15, 2013).

10.75	Form of Series D Preferred Stock Purchase Agreement. (included as exhibit 10.1 to the Form 8-K filed on August 8, 2013).

10.76	Form of Series F Warrant Agreement (included as exhibit 10.2 to the Form 8-K filed on August 8, 2013).

10.77	Form of Series G Warrant Agreement (included as exhibit 10.3 to the Form 8-K filed on August 8, 2013).

10.78	OEM Agreement between the Company and S-Ray, Incorporated, dated November 21, 2014 (included as exhibit 10.1 to the Form 8-K filed on November 24, 2014).

10.79	Form of Stock Purchase Agreement (included as exhibit 10.1 to the Form 8-K filed on December 17, 2014).

10.80	Registration Rights Agreement, by and between the Company and ETI Partners IV LLC, dated as of September 11, 2015 (included as exhibit 4.1 to the Form 8-K filed on September 21, 2015).

10.81	Asset Purchase Agreement, by and between the Company and General Electric International, Inc., dated as of September 11, 2015 (included as exhibit 10.1 to the Form 8-K filed on September 21, 2015)

10.82	Transaction Completion and Financing Agreement, by and between the Company and ETI Partners IV LLC, dated as of September 11, 2015 (included as exhibit 10.2 to the Form 8-K filed on September 21, 2015).

10.83	Loan, Guarantee, and Collateral Agreement, by and between the Company and ETI Partners IV LLC, dated as of September 11, 2015. (included as exhibit 10.3 to the Form 8-K filed on September 21, 2015).

10.84	Securities Purchase agreement between the company and Peak One Opportunity Fund, LP (included as exhibit 10.4 to the Form 10-Q filed on August 22, 2016).

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10.85	Subscription Agreement by and between the Company and Cyberfuture One LP, dated October 31, 2016. (included as exhibit 10.1 to the Form 8-K/A filed on April 20, 2017).

10.86	Securities Purchase agreement between the company and Peak One Opportunity Fund, LP (included as exhibit 10.4 to the Form 10-Q filed on November 18, 2016).

10.87	Subscription Agreement by and between the Company and Cyberfuture One LP, dated October 31, 2016 (included as exhibit 10.1 to the Form 8-K/A filed on April 20, 2017).

10.88	Escrow Funding Agreement dated November 1, 2016 between Red Dot Investment, Inc., a California corporation and the Registrant (included as exhibit 10.2 to the Form 8-K/A filed on April 20, 2018).

10.89	Partial Debt Settlement Agreement by and between EMA Financial, LLC, a Delaware limited liability company and the Registrant, dated January 9, 2017 (included as exhibit 10.1 to the Form 8-K filed on April 20, 2017).

10.90	Payoff Agreement by and between the Registrant and JSJ Investments, Inc., dated February 13, 2017 (included as exhibit 10.2 to the Form 8-K filed on April 20, 2017).

10.91	Credit Agreement and Promissory Note by and between Megawell USA Technology Investment Fund I LLC, a Wyoming limited liability company in formation and the Registrant, dated December 31, 2016 (included as exhibit 10.3 to the Form 8-K filed on April 20, 2017).

10.92	Common Stock Purchase Agreement by and between MGW Investment I Limited and the Registrant, dated February 13, 2018 (included as exhibit 10.20 to the Form 8-K filed on February 15, 2018).

10.93	Convertible Note Stock Purchase Agreement by and between the Registrant and Confections Ventures, Inc., dated February 13, 2018 (included as exhibit 10.21 to the Form 8-K filed on February 15, 2018).

10.94	$939,500 Convertible Promissory Note by and between Confections Ventures, Inc. and the Registrant, dated February 13, 2018 (included as exhibit 10.22 to the Form 8-K filed on February 15, 2018).

10.95	ETI IV LLC Settlement Agreement by and between the Registrant and ETI IV LLC, dated February 13, 2018 (included as exhibit 10.23 to the Form 8-K filed on February 15, 2018).

10.96	Reddot Settlement Agreement by and between the Registrant and Reddot Investment Inc., dated February 13, 2018 (included as exhibit 10.24 to the Form 8-K filed on February 15, 2018).

10.97	$153,123 Convertible Promissory Note of the Corporation to MGW Investment I Limited, dated February 8, 2018 (included as exhibit 10.25 to the Form 8-K filed on February 15, 2018).

10.98*	Form of $83,000 Convertible Promissory Note, dated 13, 2018 of Clean Energy Technologies Inc to Power Up Lending Group LTD.

10.99*	Form of $138,000 Convertible Promissory Note of Clean Energy Technologies, Inc. to Power Up Lending LTD dated February 13, 2019.

10.100*	Form of Executive Employment Agreement between Clean Energy Technologies, Inc and John Bennett dated May 17, 2019 and effective May 1, 2019.

10.101	Form of Subscription Agreement between Clean Energy Technologies, Inc. and MGW Investment I Limited, dated May 31, 2019. (Included as exhibit 10.101 to the Form 8-K filed on June 5, 2019).

10.102*	$53,000 Convertible Promissory Note between Clean Energy Technologies, Inc. and Power Up Lending Group, LTD dated April 9, 2019.

11.1**	Consent of Fruci & Associates II, PLLC

11.2*	Consent of The Newman Law Firm , PLLC (included in Exhibit 12.1)

12.1*	Opinion of The Newman Law Firm PLLC

14.1	Code of Ethics (included as exhibit 14.1 to the Form 10-KSB on April 17, 2006.

14.2	Amended and Restated Code of Business Conduct and Ethics, adopted September 23, 2011 (included as exhibit 14.1 to the Form 8-K filed on September 29, 2011.

* Previously filed.

** Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in Costa Mesa, California on December 19, 2019 .

CLEAN ENERGY TECHNOLOGIES, INC.

By:	/s/ Kambiz Mahdi
Kambiz Mahdi
Chief Executive Officer
Date:	December 19, 2019

CLEAN ENERGY TECHNOLOGIES, INC.

By:	/s/ John Bennett
John Bennett
Chief Financial Officer
Date:	December 19, 2019,

This Offering Circular has been signed by the following persons, in the capacities, and on the dates indicated.

By:	/s/ Kambiz Mahdi
Kambiz Mahdi, Director
Date:	December 19, 2019

By:	/s/ Calvin Pang*
Calvin Pang, Director
Date:	December 19, 2019

By:	/s/ Jun Wang*
Jun Wang, Director
Date:	December 19, 2019

By:	/s/ Yongsheng Lyu*
Yongsheng Lyu, Director
Date:	December 19, 2019

* By Kambiz Mahdi, attorney in fact.

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